Exhibit 10.1

AMENDMENT NO. 1

THIS AMENDMENT NO. 1 (this “Agreement”), dated as of April 20, 2023, is entered into among G-III Leather Fashions, Inc. (the “Borrower Representative”), JPMOrgan CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent and the other Lenders party hereto.

RECITALS

WHEREAS, the Borrower Representative, the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent and collateral agent, are party to the Second Amended and Restated Credit Agreement, dated as of August 7, 2020 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Administrative Agent and the Borrower Representative agreed a Benchmark Transition Event has occurred and, the Administrative Agent has determined in accordance with the Credit Agreement that the LIBO Rate should be replaced with the applicable Benchmark Replacement for all purposes under the Credit Agreement and any Loan Document and, pursuant to Section 2.14(c) and clause (a)(ii) in the definition of “Benchmark Transition Start Date”, such changes shall become effective on the later of (i) the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (ii) the fifth (5th) Business Day after this Agreement has been posted to the Lenders and the Borrower Representative, so long as the Administrative Agent has not received, by such  time, written notice of objection to the Benchmark Replacement Adjustment contained herein from Lenders constituting Required Lenders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.

2.Agreement.  The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

3.Conditions Precedent. This Agreement shall become effective on the date on which (i) the Administrative Agent and the Borrower Representative shall have executed a signed counterpart of this Agreement and (ii) the fifth (5th) Business Day after this Agreement has been posted to the Lenders, so long as the Administrative Agent has not received, by such time, written notice of objection from Lenders constituting Required Lenders (such date of effectiveness, the “Amendment Effective Date”).

4. Reference to and Effect on the Loan Documents.

(a)From and after the Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Agreement. This Agreement is a Loan Document and the Borrower Representative reaffirms its obligations under Section 9.03 of the Credit Agreement with respect to the reasonable and documented expenses of the Administrative Agent in respect of the preparation, execution and delivery of this Agreement.
(b)In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.

5.Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.

(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

6.Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower Representative and the Administrative Agent.  The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8. Notices.  All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER REPRESENTATIVE:	G-III LEATHER FASHIONS, INC.

By: /s/ Neal S. Nackman

Name: Neal S. Nackman

Title: Chief Financial Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By: /s/ Bonnie J. David

Name: Bonnie J. David

Title: Authorized Officer

Exhibit A

(Attached hereto)

as Co-Documentation Agents

~~EXECUTION VERSION~~

as Co-Documentation Agents

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

August 7, 2020

among

G-III LEATHER FASHIONS, INC.,

The Other Borrowers Party Hereto,

The Other Loan Parties Party Hereto,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

BARCLAYS BANK PLC, BANK OF AMERICA, N.A., CAPITAL ONE, NATIONAL ASSOCIATION, HSBC SECURITIES (USA) INC., KEYBANK NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, T.D. BANK, N.A. and WELLS FARGO BANK, N.A.,

as Co-Syndication Agents

and

CITIZENS BANK, N.A., THE CIT GROUP/COMMERCIAL SERVICES, INC. and ISRAEL DISCOUNT BANK OF NEW YORK,
as Co-Documentation Agents

___________________________

JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC, BANK OF AMERICA, N.A., CAPITAL ONE NATIONAL ASSOCIATION and WELLS FARGO BANK, N.A.,

as Joint Bookrunners and Joint Lead Arrangers

ASSET BASED LENDING

ARTICLE I Definitions1

Section 1.01Defined Terms1

Section 1.02Classification of Loans and Borrowings~~64~~65

Section 1.03Terms Generally~~64~~65

Section 1.04Accounting Terms; GAAP~~65~~66

Section 1.05Certain Calculations~~65~~66

Section 1.06Timing of Payment or Performance~~67~~68

Section 1.07Negative Covenant Compliance~~67~~68

Section 1.08Amendment and Restatement of the Existing ABL Credit Agreement~~68~~69

Section 1.09Interest Rates; ~~LIBOR~~Benchmark Notification~~s68~~69

Section 1.10Divisions~~69~~70

ARTICLE II The Credits~~69~~70

Section 2.01Commitments~~69~~70

Section 2.02Loans and Borrowings~~69~~70

Section 2.03Requests for Revolving Borrowings~~70~~71

Section 2.04Protective Advances71

Section 2.05Swingline Loans and Overadvances~~71~~72

Section 2.06Letters of Credit~~73~~74

Section 2.07Funding of Borrowings~~79~~80

Section 2.08Interest Elections~~79~~80

Section 2.09Termination and Reduction of Commitments; Increase in Commitments~~81~~82

Section 2.10Repayment of Loans; Evidence of Debt~~82~~83

Section 2.11Prepayment of Loans~~83~~84

Section 2.12Fees~~84~~85

Section 2.13Interest~~85~~86

Section 2.14Alternate Rate of Interest~~86~~87

Section 2.15Increased Costs~~87~~89

Section 2.16Break Funding Payments~~88~~90

Section 2.17Taxes~~89~~91

Section 2.18Payments Generally; Allocation of Proceeds; Sharing of Set-offs~~92~~94

Section 2.19Mitigation Obligations; Replacement of Lenders~~94~~96

Section 2.20Defaulting Lenders~~95~~97

Section 2.21Returned Payments~~96~~99

Section 2.22Banking Services and Swap Agreements~~97~~99

Section 2.23Designation of Borrowing Subsidiaries~~97~~99

Section 2.24Extensions of Commitments~~98~~100

Section 2.25Judgment Currency~~99~~101

ARTICLE III Representations and Warranties.~~100~~102

Section 3.01Organization; Powers~~100~~102

Section 3.02Authorization; Enforceability~~100~~102

Section 3.03Governmental Approvals; No Conflicts~~100~~102

Section 3.04Financial Condition; No Material Adverse Change~~100~~103

Section 3.05Properties~~101~~103

Section 3.06Litigation and Environmental Matters~~101~~103

Section 3.07Compliance with Laws and Agreements~~101~~104

Section 3.08Investment Company Status~~102~~104

Section 3.09Taxes~~102~~104

Section 3.10Pension Plans~~102~~104

Section 3.11Disclosure~~103~~105

Section 3.12Patriot Act~~103~~106

Section 3.13Solvency~~103~~106

Section 3.14Insurance~~103~~106

Section 3.15Capitalization and Subsidiaries~~104~~106

Section 3.16Security Interest in Collateral~~104~~106

Section 3.17Employment Matters~~104~~106

Section 3.18Anti-Corruption Laws and Sanctions~~104~~107

ARTICLE IV Conditions.~~105~~107

Section 4.01Effective Date~~105~~107

Section 4.02Each Credit Event~~106~~109

Section 4.03Designation of a Borrowing Subsidiary~~107~~109

ARTICLE V Affirmative Covenants.~~109~~111

Section 5.01Financial Statements; Borrowing Base and Other Information~~109~~111

Section 5.02Notices of Material Events~~113~~115

Section 5.03Existence; Conduct of Business~~114~~116

Section 5.04Payment of Tax~~114~~117

Section 5.05Maintenance of Properties~~114~~117

Section 5.06Books and Records; Inspection Rights~~115~~117

Section 5.07Compliance with Laws~~115~~117

Section 5.08Use of Proceeds~~115~~117

Section 5.09Insurance~~115~~118

Section 5.10Appraisals and Field Examinations~~116~~118

Section 5.11Additional Collateral; Further Assurances; Canada Sub.~~117~~119

Section 5.12Unrestricted Subsidiaries; Designation and Redesignation~~119~~121

Section 5.13Depository Banks~~120~~122

ARTICLE VI Negative Covenants.~~120~~122

Section 6.01Indebtedness~~120~~122

Section 6.02Liens~~123~~126

Section 6.03Fundamental Changes~~125~~127

Section 6.04Investments, Loans, Advances, Guarantees and Acquisitions~~127~~130

Section 6.05Dispositions~~130~~132

Section 6.06Sale and Leaseback Transactions~~131~~133

Section 6.07Restricted Payments; Certain Payments of Indebtedness~~131~~134

Section 6.08Transactions with Affiliates~~133~~136

Section 6.09Restrictive Agreements~~134~~136

Section 6.10Amendment of Organizational Documents~~134~~136

Section 6.11Change in Fiscal Year~~134~~137

Section 6.12Fixed Charge Coverage Ratio~~135~~137

Section 6.13Canadian Pension Plans~~135~~137

ARTICLE VII Events of Default.~~136~~138

ARTICLE VIII The Administrative Agent.~~139~~141

Section 8.01Authorization and Action~~139~~141

Section 8.02Administrative Agent’s Reliance, Indemnification, Etc~~142~~144

Section 8.03The Administrative Agent Individually~~143~~145

Section 8.04Successor Administrative Agent~~143~~145

Section 8.05Acknowledgements of Lenders and Issuing Bank~~144~~146

Section 8.06Collateral Matters~~145~~147

Section 8.07Credit Bidding~~146~~148

Section 8.08Certain ERISA Matters~~147~~149

Section 8.09Flood Laws~~148~~150

ARTICLE IX Miscellaneous.~~148~~150

Section 9.01Notices~~148~~150

Section 9.02Waivers; Amendments~~151~~153

Section 9.03Expenses; Indemnity; Damage Waiver~~155~~157

Section 9.04Successors and Assigns~~157~~159

Section 9.05Survival~~161~~164

Section 9.06Counterparts; Integration; Effectiveness~~162~~164

Section 9.07Severability~~163~~165

Section 9.08Right of Setoff~~163~~165

Section 9.09Governing Law; Jurisdiction; Consent to Service of Process~~163~~165

Section 9.10WAIVER OF JURY TRIAL~~164~~166

Section 9.11Headings~~164~~166

Section 9.12Confidentiality~~164~~166

Section 9.13Several Obligations; Nonreliance; Violation of Law~~165~~167

Section 9.14USA PATRIOT Act~~165~~167

Section 9.15Canadian Anti-Money Laundering Legislation~~166~~168

Section 9.16[Intentionally Omitted]~~166~~168

Section 9.17Disclosure~~166~~168

Section 9.18Appointment for Perfection~~166~~168

Section 9.19Interest Rate Limitation~~166~~168

Section 9.20Intercreditor Agreements~~167~~169

Section 9.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions~~167~~170

Section 9.22No Fiduciary Duty, etc~~168~~170

Section 9.23Acknowledgement Regarding Any Supported QFCs~~169~~171

ARTICLE X Loan Guaranty.~~169~~171

Section 10.01Guaranty~~169~~171

Section 10.02Guaranty of Payment~~170~~172

Section 10.03No Discharge or Diminishment of Loan Guaranty~~170~~172

Section 10.04Defenses Waived~~170~~172

Section 10.05Rights of Subrogation~~171~~173

Section 10.06Reinstatement; Stay of Acceleration~~171~~173

Section 10.07Information~~171~~173

Section 10.08[Reserved]~~171~~173

Section 10.09Taxes~~171~~173

Section 10.10Maximum Liability~~171~~174

Section 10.11Contribution~~172~~174

Section 10.12Liability Cumulative~~172~~174

Section 10.13Keepwell~~172~~175

ARTICLE XI The Borrower Representative.~~173~~175

Section 11.01Appointment; Nature of Relationship~~173~~175

Section 11.02Powers~~173~~175

Section 11.03Employment of Agents~~173~~175

Section 11.04Notices~~173~~175

Section 11.05Successor Borrower Representative~~173~~176

Section 11.06Execution of Loan Documents; Borrowing Base Certificate~~174~~176

Section 11.07Reporting~~174~~176

SCHEDULES:

Commitment Schedule

Schedule 1.01(a) – Calvin Klein License Agreements

Schedule 1.01(b) – Existing Airway Releases and Existing Steamship Guarantees

Schedule 2.06 – Existing Letters of Credit

Schedule 3.05 – Properties

Schedule 3.06 – Disclosed Matters

Schedule 3.14 – Insurance

Schedule 3.15 – Capitalization and Subsidiaries

Schedule 5.10 – Mortgaged Properties

Schedule 6.09 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.04 – Existing Investments

Schedule 6.09 – Existing Restrictions

EXHIBITS:

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Borrowing Request
Exhibit C	-	Form of Compliance Certificate
Exhibit D	-	Form of Joinder Agreement
Exhibit E	-	Form of ABL/Fixed Asset Intercreditor Agreement
Exhibit F-1	-	Form of U.S. Tax Certificate (for Non-U.S. Lenders That Are Not Partnerships)
Exhibit F-2	-	Form of U.S. Tax Certificate (for Non-U.S. Participants That Are Not Partnerships)
Exhibit F-3	-	Form of U.S. Tax Certificate (for Non-U.S. Participants That Are Partnerships)
Exhibit F-4	-	Form of U.S. Tax Certificate (for Non-U.S. Lenders That Are Partnerships)
Exhibit G	-	Form of Solvency Certificate
Exhibit H	-	Form of Intercompany Subordinated Note
Exhibit I	-	Form of Borrowing Base Certificate
Exhibit J-1	-	Form of Borrowing Subsidiary Agreement
Exhibit J-2	-	Form of Borrowing Subsidiary Termination
Exhibit K	-	Form of Factored Account Certificate

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 7, 2020 (as it may be amended or modified from time to time, this “Agreement”) among G-III LEATHER FASHIONS, INC., a New York corporation, RIVIERA SUN, INC., a Delaware corporation, AM RETAIL GROUP, INC., a Delaware corporation and THE DONNA KARAN COMPANY STORE LLC, a New York limited liability company, as Borrowers, the other Borrowers party hereto, the Loan Guarantors from time to time party hereto, the Lenders from time to time party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, certain of the Loan Parties and Lenders and the Administrative Agent are currently party to the Amended and Restated Credit Agreement, dated as of December 1, 2016 (as amended prior to the date hereof, the “Existing ABL Credit Agreement”);

WHEREAS, the Borrowers, the other Loan Parties, the Lenders, the Departing Lenders (as hereafter defined) and the Administrative Agent have agreed (a) to enter into this Agreement in order to (i) amend and restate the Existing ABL Credit Agreement in its entirety; (ii) modify and re-evidence the “Obligations” under, and as defined in, the Existing ABL Credit Agreement, which shall be repayable in accordance with the terms of this Agreement and the other Loan Documents; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Loan Parties and (b) that each Departing Lender shall cease to be a party to the Existing Credit Agreement as evidenced by its execution and delivery of its Departing Lender Signature Page;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing ABL Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing ABL Credit Agreement and re-evidence the obligations and liabilities of the Borrowers and the other Loan Parties outstanding thereunder, which shall be payable in accordance with the terms hereof; and

WHEREAS, it is also the intent of the Borrowers and the “Loan Guarantors” (as referred to and defined in the Existing ABL Credit Agreement) to confirm that all obligations under the “Loan Documents” (as referred to and defined in the Existing ABL Credit Agreement) shall continue in full force and effect as modified and/or restated by the Loan Documents and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing ABL Credit Agreement is hereby amended and restated as follows:

ARTICLE I
Definitions

Section 1.01Defined Terms.  As used in this Agreement, the following terms, including in the preamble and recitals above, have the meanings specified below:

“2016 Term Loan Agreement” means that certain Credit Agreement, dated as of December 1, 2016, by and among Holdings, as borrower, the other Loan Parties from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Barclays Bank PLC, as administrative agent.

“2025 Senior Notes” means the 7.875% senior secured notes due 2025 issued pursuant to the Notes Agreement.

“2025 Senior Notes Period” the period commencing on the date that is ninety-one (91) days prior to the earliest maturity date of the 2025 Senior Notes and ending on the date of such maturity date of the 2025 Senior Notes.

“ABL/Fixed Asset Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Effective Date, among the Administrative Agent, the Notes Agent and each of the Loan Parties party thereto, substantially in the form of Exhibit E-1.

“ABR”, when used in reference to (a) a rate of interest, refers to the Alternate Base Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Field Examination” means, with respect to any assets of any Loan Party, a field examination conducted by the Administrative Agent or its designee of such assets and related working capital matters and of such Loan Party’s related data processing and other systems, the results of which shall be satisfactory to the Administrative Agent in its Permitted Discretion.

“Acceptable Inventory Appraisal” means, with respect to any Inventory, an appraisal of such Inventory from one or more firms satisfactory to the Administrative Agent, which appraisals shall be satisfactory to the Administrative Agent in its Permitted Discretion.

“Account” has the meaning assigned to such term in the applicable Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such entity on a pro forma basis (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such entity on a pro forma basis and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such entity on a pro forma basis in accordance with GAAP.

“Acquired Entity or Business” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date by which Holdings or any Restricted Subsidiary (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger, amalgamation or otherwise or (ii) acquires all or substantially all of the Equity Interests of any other Person.

“Acquisition Consideration” shall mean, in connection with any Acquisition, the aggregate amount (as valued at the Fair Market Value of such Acquisition at the time such Acquisition is made) of, without duplication: (a) the purchase consideration paid or payable for such Acquisition, whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantee obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Indebtedness assumed in connection with such Acquisition; provided in each case, that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Acquisition) to be established in respect thereof by Holdings or its Restricted Subsidiaries.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted ~~LIBO~~Term SOFR Rate” means, ~~with respect to any Eurodollar Borrowing~~ for any Interest Period ~~or for any ABR Borrowing~~, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to (a) the ~~LIBO~~Term SOFR Rate for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means, at any time, the aggregate Commitments of all Lenders at such time, as increased or reduced from time to time pursuant to the terms and conditions hereof.  As of the Effective Date, the Aggregate Commitments are $650,000,000.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders.

“Agreed LC Currencies” means (a) Dollars and (b) any other currency (i) that is lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (ii) that is agreed to by the Administrative Agent and the relevant Issuing Bank.

“Airway Release” means any airway release (including any Existing Airway Release) agreed to be issued or caused to be issued by an Issuing Bank, in accordance with the terms of the Continuing Agreement for Commercial and Standby Letters of Credit or any other applicable letter of credit agreement between such Issuing Bank and any Borrower.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted ~~LIBO~~Term SOFR Rate for a one-month Interest Period ~~on~~as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%~~,~~; provided that, for the purpose of this definition, the Adjusted ~~LIBO~~Term SOFR Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate)~~Term SOFR

Reference Rate for an Interest Period of one month at approximately ~~11:00 a.m. London time on such day~~5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until ~~any amendment has become effective~~the Benchmark Replacement has been determined pursuant to Section 2.14(~~c~~b)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 2.00%, such rate shall be deemed to be 2.00% for purposes of this Agreement.

“Amendment No. 1 Effective Date” means April 20, 2023.

“Ancillary Document” has the meaning assigned to it in Section 9.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings or any of its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption, including Canadian Anti-Money Laundering and Anti-Terrorism Laws.

“Applicable Commitment Fee Rate” means, for any period, (i) initially and at all times prior to October 31, 2020, a percentage per annum equal to 0.50% and (ii) from and after November 1, 2020, a percentage per annum determined by reference to the following grid based on the Average Usage for the then most recently ended fiscal quarter of Holdings:

Average Usage	Unused Line Fee Rate
< 50%	0.50%
≥ 50%	0.35%

“Applicable Percentage” means, with respect to any Lender, with respect to Revolving Loans, LC Exposure, Swingline Loans, Protective Advances or Overadvances, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment; provided that, (i) if the Commitments have terminated or  expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time and (ii) in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations under this definition.

“Applicable Rate” means, for any day, with respect to any Loan, the applicable rate per annum set forth below under the caption “Revolver ABR Spread”, “Revolver RFR Spread” or “Revolver ~~Eurodollar~~Term Benchmark Spread”, as the case may be, based upon the Availability Percentage as of the most recent determination date; provided that, until the first Business Day after the delivery to the Administrative Agent, pursuant to Section 5.01(f), of the Borrowing Base Certificate as of the last day of the first full fiscal quarter of Holdings ending after the Effective Date, the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 2:

Category	Availability Percentage	Revolver ABR Spread	Revolver ~~Eurodollar~~Term Benchmark Spread	Revolver RFR Spread
Category 1	> 66.7%	0.75%	1.75%	1.75%
Category 2	> 33.3 but < 66.7%	1.00%	2.00%	2.00%
Category 3	< 33.3%	1.25%	2.25%	2.25%

For purposes of the foregoing:

(a) the Applicable Rate shall be determined as of the end of each fiscal quarter of Holdings based upon the Availability Percentage for such fiscal quarter as determined based upon the Borrowers’ Borrowing Base Certificates delivered pursuant to Section 5.01(f); and

(b) each change in the Applicable Rate resulting from a change in the Availability Percentage shall be effective during the period commencing on and including the first day of the fiscal quarter following the date of delivery to the Administrative Agent of a Borrowing Base Certificate and related information indicating such change and ending on the date immediately preceding the effective date of the next such change.

Notwithstanding the foregoing, the Availability Percentage shall be deemed to be in Category 3 at any time at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver any Borrowing Base Certificate required to be delivered by them pursuant to Section 5.01(f) during the period from the expiration of the time for delivery thereof until five (5) days after such Borrowing Base Certificate is so delivered.

“Approved Electronic Platform” has the meaning assigned to it in Section 9.01(d).

“Approved Foreign Subsidiary” means any Foreign Subsidiary which is requested by the Borrower Representative to be incorporated herein as a Borrowing Subsidiary pursuant to the terms set forth in Section 2.23 and approved by each Lender in its reasonable discretion.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Arranger” means each of JPMorgan Chase Bank, N.A., Barclays Bank PLC, Bank of America, N.A., Capital One, National Association and Wells Fargo Bank, N.A., in their capacities as joint bookrunners and joint lead arrangers hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Availability” means, at any time, an amount equal to the excess, if any, of (a) the Maximum Borrowing Amount at such time over (b) the Aggregate Revolving Exposure at such time (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings), all as determined by the Administrative Agent in its Permitted Discretion; provided that, (I) solely for purposes of (1) the definition of “Payment Conditions”, (2) determining whether a Cash Dominion Period is in effect for purposes of Sections 5.01(b)(ii) and 5.01(f), (3) Section 5.10 and/or (4) during any period in which a Maturity Reserve is in effect, clause (a) of this definition shall mean the sum of (i) the Maximum Borrowing Amount at such time plus (ii) the lesser of (x) the Suppressed Availability at such time and (y) an amount equal to 5.0% of the Maximum Borrowing Amount at such time, but, in the case of clause (4), not in excess of the Aggregate Commitments and (II) solely for purposes of (1) determining whether a Cash Dominion Period is in effect, (2) whether an FCCR Test Period is in effect and/or (3) for purposes of Section 5.10, clause (a) of this definition shall be calculated without giving effect to the Unrestricted Cash Cap.

“Availability Percentage” means, for any fiscal quarter of Holdings, an amount (expressed as a percentage) equal to (a) average daily Availability during such fiscal quarter divided by (b) the average daily amount of the Aggregate Commitments during such fiscal quarter.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Commitment” means, at any time, the Aggregate Commitment minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Average Usage” means for any fiscal quarter of Holdings, the average daily aggregate Revolving Exposure for such fiscal quarter divided by Aggregate Commitments as of the last day of such fiscal quarter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act of 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party or its Subsidiaries by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy, reorganization or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, monitor, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such  ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that, if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)the Adjusted Daily Simple SOFR;

~~“Benchmark Replacement” means~~ (2)the sum of: (a) the alternate benchmark rate ~~(which may be a SOFR-Based Rate)~~ that has been selected by the Administrative Agent and the Borrower ~~Representative~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body ~~and/~~or (ii) any evolving or then-prevailing market convention (as determined in consultation with the Borrower) for determining a benchmark rate ~~of interest~~ as a replacement ~~to the LIBO Rate for U.S. dollar-denominated~~for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that~~,~~  if the Benchmark Replacement as ~~so~~ determined pursuant to clause (1) or clause (2) above would be less than ~~0.00%~~the Floor, the Benchmark Replacement will be deemed to be ~~0.00%~~the Floor for the purposes of this Agreement~~; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable good faith discretion~~ and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the ~~LIBO Rate~~then-current Benchmark with an Unadjusted Benchmark Replacement for ~~each~~any applicable Interest Period ~~(to the extent an Interest Period remains applicable, otherwise, such other period)~~and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment~~,~~  (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower ~~Representative~~for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S. dollar-denominated~~ syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides, in consultation with the Borrower ~~Representative, decides in its reasonable good faith discretion~~, may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides, in ~~its reasonable good faith discretion~~consultation with the Borrower, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines, in ~~its reasonable good faith discretion~~consultation with the Borrower, that no market practice for the administration of ~~the~~such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent ~~decides in its reasonable good faith discretion~~, in consultation with the Borrower ~~Representative,~~, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlie~~r~~st to occur of the following events with respect to ~~the LIBO Rate~~such then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~the LIBO Screen Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~the LIBO Screen Rate~~all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component there~~in~~of) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the LIBO Rate~~such then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of ~~the LIBO Screen Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~the LIBO Screen Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBO Screen Rate~~any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of ~~the LIBO Screen Rate, the U.S.~~such Benchmark (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for ~~the LIBO Screen Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~the LIBO Screen Rate~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the LIBO Screen Rate~~such Benchmark (or such component), in each case which states that the administrator of ~~the LIBO Screen Rate~~such Benchmark (or such component) has ceased or will cease to provide ~~the LIBO Screen Rate~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBO Screen Rate; and/or~~ any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of ~~the LIBO Screen Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that ~~the LIBO Screen Rate is~~all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified in the amendment to the Credit Agreement implementing such Early Opt-In Election.~~

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, ~~if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred~~ with respect to ~~the LIBO Rate and solely to the extent that the LIBO Rate~~

~~has not been replaced with a~~any Benchmark ~~Replacement~~, the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the LIBO Rate~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced ~~the LIBO Rate~~such then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bona Fide Debt Fund” shall mean any debt fund Affiliate of any Person described in clause (a) or (b) of the definition of Disqualified Institution that is primarily engaged in, or advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit in the ordinary course of its business and whose managers (or any other Person that has the power and authority to make investment decisions or otherwise exerts control over such Person) do not have the power, directly or indirectly to cause or cause the direction of or manage any equity or equity-like investments in any Disqualified Institution.

“Borrower” or “Borrowers” means, individually or collectively, (a) the Company, (b) Riviera Sun, Inc., a Delaware corporation, (c) AM Retail Group, Inc., a Delaware corporation, (d) The Donna Karan Company Store LLC, a New York limited liability company, and (e) to the extent eligible to be a Borrower in accordance with Section 2.23, each Borrowing Subsidiary.

“Borrower Representative” has the meaning assigned to such term in Section 11.01.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance, (d) an Overadvance and (e) Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time, the sum of

(a)the product of (i) 90% multiplied by (ii) the book value of the Borrowers’ and Canada Sub’s Eligible Credit Card Account Receivables at such time plus

(b)the product of (i) 85% multiplied by (ii) the book value of the Borrowers’ and Canada Sub’s Eligible Accounts at such time minus the Dilution Reserve at such time; plus

(c)an amount equal to the lesser of (i) 70% of Eligible Wholesale Inventory (including Eligible Wholesale LC Inventory (net of duty and freight reserves)) (valued at the lower of cost (FIFO) or market) of the Borrowers and Canada Sub at such time and (ii) the product of (x) 85% multiplied by the Net Orderly Liquidation Value percentage for Wholesale Inventory identified in the most recent inventory appraisal ordered by the Administrative Agent  (including as requested by the Borrower Representative in accordance with Section 5.10(d)) multiplied by Eligible Wholesale Inventory (including Eligible Wholesale LC Inventory (net of duty and freight reserves)) (valued at the lower of cost (FIFO) or market) of the Borrowers and Canada Sub at such time; plus

(d)an amount equal to the product of (i) 90% (or, solely during a Seasonal Supplemental Period, 92.5%) multiplied by (ii) the Net Orderly Liquidation Value percentage for Retail Inventory (including Eligible Retail LC Inventory (net of duty and freight reserves)) identified in the most recent inventory appraisal ordered by the Administrative Agent (including as requested by the Borrower Representative in accordance with Section 5.10(d)) multiplied by (iii) Eligible Retail Inventory (including Eligible Retail LC Inventory (net of duty and freight reserves)) (valued at the lower of cost (FIFO) or market); plus

(e)100% of the Borrowers’ and Canada Sub’s Unrestricted Cash (to the extent held in deposit accounts and/or securities accounts maintained at JPMCB or its Affiliates and subject to Deposit Account Control Agreements or Securities Account Control Agreement, as applicable, in favor of the Administrative Agent pursuant to which the Administrative Agent has a perfected, first priority Lien thereon for the benefit of the Secured Parties); provided that the aggregate amount included under this clause (e) at any time shall not exceed $175,000,000 (this proviso shall be referred to as the “Unrestricted Cash Cap”); minus

(f)the sum of (i) an amount (the “Royalty Reserve Amount”) equal to, without duplication, the estimated royalty payments and (without duplication) accrued royalty payments (in each case net of prepaid royalties) due from the Borrowers and Canada Sub in respect of the sale of branded inventory subject to license agreements (to the extent such estimated royalty payments and (without duplication) accrued royalty payments (in each case net of prepaid royalties) are not taken into account in determining the applicable net orderly liquidation percentages for Wholesale Inventory and Retail Inventory) plus (ii) such other Reserves as may be established by the Administrative Agent in its Permitted Discretion (including, without limitation, Reserves for rent and consignee’s, warehouseman’s and bailee’s charges, Reserves for inventory shrinkage, Reserves for banking products and swap agreements, Reserves for contingent liabilities and uninsured losses, Reserves for duty and freight charges, and other customary Reserves) plus (iii) the Maturity Reserve;

provided that, the aggregate portion of the Borrowing Base comprised of Wholesale Inventory that constitutes In-Transit Inventory shall not exceed 15% of the Borrowing Base at any time.

The Administrative Agent may, in its Permitted Discretion, adjust Reserves used in computing the Borrowing Base, with any such changes to be effective three (3) Business Days after delivery of notice thereof to the Borrower Representative. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f).

Notwithstanding the foregoing, no assets acquired pursuant to any Acquisition shall be included in the calculation of the Borrowing Base until such time as the Administrative Agent shall have received an Acceptable Inventory Appraisal and an Acceptable Field Examination shall have been completed with respect to such assets; provided that, Eligible Accounts, Eligible Credit Card Account Receivables, Eligible Inventory and other eligible assets acquired pursuant to any Acquisition but for which no Acceptable

Inventory Appraisal has been received or no Acceptable Field Examination has been completed may be included in the Borrowing Base for a period of up to ninety (90) days following such Acquisition, so long as (i) the aggregate amount of such acquired assets included in the Borrowing Base shall not exceed $50,000,000 at any time and (ii) subject to clause (i) of this proviso, such Eligible Accounts, Eligible Credit Card Account Receivables and Eligible Inventory shall be included in the Borrowing Base with the following adjustments: (A) the advance rate set forth in clause (a)(i) shall be 80%, (B) the advance rate set forth in clause (b)(i) shall be 75% and (C) in lieu of including such Eligible Inventory in the Borrowing Base in accordance with clauses (c) and (d) above, the Borrowing Base shall include an amount equal to 50% of such Eligible Inventory (valued at the lower of cost (FIFO) or market).  For purposes of clarity, any such assets included in the Borrowing Base pursuant to the proviso of the preceding sentence shall be subject to all future appraisals and field examinations conducted pursuant to Section 5.10(a) or 5.10(b), as applicable, after the acquisition thereof.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit I or another form which is acceptable to the Administrative Agent in its sole discretion.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Borrowing Subsidiary” means any Borrower (other than the Company) and any additional Subsidiary with respect to which a Borrowing Subsidiary Agreement shall have been executed and delivered as provided in Section 2.23 and, in each case, with respect to which a Borrowing Subsidiary Termination has not been executed and delivered as provided in Section 2.23.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit J-1.

“Borrowing Subsidiary Effective Date” has the meaning assigned to such term in Section 2.23.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit J-2.

“Business Day” means any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday ~~or other day~~) on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to remain closed~~; provided that, ~~when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for general~~in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities ~~b~~Business ~~in London~~Day.

“Calvin Klein License Agreements” means, collectively, the product and brand licensing agreements set forth on Schedule 1.01(a).

“Canada Sub” means G-III Apparel Canada ULC, an unlimited liability company organized under the laws of British Columbia, Canada.

“Canada Sub Guarantee” means that certain Second Amended and Restated Guarantee and Indemnity Agreement, dated as of the Effective Date, by Canada Sub in favor of the Administrative Agent for the benefit of itself and the other Secured Parties.

“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means the Criminal Code, R.S.C. 1985, c. C-46, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c. U-2 or any similar Canadian legislation relating to the suppression of terrorism and money laundering, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act.

“Canadian Blocked Person” means any Person that is a “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws.

“Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

“Canadian Pension Event” means (a) the whole or partial withdrawal of Canada Sub (if it is a Loan Party at such time) or another Loan Party from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Canadian Pension Plan.

“Canadian Pension Plans” means each pension or retirement savings plan required to be registered under Canadian federal or provincial law that is maintained, contributed to or required to be contributed to by a Loan Party for its Canadian employees or former Canadian employees or for which a Loan Party has any liability, but does not include a Canadian Union Plan, the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively, or any equivalent plan maintained in any other jurisdiction in Canada.

“Canadian Pledge Agreement” means that certain Second Amended and Restated Canadian Pledge Agreement, dated as of the Effective Date, by and between the Company and the Administrative Agent for the benefit of itself and the other Secured Parties, with respect to the Equity Interests of Canada Sub.

“Canadian Priority Payable Reserve” means the reserves established in the good faith credit discretion of the Administrative Agent for amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to, or pari passu with, the Administrative Agent’s and/or Lenders’ Liens, including, without limitation, in the good faith credit discretion of the Administrative Agent, any such amounts due and not paid for wages, salaries, commission or compensation, including vacation pay; (including, as provided for, under the Wage Earners Protection Program Act (Canada)),  amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), amounts currently or past due and not paid for realty, municipal or similar taxes, any and all solvency deficiencies, unfunded liabilities on wind-up or wind-up deficiencies in regards to any Pension Plan which is a defined benefit plan (to the extent impacting personal or moveable property) and all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under the Canada Pension Plan, the Pension Benefits Act (Ontario) or any similar legislation.

“Canadian Security Agreements” means each of the Second Amended and Restated Canadian Pledge and Security Agreement, dated as of the Effective Date, among Canada Sub, the other Loan Parties from time to time party thereto, and the Administrative Agent for the benefit of itself and the other Secured Parties, the Second Amended and Restated Canadian Pledge and Security Agreement, dated as of the Effective Date, among the Company, the other Loan Parties from time to time party thereto, and the Administrative Agent for the benefit of itself and the other Secured Parties, and any other pledge or security agreement or deed of hypothec entered into on or after the Effective Date by any Loan Party organized under the laws of Canada or any province thereof (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on the property of Canada Sub or any other Loan Party organized under the laws of Canada or any province thereof (or any other property located in Canada)).

“Canadian Union Plan” means any registered pension plan for the benefit of Canadian employees or former Canadian employees of a Loan Party that is not maintained, sponsored or administered by a Loan Party, but to which a Loan Party is required to contribute pursuant to a collective agreement.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” means, at the time any determination thereof is to be made, the amount of the finance lease liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of Holdings or the Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Holdings and the Restricted Subsidiaries, either existing on the Effective Date or created thereafter that (a) initially were not included on the consolidated balance sheet of Holdings as finance lease obligations or were subsequently characterized as finance lease obligations or, in the case of such a special purpose or other entity becoming consolidated with Holdings and the Restricted Subsidiaries were required to be characterized as finance lease obligations upon such consideration, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Effective Date and were required to be characterized as finance lease obligations, but would not have been required to be treated as finance lease obligations on the Effective Date had they existed at that time, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness. Capital Lease Obligation shall exclude all operating lease and non-finance lease liabilities that are required to be capitalized and reflected as liabilities in the balance sheet in accordance with GAAP.

“Cash Dominion Period” means any period of time (a) when an Event of Default has occurred and is continuing or (b) commencing with the date on which Availability is less than the greater of 12.5% of the Maximum Borrowing Amount and $65,000,000 for five (5) consecutive Business Days, and continuing until such subsequent date (if any) as when Availability has been at least the greater of 12.5% of the Maximum Borrowing Amount and $65,000,000 for thirty (30) consecutive days.  Notwithstanding the foregoing, if at any time four (4) separate Cash Dominion Periods shall have commenced and ended, then any subsequent Cash Dominion Period shall be permanently in effect for the remainder of the term of this Agreement.

“Cash Equivalents” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the government of the United Kingdom, the Government of Canada or any country that is a member state of the European Union or any agency or instrumentality thereof, the securities of which state, commonwealth, territory, political subdivision, taxing authority, agency or instrumentality (as the case may be) are rated at least A- by S&P or Baa1 by Moody’s;

(f)United States dollars or, in the case of any foreign subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(g)money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition;

(h)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(i)in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“CFC” means any Subsidiary that is a “controlled foreign corporation” with the meaning of Section 957 of the Code.

“Change in Control” means the occurrence of any of the following:

(a) the sale, lease or transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of Holdings and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than to Holdings or its Subsidiaries;

(b) Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of Holdings, in each case, other than an acquisition where the holders of the Voting Stock of Holdings as of immediately prior to such acquisition hold 50% or more of the Voting Stock of the ultimate parent of Holdings or successor thereto immediately after such acquisition (provided no holder of the Voting Stock of Holdings as of immediately prior to such acquisition owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of Holdings immediately after such acquisition);

(c) Holdings shall cease to own directly 100% of the Equity Interests of the Company; or

(d) the Company ceases to own, at any time, directly or indirectly through one or more Subsidiaries which are Loan Parties, 100% of the outstanding voting Equity Interests of Canada Sub (if it is a Loan Party at such time) and each entity that is a Borrower at such time (other than the Company) on a fully diluted basis (other than any directors’ qualifying shares of any Borrower or Canada Sub).

Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), a Person or group shall not be deemed to beneficially own Voting Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the Voting Stock in connection with the transactions contemplated by such agreement.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.19.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Protective Advances or Overadvances.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means Citizens Bank, N.A., The CIT Group/Commercial Services, Inc. and Israel Discount Bank of New York, each in its capacity as co-documentation agent hereunder.

“Co-Syndication Agent” means each of Barclays Bank PLC, Bank of America, N.A., Capital One, National Association, HSBC Securities (USA) Inc., KeyBank National Association, U.S. Bank National Association, T.D. Bank, N.A. and Wells Fargo Bank, N.A., in its capacity as a co-syndication agent hereunder.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and the other Secured Parties, to secure the Secured Obligations; provided that, in no event shall “Collateral” include any Excluded Collateral.

“Collateral Access Agreement” has the meaning assigned to such term in the U.S. Security Agreement.

“Collateral Documents” means, collectively, the U.S. Security Agreement, the Canadian Security Agreements, the Canadian Pledge Agreement, any mortgages and any other documents executed and delivered by a Loan Party pursuant to which a Loan Party grants a Lien upon any real or personal property as security for payment of the Secured Obligations, in each case, together with all exhibits, schedules, annexes, addenda, and other attachments thereto, and with respect to each of the foregoing, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Collection Account” has the meaning assigned to such term in the U.S. Security Agreement.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding commercial Letters of Credit plus (b) the aggregate Dollar Amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers.  The Commercial LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Swingline Loans, Overadvances and Protective Advances hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time (a) pursuant to Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(f).

“Company” means G-III Leather Fashions, Inc., a New York corporation.

~~“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:~~

~~(1)~~	~~the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:~~
~~(2)~~

~~if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable good faith discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;~~

~~provided, further, that if the Administrative Agent decides in its reasonable good faith discretion that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”~~

“Computation Date” has the meaning assigned to such term in Section 2.06(l).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted or, in the case of clauses (v) and (vii) below, to the extent not included (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)	Interest Expense for such period;
(ii)	income tax expense for such period;
(iii)	all amounts attributable to depreciation and amortization expense for such period (including impairment of long-term assets);
(iv)	any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period);
(v)	proceeds from business interruption insurance (to the extent not reflected as revenue or income in such statement of Consolidated Net Income) received by Holdings and its Restricted Subsidiaries;
(vi)

the aggregate amount of Consolidated Net Income for such period attributable to non-controlling interests of third parties in any non wholly-owned Subsidiary, excluding cash distributions in respect thereof to the extent already included in Consolidated Net Income;

(vii)	amounts attributable to any demonstrable “run rate” cost-savings, operating expense reductions or other cost synergies that are reasonably projected in good faith by

Holdings to be achieved in connection with acquisitions or dispositions or other initiatives within 12 months following the consummation of such transaction and which Holdings determines in good faith are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of Holdings as set forth in a certificate signed by a Financial Officer of Holdings (calculated on a pro forma basis as though such cost-savings, operating expense reductions or other cost synergies had been realized on the first day of such period, net of the amount of actual benefits realized during such period from such transaction) and any costs incurred in connection with achieving such cost-savings, operating expense reductions or other cost synergies; provided that, amounts added back pursuant to this clause (a)(vii), other than costs incurred in connection with achieving such cost-savings, operating expense reductions or other cost synergies (and any similar provisions as set forth in Section 1.05), together with amounts excluded from Consolidated Net Income pursuant to clause (o) of the definition thereof, shall be limited to 25% of Consolidated EBITDA in the aggregate for any Test Period (calculated without giving effect to any such add-backs); minus

(b) without duplication and to the extent included in Consolidated Net Income:
(i)	any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period;
(ii)	any extraordinary, non-recurring and unusual gains and any non-cash items of income for such period; and
(iii)

any gains attributable to business dispositions or asset dispositions, other than in the ordinary course of business, as determined in good faith by a Financial Officer of Holdings, in each case, calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP;

; provided that there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so Disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such entity on a pro forma basis for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and (ii) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise Disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted

Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical pro forma basis.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication:
(a)

the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or any of its Restricted Subsidiaries (except when giving pro forma effect thereto);

(b)

the income (or deficit) of any Person (other than Holdings or a Restricted Subsidiary) in which Holdings or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Restricted Subsidiary in the form of dividends or similar distributions;

(c)

the effects from adjustments in the financial statements of Holdings and its Restricted Subsidiaries from applying purchase accounting, including applying recapitalization or purchase accounting to inventory, property and equipment, software, goodwill and other intangible assets, in-process research and development, post-employment benefits, leases, deferred revenue and debt-like items required or permitted by GAAP (including the effects of such adjustments pushed down to Holdings and the Restricted Subsidiaries), as a result of any consummated acquisition or Investment, or the amortization or write-off of any amounts thereof;

(d)

any net after-tax gains or losses (and all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness or hedging obligations or other derivative instruments;

(e)	the cumulative effect of a change in accounting principles during such period to the extent included in net income;
(f)

any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, which, without limiting the foregoing, shall include any impairment charges resulting from the application of Financial Accounting Standards Board Statements No. 142 and 144, and the amortization of intangibles arising pursuant to No. 141;

(g)

any (i) one-time non-cash compensation charges, (ii) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred Equity Interests or other rights and (iii) non-cash write-offs or write-downs of goodwill;

(h)

any gain or loss for such period from currency translation gains or losses (or similar charges) or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resolution from Swap Agreement Obligations for currency exchange risk entered in relation with Indebtedness) and any unrealized net after-tax income (loss) from Swap Agreement Obligations or Banking Services Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” shall be excluded;

(i)	all net after-tax charges or expenses with respect to curtailments, discontinuations or modifications to pension and post-retirement employee benefit plans; and
(j)

any extraordinary, non-recurring or unusual charges, expenses or costs and any costs resulting from store closures (including any costs in connection therewith, including lease termination costs, headcount reduction costs, contract termination costs and relocation costs and charges);

(k)

any loss, expense or charge (including all fees and expenses or charges relating thereto) from abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations (other than held for sale discontinued operations until actually disposed of);

(l)

any cost, expense or charge (including all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions, other than in the ordinary course of business, as determined in good faith by a Financial Officer;

(m)

losses, charges or expenses relating to acquisitions, Investments, recapitalizations, dispositions, issuances or repayments of indebtedness, issuances of equity securities or capital stock, sale processes, refinancing transactions or amendments or other modifications of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction whether or not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(n)

earn out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions or Investments; and

(o)

business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); provided that the aggregate amount of expenses, charges or reserves excluded from Consolidated Net Income pursuant to this clause (o), when taken together with the amounts added back to Consolidated EBITDA pursuant to clause (a)(vii), shall not exceed more than 25% of Consolidated EBITDA in the aggregate for any Test Period (calculated without giving effect to this exclusion).

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted under this Agreement.

“Consolidated Total Assets” means, as of any date of determination, the total assets of any Person on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of such Person delivered with the financial statements pursuant to Section 5.01(a) or 5.01(b)(i) or, for the period prior to the time any such statements are so delivered, the financial statements delivered pursuant to Section 3.04(a). Unless the context otherwise requires, if no applicable Person is referenced, “Consolidated Total Assets” shall be deemed to refer to Consolidated Total Assets of Holdings and its Restricted Subsidiaries on a consolidated basis.

“Continuing Agreement for Commercial and Standby Letters of Credit” means that certain Continuing Agreement for Commercial and Standby Letters of Credit entered into by JPMCB in its capacity as Issuing Bank and the Company, in connection with this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Disbursement Account” means those certain controlled disbursement accounts of the Borrowers maintained with the Administrative Agent as zero balance, cash management accounts pursuant to and under any agreement between a Borrower and the Administrative Agent, as modified and amended from time to time, and through which all disbursements of a Borrower, any other Loan Party and any designated Subsidiary of a Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Converted Restricted Subsidiary” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Corresponding Tenor” with respect to ~~a Benchmark Replacement means~~any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as ~~the applicable tenor for the applicable Interest Period with respect to the LIBO Rate~~such Available Tenor.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in  accordance with, 12 C.F.R. § 382.2(b).

“Credit Card Account Receivables” means any receivables due to any Borrower or Canada Sub from the credit card issuer, credit card processor or applicable electronic payment service provider in connection with purchases from and other goods and services provided by such Borrower or Canada Sub (a) on the following credit cards: Visa, MasterCard, American Express, Diners Club, Discover, JCB, Carte Blanche and such other credit cards as the Administrative Agent shall reasonably approve from time to time or (b) from PayPal, GSI Commerce or any other e-commerce services provider or electronic payment services provider as the Administrative Agent shall reasonably approve from time to time, in each case which have been earned by performance by such Borrower or Canada Sub but not yet paid to such Borrower or Canada Sub by the credit card issuer, credit card processor or e-commerce or electronic payment services provider, as applicable.

“Credit Event” has the meaning assigned to such term in Section 4.02.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Customary Intercreditor Agreement” shall mean (a) to the extent executed in connection with the incurrence of secured Indebtedness incurred by a Loan Party, the Liens on the Collateral securing which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), at the option of the Borrower Representative and the Administrative Agent acting together in good faith, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower Representative, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), (b) to the extent executed in connection with the incurrence of secured Indebtedness incurred by a Loan Party, the Liens on the Collateral securing which are intended to rank junior in priority to the Liens on the Collateral securing the Obligations, at the option of the Borrower Representative and the Administrative Agent acting together in good faith, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower Representative, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations and (c) in respect of any other Indebtedness incurred by a Loan Party intended to be secured (x) by the ABL Priority Collateral on a junior priority basis with the Obligations and (y) by the Fixed Asset Priority Collateral on a senior priority basis to the Obligations, at the option of the Borrower Representative and the Administrative Agent acting together in good faith, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower Representative, which agreement shall provide that the Liens on the Fixed Asset Priority Collateral securing such Indebtedness shall rank senior in priority to the Liens on such Collateral securing the Obligations and that the Liens on the ABL Priority Collateral securing such Indebtedness shall rank junior in priority to the Liens on such Collateral securing the Obligations.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.  Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower Representative.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become or has a Parent that has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Departing Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.

“Departing Lender Signature Page” means the signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Effective Date.

“Deposit Account Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement or any Canadian Security Agreement, as applicable.

“Designated Noncash Consideration” shall mean the fair market value of noncash consideration received by Holdings or a Restricted Subsidiary in connection with a Disposition that is so designated as “Designated Noncash Consideration” pursuant to certificate of a Responsible Officer of the Borrower Representative, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Dilution Ratio” means the amount (expressed as a percentage and calculated as of any date based upon the results of the most recent field examination conducted prior to such date) equal to (a) the aggregate amount of all, without duplication, deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Borrowers for the twelve (12) most recently ended fiscal months divided by (b) total gross sales for the twelve (12) most recently ended fiscal months.

“Dilution Reserve” means a reserve equal to the product of (a) the percentage amount by which (i) the applicable Dilution Ratio exceeds (ii) 5%, multiplied by (b) the Eligible Accounts.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Capital Stock” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) require the payment of any dividends (other than dividends payable solely in shares of Qualified Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Equity Interests), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) are or become convertible into or exchangeable for, automatically or at the option of any holder thereof, any Indebtedness, Equity Interests or other assets other than Qualified Equity Interests, in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the Latest Maturity Date (other than as a result of a Disposition or Event of Loss so long as any rights of the holders thereof upon the occurrence of a change of control, Disposition or Event of Loss shall be subject to the prior repayment in full of the Secured Obligations (other than Banking Services Obligations, Swap Agreement Obligations and Unliquidated Obligations, in each case, not then due and payable)); provided, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Capital Stock solely because they may be required to be repurchased by a Loan Party in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” shall mean (a) any Person who directly competes with Holdings or any of its Subsidiaries in a principal line of business of Holdings and its Subsidiaries, identified on a list made available to the Lenders on the Electronic System or another similar electronic system on the Effective Date (as such list may be supplemented from time to time by Holdings pursuant to clause (b) below) and (b) any other Person who directly competes with Holdings or any of its Subsidiaries in a principal line of business of Holdings and its Subsidiaries, which Person has been designated by Holdings as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (including by posting such notice to an Electronic System) not fewer than three (3) Business Days prior to such date and (c) any Affiliate of any Person described in clause (a) or (b) of this definition who is clearly identifiable as an Affiliate based solely on the similarity of its name (other than Bona Fide Debt Funds).  It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Institutions shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (iii) the failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Institution” shall exclude any Person that the Borrower Representative has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“Distribution Center” means (a) the Borrowers’ distribution and fulfillment centers located in Dayton, New Jersey and Kearny, New Jersey and (b) any other distribution and fulfillment center utilized by any Borrower including, without limitation, the Leased Distribution Centers at any time after the Effective Date.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.06(l) or, in the case of an LC Disbursement, on or as of the date of such LC Disbursement.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Restricted Subsidiary” means any Domestic Subsidiary of Holdings that constitutes a Restricted Subsidiary.

“Domestic Subsidiary” means, with respect to any Person, (i) each subsidiary of such Person that is organized under the laws of the United States, any State of the United States, or the District of Columbia and (ii) each subsidiary of such Person that is organized under the laws of Canada or any province thereof that is not a CFC.

“Dormant Subsidiary” means, collectively, G-III Brands, Ltd., a Delaware corporation, G-III License Company, LLC, a Delaware limited liability company, and CK Outerwear, LLC, a New York limited liability company.

“DQ List” has the meaning assigned to such term in Section 9.04(e)(iv).

~~“Early Opt-in Election” means the occurrence of:~~

~~(i) if a determination by the Administrative Agent and/or the Borrower Representative or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower Representative) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.14, are being executed or amended, as applicable, to incorporate or adopt, if administratively feasible as determined by the Administrative Agent in its reasonable good faith discretion, a new benchmark interest rate to replace the LIBO Rate, and~~

~~(ii) the election by the Administrative Agent and/or the Borrower Representative or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower Representative and the Lenders, by the Borrower Representative of written notice of such election to the Administrative Agent and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent (with a copy to the Borrower Representative).~~

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” means, at any time, the Accounts of a Borrower or Canada Sub which in accordance with the terms hereof are eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit hereunder.  Eligible Accounts shall not include any Account of a Borrower or Canada Sub:

(a)which is not subject to a first priority perfected security interest in favor of the Administrative Agent, subject to Liens permitted pursuant to clause (a) of the definition of “Permitted Encumbrances” for amounts not yet overdue;

(b)which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Lien permitted under Section 6.02(a)(ii), (iii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent or (iv) Prior Claims that are unregistered and that secure amounts that are not yet due and payable;

(c)(i) which provides for a scheduled due date that is more than 60 days after the date of the original invoice therefor, (ii) which is unpaid for more than 60 days after the original due date therefor, or (iii) which, at any time during the period from the Effective Date to February 28, 2022, is unpaid more than 120 days after the date of the original invoice therefor and, at any time thereafter, is unpaid more than 90 days after the date of the original invoice therefor; provided, that, (x) Accounts owing from any Account Debtor having a corporate credit rating of at least BBB- by S&P or Baa3 by Moody’s that have a scheduled due date more than 60 days but not more than 120 days from the date of the original invoice therefor and which are not unpaid for more than 30 days after the original due date and which are not unpaid for more than, at any time during the period from the Effective Date to February 28, 2022, 150 days after the original invoice date and, at any time thereafter, 135 days after the original invoice date shall, in each case, not be excluded for purposes of this clause (c), and (y) Accounts not described in the foregoing clause (x) having an aggregate value not in excess of, at any time during the period from the Effective Date to February 28, 2022, $90,000,000 and, at any time thereafter, $60,000,000, in each case, that have a scheduled due date more than 60 days but not more than 120 days from the date of the original invoice therefor and which are not unpaid for more than 30 days after the original due date and which are not unpaid for more than, at any time during the period from the Effective Date to February 28, 2022, 150 days after the original invoice date, and at any time thereafter, 135 days after the original invoice date shall not be excluded for purposes of this clause (c);

(d)which has been written off the books of such Borrower or Canada Sub or otherwise designated as uncollectible;

(e)which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(f)which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Borrowers and Canada Sub exceeds 20% of the aggregate amount of Eligible Accounts of all Borrowers and Canada Sub; provided that, Accounts owing from (A) Macy’s, Inc. that exceed 20% but that do not exceed 30% of the aggregate Eligible Accounts shall not be excluded pursuant to this clause (f) so long as either (i) Macy’s, Inc. maintains a corporate credit rating of at least B+ by S&P and a corporate family ratings of B1 by Moody’s or (ii) the Administrative Agent elects not to exclude such Accounts pursuant to this clause (f) in its Permitted Discretion and (B) any Account Debtor (including Macy’s Inc.) having a corporate credit rating from S&P of at least BBB- and a corporate family rating from Moody’s of at least Baa3 that exceed 20% but do not exceed 35% of the aggregate Eligible Accounts shall not be excluded pursuant to this clause (f);

(g)with respect to which any covenant, representation or warranty contained in this Agreement or in the applicable Security Agreement has been breached or is not true;

(h)which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon any Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(i)for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or Canada Sub or if such Account was invoiced more than once;

(j)with respect to which any check or other instrument of payment has been returned uncollected for any reason to the extent of such returned payment;

(k)which is owed by an Account Debtor which has (i) applied for or been subject of a petition or application for, suffered, or consented to the appointment of any receiver, custodian, trustee, administrator, liquidator or similar official for such Account Debtor of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any assignment, application, request or petition for liquidation, reorganization, compromise, arrangement, adjustment of debts, stay of proceedings, adjudication as bankrupt, winding-up, or voluntary or involuntary case or proceeding under any state, provincial, territorial or federal bankruptcy laws, (iv) admitted in writing its inability to pay its debts as they become due or (v) ceased operation of its business;

(l)which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(m)which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S. or the District of Columbia, Canada, or any province or territory of Canada unless, in any such case, such Account is backed by a letter of credit acceptable to the Administrative Agent in its Permitted Discretion;

(n)which is owed in any currency other than U.S. dollars or Canadian dollars (provided that on all Borrowing Base Certificates, reports and other documentation required to be delivered to the Administrative Agent by the Borrowers or Canada Sub hereunder, the aggregate amount of all Accounts denominated in Canadian dollars shall be converted by the Borrower Representative to Dollars using the applicable Exchange Rate as of the date of such Borrowing Base Certificate, report, or other document);

(o)which is owed by (i) any Governmental Authority of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent in its Permitted Discretion, or (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(p)which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates;

(q)which, for any Account Debtor, exceeds a credit limit determined by the Administrative Agent in its Permitted Discretion, to the extent of such excess;

(r)which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(s)which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(t)which is evidenced by any promissory note, chattel paper or instrument;

(u)which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower or Canada Sub to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower or Canada Sub has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

(v)with respect to which such Borrower or Canada Sub has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower or Canada Sub created a new receivable for the unpaid portion of such Account;

(w)which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, provincial, territorial or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(x)which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower or Canada Sub has or has had an ownership interest in such goods, or which indicates any party other than such Borrower or Canada Sub as payee or remittance party;

(y)which was created on cash on delivery terms;

(z)which is owing from an Account Debtor if, at any time within the prior 365 days, any Borrower or Canada Sub has sold, transferred or assigned to the Factor any Account (other than any assignment of an Account to the Factor only of the rights to collect such Account) owing from such Account Debtor pursuant to any Factoring Agreement;

(aa)which is owing from an Account Debtor, if any Borrower or Canada Sub has assigned to the Factor the right to collect any existing or future Account owing from such Account Debtor; provided that, the Administrative Agent may, in its Permitted Discretion, notwithstanding the provisions of this clause (aa) allow the Company to include in Eligible Accounts up to a maximum of $40,000,000 in the aggregate of Accounts outstanding at any time which, in accordance with one or more Factoring Agreements, have been assigned to the Factor for purposes of collection only but which remain the property of the Company, so long as the Factor is contractually obligated to purchase such Accounts pursuant to and in accordance with the terms of such Factoring Agreements (it being expressly understood that the portion of any Account which constitutes a “Client Risk Receivable” as such term is defined in such Factoring Agreements for which the Company retains all or a portion of the risk of non-payment by the Account Debtor, shall not be permitted to be included as an Eligible Account); or

(bb)which is a Credit Card Account Receivable.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.  In the event that an Account that was not previously sold, transferred or assigned to the Factor is sold, transferred or assigned (including, without limitation, any assignment to the Factor for purposes of collection only) to the Factor in accordance with any Factoring Agreement, the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Factored Account Certificate.  In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, including with respect to Reserves and other eligibility criteria, to the extent not reflected in such face amount, (i) the amount of all sales, advances or prepayments, accrued and actual discounts (including early pay discounts), claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower or Canada Sub may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower or Canada Sub to reduce the amount of such Account.

“Eligible Credit Card Account Receivable” means any Credit Card Account Receivable that (i) has been earned and represents the bona fide amounts due to a Borrower or Canada Sub from a credit card processor, credit card issuer, e-commerce services provider and/or electronic payment services provider, and in each case originated in the ordinary course of business of the applicable Borrower or Canada Sub and (ii) is not excluded as an Eligible Credit Card Account Receivable pursuant to any of clauses (a) through (i) below.  Without limiting the foregoing, to qualify as an Eligible Credit Card Account Receivable, a Credit Card Account Receivable shall indicate no Person other than a Borrower or Canada Sub as payee or remittance party.  Eligible Credit Card Account Receivable shall not include any Credit Card Account Receivable if:

(a)such Credit Card Account Receivable is not owned by a Borrower or Canada Sub or such Borrower or Canada Sub does not have good or marketable title to such Credit Card Account Receivable;

(b)such Credit Card Account Receivable does not constitute a “Payment Intangible” (as defined in the UCC) or an “Intangible” (as defined in the PPSA) under which the Account Debtor’s principal obligation is a monetary obligation, or such Credit Card Account Receivable has been outstanding more than five (5) Business Days (or, if such Credit Card Account Receivable is due to such Borrower or Canada Sub, as applicable, from the American Express Company or its Affiliates, seven (7) Business Days);

(c)the credit card issuer or credit card processor of the applicable credit card or such e-commerce services provider or electronic payment services provider with respect to such Credit Card Account Receivable is the subject of any bankruptcy or insolvency proceedings;

(d)such Credit Card Account Receivable is not a valid, legally enforceable obligation of the applicable credit card processor, credit card issuer, e-commerce services provider or electronic payment services provider with respect thereto;

(e)such Credit Card Account Receivable is not subject to a perfected first priority security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) and subject only to (i) Liens permitted pursuant to clause (a) of the definition of “Permitted Encumbrances” for amounts not yet overdue, (ii)  Liens permitted under Section 6.02(a)(ii), (iii) Permitted Encumbrances which do not have priority over the Lien in favor of the Administrative Agent or (iv) Prior Claims that are unregistered and that secure amounts that are not yet due and payable;

(f)such Credit Card Account Receivable does not conform in all material respects to all representations, warranties or other provisions in the Loan Documents or in the credit card agreements or services agreements, as applicable, relating to such Credit Card Account Receivable;

(g)such Credit Card Account Receivable is subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor, e-commerce service or electronic payment service fee balances, to the extent of the lesser of the balance of such Credit Card Account Receivable or such unpaid fees;

(h)such Credit Card Account Receivable is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent;

(i)on and after the date that is sixty (60) days following the Effective Date (or such later date as the Administrative Agent may agree to in its reasonable discretion), such Credit Card Account Receivable is due from a credit card processor with respect to which a Processor Control Agreement has not been obtained; or

(j)such Credit Card Account Receivable does not meet such other usual and customary eligibility criteria for Credit Card Account Receivables as the Administrative Agent may determine from time to time in its Permitted Discretion.

 In determining the amount to be so included in the calculation of the value of an Eligible Credit Card Account Receivable, the face amount thereof shall be reduced by, without duplication, including with respect to Reserves and other eligibility criteria, to the extent not reflected in such face amount, (i) the amount of all customary fees and expenses in connection with any credit card, e-commerce service or electronic payment service arrangements and (ii) the aggregate amount of all cash received in respect thereof but not yet applied by the applicable Borrower or Canada Sub to reduce the amount of such Eligible Credit Card Account Receivable.

“Eligible In-Transit Inventory” means, as of the date of determination thereof, without duplication, In-Transit Inventory of any Borrower or Canada Sub that, except as otherwise agreed by the Administrative Agent in its Permitted Discretion, meets each of the following criteria:

(a) such In-Transit Inventory is being shipped on a common carrier for receipt by such Borrower or Canada Sub, as applicable, within forty-five (45) days of shipment (but which has not yet been delivered to such Borrower or Canada Sub) to a public warehouse, distribution center, private warehouse or other facility within the continental U.S. (or, in the case of Canada Sub, British Columbia, Canada) that is owned or leased by such Borrower or Canada Sub, as applicable, or constitutes a third party warehouse that is used by such Borrower or Canada Sub, as applicable;

(b) the bill of lading, waybill, document of title or other shipping documents (which may be in electronic format) (collectively, “Shipping Documents”) with respect to such In-Transit Inventory shall be issued in the name of such Borrower or Canada Sub, as applicable, as consignee (or consigned to the order of the Administrative Agent pursuant to clause (c) below), and if so requested by the Administrative Agent at any time that Availability is less than 20% of the Maximum Borrowing Amount, shall be in negotiable form;

(c) if the Shipping Documents with respect to such In-Transit Inventory are in negotiable form, the Administrative Agent shall have received confirmation that the applicable freight forwarder or customs broker has possession of the original Shipping Documents issued in the name of such Borrower or Canada Sub, as applicable, as consignee (or, if so requested by the Administrative Agent, consigned to the order of the Administrative Agent);

(d) on and after the date that is sixty (60) days following the Effective Date (or such later date as the Administrative Agent may agree to in its reasonable discretion), the applicable freight forwarder or customs broker shall have executed an agreement in form and substance reasonably acceptable to the Administrative Agent with respect to such In-Transit Inventory and the Shipping Documents with respect thereto;

(e) no common carrier, freight forwarder or customs broker with respect to any such In-Transit Inventory shall be an Affiliate of any Loan Party, the vendor or the supplier; and

(f) the Administrative Agent shall have received evidence that such In-Transit Inventory is insured against types of loss, damage, hazards and risks, and in amounts, reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have been named as lender loss payee with respect to such insurance;

provided that, the Administrative Agent, in its Permitted Discretion, may exclude particular In-Transit Inventory from “Eligible In Transit Inventory” in the event the Administrative Agent determines that such In-Transit Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or other event which may adversely impact the ability of the Administrative Agent to realize upon such In-Transit Inventory.

“Eligible Inventory” means, at any time, the Inventory of a Borrower or Canada Sub which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit.  Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory shall not include any Inventory:

(a)which is not subject to a first priority perfected security interest in favor of the Administrative Agent, subject to Liens permitted pursuant to clause (a) of the definition of “Permitted Encumbrances” for amounts not yet overdue;

(b)which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Lien permitted under Section 6.02(a)(ii), (iii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent or (iv) Prior Claims that are unregistered and that secure amounts that are not yet due and payable;

(c)which the Administrative Agent determines, in its Permitted Discretion, is slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity (it being understood that in the use of such Permitted Discretion, the Administrative Agent may take into account whether such Inventory was treated as slow moving or otherwise unfit for sale in the calculation of the applicable Net Orderly Liquidation Value);

(d)with respect to which any covenant, representation or warranty contained in this Agreement or in the applicable Security Agreement has been breached or is not true;

(e)in which any Person other than such Borrower or Canada Sub shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g)which is not located at a facility owned or leased by a Borrower in the U.S. or by Canada Sub in the U.S. or British Columbia, Canada; provided, that (x) Inventory of any Borrower which is in transit with a common carrier from vendors and suppliers within the U.S, (y) Inventory of Canada Sub which is in transit from vendors and suppliers within the U.S. or British Columbia, Canada or (z) Eligible In-Transit Inventory, which, in each case, otherwise meets the criteria for Eligible Inventory shall not be excluded from Eligible Inventory solely on the basis of this clause (g);

(h)which is located (i) at any Leased Distribution Center or (ii) any retail location leased by such Borrower (other than a Leased Distribution Center) in any Landlord Lien State, in each case, unless (x)  the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (y) a Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;

(i)which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;

(j)which is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party location or outside processor;

(k)which is the subject of a consignment by such Borrower or Canada Sub as consignor;

(l)which contains or bears any intellectual property rights licensed to such Borrower or Canada Sub unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(m)which is not reflected in a current perpetual inventory report of such Borrower or Canada Sub;

(n)for which reclamation rights have been asserted by the seller;

(o)which is Retail Inventory of Canada Sub;

(p)which is Wholesale Inventory produced for sale under a Material License Agreement that has been terminated by the licensor party thereto as a result of a default by any Borrower or Canada Sub under, a breach by any Borrower or Canada Sub of, or a failure of any Borrower or Canada Sub to comply with the terms of, such Material License Agreement; or

(q)which is Wholesale Inventory produced for sale under a Material License Agreement that has expired in accordance with its terms to the extent such Wholesale Inventory remains unsold after the expiration of the applicable sell-off period under such Material License Agreement.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Eligible Retail Inventory” means Eligible Inventory that is Retail Inventory.  For the avoidance of doubt, no Retail Inventory of Canada Sub shall constitute Eligible Retail Inventory.

“Eligible Retail LC Inventory” means, at any time, Retail Inventory that would be Eligible Retail Inventory but for the fact that the Borrowers have not paid for such Retail Inventory and instead, such Retail Inventory is subject to commercial Letters of Credit issued for the account(s) of one or more of the Borrowers and for the benefit of the sellers of such Retail Inventory, each of which commercial Letters of Credit has an expiry date that is no later than ninety (90) days from the date of issuance of such Letter of Credit, and which Inventory is and at all times continues to be acceptable to the Administrative Agent in its Permitted Discretion.

“Eligible Wholesale Inventory” means Eligible Inventory that is Wholesale Inventory.

“Eligible Wholesale LC Inventory” means, at any time, Wholesale Inventory that would be Eligible Wholesale Inventory but for the fact that the Borrowers or Canada Sub (as the case may be) have not paid for such Wholesale Inventory and instead, such Wholesale Inventory is subject to commercial Letters of Credit issued for the account(s) of one or more of the Borrowers or Canada Sub (as the case may be), and for the benefit of the sellers of such Wholesale Inventory, each of which commercial Letters of Credit has an expiry date that is no later than ninety (90) days from the date of issuance of such Letter of Credit, and which Inventory is and at all times continues to be acceptable to the Administrative Agent in its Permitted Discretion.

“Environmental Laws” means all laws, rules, regulations, codes, guidelines, bulletins, rulings, ordinances, orders, orders-in-council, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”  means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; but, for the avoidance of doubt, excluding any convertible notes or debt securities that are convertible into Equity Interests.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a U.S. Pension Plan (other than an event for which the 30 day notice period is waived); (b) the failure by any Borrower or an ERISA Affiliate to meet the funding requirements of Sections 412 and 430 of the Code or Sections 302 or 303 of ERISA with respect to any U.S. Pension Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any U.S. Pension Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any U.S. Pension Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any U.S. Pension Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any

Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any U.S. Pension Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA) or “endangered” or “critical” status (within the meaning of Section 432 or Section 305 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~

“Event of Default” has the meaning assigned to such term in Article VII.

“Event of Loss” shall mean any asset disposition as a result of the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking or any other event giving rise to the receipt of proceeds under any casualty insurance policy in respect of a covered loss thereunder.

“Exchange Act”  means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Chicago time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Chicago time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower Representative, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Collateral” has the meaning assigned to such term in any Collateral Document and in any event, means (i) any Excluded Real Property, (ii) motor vehicles and other assets subject to certificates of title statutes (to the extent a lien thereon cannot be perfected solely by filing of a UCC financing statement), (iii) leasehold interests, letters of credit and letters of credit rights not constituting supporting obligations, in each case other than to the extent such interests, rights or obligations can be perfected by the filing of a UCC-1 or PPSA financing statement or other comparable foreign filing, and commercial tort claims (other than those where no additional action is required by any Loan Party to grant or perfect a security interest in such commercial tort claim), (iv) those pledges and assets over which the granting or perfecting of security interests in such assets would be prohibited by any Governmental Authority or contract existing on the Effective Date or on the date any Subsidiary party to such contract is acquired (so long as, in the case of an acquisition of a Subsidiary, any such prohibition was not incurred in contemplation of such acquisition), Requirement of Law (or if any Requirement of Law creates a material risk of tax or other liability as reasonably determined by the Borrower Representative in consultation with the Administrative Agent) or regulation, (v) equity interests in any Person other than Restricted Subsidiaries to the extent not permitted by the terms of such Person’s organizational or joint venture documents or to the extent the pledge thereof would be prohibited by any Governmental Authority, (vi) any lease, license or other agreement or any property subject to a lease, license or agreement or purchase money agreement, capital lease obligation or similar arrangements, in each case permitted under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money agreement or create a right of termination in favor of any other party thereto (other than a Loan Party) after giving effect to the applicable anti-assignment provisions of the UCC or PPSA or other applicable statute or regulation, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or PPSA or other applicable statute or regulation notwithstanding such prohibition, (vii) any “intent-to-use” trademark or service mark applications filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (viii) those assets that the cost or burden of obtaining or perfecting a security interest therein are excessive in relation to the value of the security to be afforded thereby as reasonably determined by the Borrower Representative and the Administrative Agent, (ix) voting Equity Interests in any Foreign Subsidiaries or FSHCO, in each case in excess of 66% of the total combined voting power of the Equity Interests of such entities entitled to vote and 100% of the Equity Interests of such entities not entitled to vote, (x) Equity Interests in Unrestricted Subsidiaries, Subsidiaries of Foreign Subsidiaries or FSHCOs and (xi) Margin Stock; provided that, “Excluded Collateral” shall not include any proceeds, products, substitutions or replacements of Excluded Collateral (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Collateral).

“Excluded Real Property” means (a)(i) on the Effective Date, each fee-owned real property with a Fair Market Value of less than $5,000,000 per property or (ii) after the Effective Date, each fee-owned real property with a purchase price of less than $5,000,000 per property, (b) any real property located outside of the United States of America and (c) any ground leasehold or other commercial leasehold real property interests or improvements thereto or any interest therein.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Domestic Subsidiary of a Foreign Subsidiary, (c) any Dormant Subsidiary, (d) any Immaterial Domestic Subsidiary, (e) any FSHCO and (f) any Unrestricted Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income

(however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“Existing ABL Credit Agreement” has the meaning set forth in the recitals hereof.

“Existing Airway Release” means any airway release that (a) was issued by JPMCB as an Issuing Bank under the Existing ABL Credit Agreement, (b) is outstanding on the Effective Date and (c) is listed on Schedule 1.01(b).

“Existing Letters of Credit” has the meaning set forth in Section 2.06(a) hereof.

“Existing Steamship Guarantee” means any steamship guarantee that (a) was issued by JPMCB, as Issuing Bank, under the Existing ABL Credit Agreement, (b) is outstanding on the Effective Date and (c) is listed on Schedule 1.01(b).

“Extended Commitment” has the meaning set forth in Section 2.24(a).

 “Extension” has the meaning set forth in Section 2.24(a).

 “Extension Offer” has the meaning set forth in Section 2.24(a).

“Extenuating Circumstance” means any period during which the Administrative Agent has determined in its sole discretion (a) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request or Interest Election Request by email or fax or through Electronic System, and (b) to accept a Borrowing Request or Interest Election Request telephonically.

“Factor” means (a) The CIT Group/Commercial Services, Inc., in its capacity as factor of certain Accounts of the Loan Parties pursuant to the Factoring Agreements, or (b) any other financial institution acceptable to the Administrative Agent in its Permitted Discretion, that replaces The CIT Group/Commercial Services, Inc. in its capacity as factor of certain Accounts of the Loan Parties pursuant to the Factoring Agreements.

“Factored Account Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit K or another form which is acceptable to the Administrative Agent in its sole discretion, which sets forth detailed information regarding all Accounts of the Loan Parties that have been sold, assigned or transferred to the Factor since the date of the last Factored Account Certificate delivered to the Administrative Agent (including details regarding each Account that has been purchased and paid for by the Factor, each Account for which the right of collection only has been assigned to the Factor and for which the Factor remains contractually obligated to purchase under the Factoring Agreements, and each Account for which the right of collection has been assigned to the Factor but for which a Loan Party bears some or all of the risk of non-payment by the Account Debtor).

“Factoring Agreements” means (a) that certain Credit Approved Receivables Purchasing Agreement, dated as of February 15, 2010, between Factor and the Company, as modified, amended or supplemented prior to the Effective Date (the “CIT CARPA”), (b) those certain side letter agreements between the Factor and the Company entered into prior to the Effective Date which, by their express terms, make reference to the CIT CARPA, (c) any modifications, amendments, supplements or side letter agreements that may from time to time after the Effective Date be entered into by the Factor and the Company and that reference the CIT CARPA, (provided, that any such modification, amendment, supplement or side letter agreement that is material shall be in form and substance and on terms acceptable to the Administrative Agent in its Permitted Discretion), (d) any other arrangement between the Factor and any Loan Party pursuant to which a Loan Party sells, assigns or transfers certain of its Accounts (including, without limitation, any assignment of rights of collection), in each case, in form and substance and on terms acceptable to the Administrative Agent in its Permitted Discretion, and (e) any replacement of the arrangements described in clauses (a) through (d) of this definition, in each case, on terms acceptable to the Administrative Agent in its Permitted Discretion.  Notwithstanding any provision to the contrary set forth in this definition, (i) a change to any fees, rate of interest or commissions charged by Factor under the Factoring Agreements or (ii) any extension of any Factoring Agreement, shall not, in either case, be deemed to be a material change requiring the consent of the Administrative Agent.

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a disposition of such asset at such date of determination assuming a disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined by the Borrower Representative in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCCR Test Period” means any period (a) commencing on the last day of the most recent period of four consecutive fiscal quarters of Holdings then ended for which financial statements have been delivered (or are required to be delivered) pursuant to Section 5.01(a) or (b)(i) (or, if prior to the date of the delivery of the first financial statements required to be delivered pursuant to Section 5.01(a) or (b)(i), the most recent financial statements referred to in Section 3.04(a)) on or prior to the date Availability is less than the greater of 10% of the Maximum Borrowing Amount and $52,500,000 at any time and (b) ending on the day after Availability has exceeded the greater of 10% of the Maximum Borrowing Amount and $52,500,000 for thirty (30) consecutive days.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Final Release Conditions” has the meaning assigned to such term in Section 9.02(d).

“Financial Covenant” has the meaning assigned to such term in Section 6.12.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower, Canada Sub (if it is a Loan Party at such time) or of a Loan Guarantor, as applicable.

“First Lien Leverage Ratio” means, as of any date of determination, the ratio of (i) Total Secured Indebtedness, but excluding any secured indebtedness to the extent the Liens with respect thereto are subordinated to the Liens securing the Secured Obligations and the Notes Obligations, as of the last day of the most recently ended Test Period on or prior to such date of determination to (ii) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such Test Period.

“First Loan Portion” has the meaning assigned to such term in the Seller Note.

“First Loan Portion Period” the period commencing on the date that is ninety-one (91) days prior to the date the First Loan Portion is due under the Seller Note and ending on the date the First Loan Portion is due under the Seller Note.

“Fixed Asset Priority Collateral” has the meaning assigned thereto in the ABL/Fixed Asset Intercreditor Agreement, and is intended to indicate that portion of the Collateral subject to a prior Lien in favor of the Notes Agent and the other secured parties for which it acts.

“Fixed Charges” means, for any period, without duplication, the sum of (i) cash Interest Expense, (ii) regularly scheduled principal payments on indebtedness (excluding principal payments in respect of the Revolving Loans), (iii) earn out and similar payments, (iv) taxes paid in cash, (v) regularly scheduled cash dividends paid by Holdings (in accordance with Holdings’ dividend policy, as amended from time to time), (vi) payments in respect of Capital Lease Obligations and (vii) cash contributions to any Pension Plan, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP; provided that, for purposes of determining satisfaction of the Payment Conditions, “Fixed Charges” shall also include, without duplication, (x) all Restricted Payments (if any) being proposed to be paid in cash and (y) all Restricted Payments actually paid in cash, in each case, by Holdings and its Restricted Subsidiaries on a consolidated basis during such period.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period minus the unfinanced portion of Capital Expenditures (it being understood that Capital Expenditures financed with Revolving Loans shall be deemed to be unfinanced Capital Expenditures for purposes of this clause (a)) to (b) Fixed Charges for such period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Flood Documentation” means with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower Representative and the applicable Loan Party relating thereto) and (ii) to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower Representative and the applicable Loan Party relating thereto, a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.08 hereof and the applicable provisions of the Collateral Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Administrative Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Flood Laws” has the meaning assigned to such term in Article VIII.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable.  For the avoidance of doubt, the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0%.

“Foreign Currencies” means any currency other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Pension Plan” means any pension plan, pension undertaking, supplemental pension, retirement savings or other retirement income plan, obligation or arrangement of any kind that is (i) not a U.S. Pension Plan, a Canadian Pension Plan or a Canadian Union Plan, (ii) not otherwise subject to U.S. or Canadian law, and (iii) that is established, maintained or contributed to by any Loan Party or any of its Restricted Subsidiaries or Affiliates or in respect of which any Loan Party or any of its Restricted Subsidiaries or Affiliates has any liability, obligation or contingent liability.

“Foreign Pension Event” means (a) the whole or partial withdrawal of any Loan Party or any Restricted Subsidiary of a Loan Party from a Foreign Pension Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Foreign Pension Plan or the treatment of a Foreign Pension Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Foreign Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Foreign Pension Plan, in each case, which could reasonably be expected to result in a Material Adverse Effect.

“Foreign Subsidiary” means any Subsidiary (other than, for so long as Canada Sub is a Loan Party hereunder, Canada Sub) that is not a Domestic Subsidiary.

“FSHCO” means any direct or indirect Subsidiary of Holdings that has no material assets other than equity and/or, if any, Indebtedness of one or more direct or indirect Subsidiaries that are CFCs or FSHCOs.

“Funding Accounts” has the meaning assigned to such term in Section 4.01(e).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (without duplication) (for purposes of this definition only, the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any guarantor’s obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantor’s obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means G-III Apparel Group, Ltd., a Delaware corporation.

“IBA” has the meaning assigned to such term in Section 1.09.

“Immaterial Amendment” has the meaning assigned to such term in Section 4.02.

“Immaterial Domestic Subsidiary” means any Domestic Subsidiary, whether existing as of the Effective Date or formed or acquired thereafter, (i) the revenues of which, as of the end of any fiscal year, for the most recently ended Test Period, were less than the lesser of (x) $1,000,000 and (y) 1% of the consolidated revenues of Holdings and its Restricted Subsidiaries for such period or (ii) the consolidated assets of which, as of the end of any fiscal year, were less than the lesser of (x) $1,000,000 and (y) 1% of the Consolidated Total Assets of Holdings and its Restricted Subsidiaries as of the end of such fiscal year, in each case, as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Restricted Subsidiaries.

“Immaterial Foreign Subsidiary” means any Foreign Subsidiary, whether existing as of the Effective Date or formed or acquired thereafter, (i) the revenues of which, as of the end of any fiscal year, the most recently ended Test Period, were less than the lesser of (x) $1,000,000 and (y) 1% of the consolidated revenues of Holdings and its Restricted Subsidiaries for such period, or (ii) the consolidated assets of which, as of the end of any fiscal year, were less than the lesser of (x) $1,000,000 and (y) 1% of the Consolidated Total Assets of Holdings and its Restricted Subsidiaries as of the end of such fiscal year, in each case, as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Restricted Subsidiaries.

~~“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.~~

“Incremental Term Loans/ Notes Amount” means, at any time, the sum of (i) $125,000,000 plus (ii) an additional amount of Indebtedness such that, as of the most recently completed Test Period ending prior to the date of the incurrence of such Indebtedness for which the financial statements required by Section 5.01(a) or 5.01(b)(i) have been delivered, after giving pro forma effect to such incurrence, as if such incurrence (and the use of proceeds therefrom) or other event, as applicable, had been made as of the first day of such period, the First Lien Leverage Ratio (without giving effect to any amount incurred substantially simultaneously or contemporaneously therewith under clause (i) above) calculated is less than or equal to 2.25 to 1.00; provided that, solely for purposes of calculating the First Lien Leverage Ratio, the cash proceeds of any such Indebtedness shall be excluded for purposes of netting Unrestricted Cash permitted under the definition of “Total Indebtedness”.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts and other trade payables not overdue more than 90 days incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all obligations of such Person under any earn-out or similar arrangement, to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes) of such person in accordance with GAAP, (k) any other Off-Balance Sheet Liability of such Person; and (l) all Guarantees by such Person of Indebtedness (described in the other clauses of this definition) of others,  provided that for the avoidance of doubt, any Guarantee by Holdings or any Restricted Subsidiary of obligations of another Person that do not constitute Indebtedness of such Person shall not constitute Indebtedness of Holdings or a Restricted Subsidiary. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

Notwithstanding the foregoing, the term “Indebtedness” will not include (a) in connection with the purchase by Holdings or of its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under GAAP to appear as a liability on the balance sheet (excluding the footnotes); provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (b) deferred or prepaid revenues; (c) any Equity Interests other than Disqualified Stock; or (d) customary purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Intellectual Property” means, all intellectual property and proprietary rights, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises.

“Intercompany Note” shall mean the Intercompany Subordinated Note, dated as of the Effective Date, substantially in the form of Exhibit H hereto, executed by Holdings and each other Restricted Subsidiary of Holdings party thereto.

“Intercreditor Agreements” mean, collectively, (a) the ABL/Fixed Asset Intercreditor Agreement and (b) each Customary Intercreditor Agreement, or any two or more of each of the foregoing as the context so requires.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Holdings and its Restricted Subsidiaries for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each calendar month and the Maturity Date, ~~and~~ (b) with respect to any ~~Eurodollar~~RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date and (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the Maturity Date.

“Interest Period” means~~,~~  with respect to any ~~Eurodollar~~Term Benchmark Borrowing, the period commencing on the date of such ~~Eurodollar~~ Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months ~~(or, with the consent of each Lender, twelve months)~~ thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant

Loan or Commitment), as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request unless such tenor has been subsequently re-added pursuant to Section 2.14(e).  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and~~, in the case of a Revolving Borrowing,~~  thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided, that if any Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.~~

“In-Transit Inventory” means Inventory of a Borrower or Canada Sub which is in-transit with a common carrier from a vendor or supplier located outside the continental U.S. (or, in the case of Canada Sub, outside of the continental U.S. or British Columbia, Canada) to a public warehouse, distribution center, private warehouse or other facility within the continental U.S. (or, in the case of Canada Sub, British Columbia, Canada) owned or leased by a Borrower or Canada Sub, as applicable, and for which such Borrower or Canada Sub, as applicable, has legal title at the time such Inventory is delivered to the common carrier (or legal title to such Inventory passes to such Borrower or Canada Sub upon delivery to the common carrier).

“Inventory” has the meaning assigned to such term in the applicable Security Agreement.

“Investment” has the meaning assigned to such term in Section 6.04 but shall exclude deposits with financial institutions available for withdrawal on demand, accounts receivable, trade credit and similar advances to customers, commission, salary and similar advances to officers, employees, consultants or independent contractors, in each case in the ordinary course of business.

The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any payments in cash or Cash Equivalents actually received by such investor representing the principal amount of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Responsible Officer of the Borrower Representative, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property or services by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property or services as of the time of the transfer, minus any payments paid in cash or Cash Equivalents actually received by such investor representing a return in respect of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, except that the amount of any Investment in the form of an Acquisition shall be the Acquisition Consideration, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment, minus (i) the amount of any portion of such Investment that has been repaid in cash or Cash Equivalents to the investor as a return in respect of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.  If an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Responsible Officer of the Borrower Representative.  For the avoidance of doubt, if Holdings or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by Holdings or any Restricted Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be a new Investment at such time.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, individually and collectively, (a) JPMCB, Barclays Bank PLC, Bank of America, N.A., Capital One, National Association, HSBC Bank USA, National Association, KeyBank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A., in each case, in its capacity as an issuer of Letters of Credit hereunder and (b) any other Lender from time to time designated by the Borrower Representative as an Issuing Bank, with the consent of such Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i).  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit).  At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimits” means, as of the Effective Date, (i) $12,500,000, in the case of JPMCB, (ii) $12,500,000, in the case of Barclays Bank PLC, (iii) $12,500,000, in the case of Bank of America, N.A., (iv) $12,500,000, in the case of Capital One, National Association, (v) $12,500,000, in the case of HSBC Bank USA, National Association, (vi) $12,500,000, in the case of KeyBank National Association, (vii) $12,500,000, in the case of U.S. Bank National Association, (viii) $12,500,000, in the case of Wells Fargo Bank, N.A. and (ix) with respect to any other Issuing Bank, such amount as shall be designated to the Administrative Agent and the Borrower Representative in writing by such Issuing Bank; provided that, any Issuing Bank shall be permitted, with the consent of the Borrower Representative and the Administrative Agent, at any time to increase or reduce its Issuing Bank Sublimit.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit D.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Landlord Lien State” means the States of Pennsylvania, Washington and Virginia and the Commonwealth of Puerto Rico, together with any other jurisdiction the laws of which are changed after the Effective Date to provide for the liens in favor of the landlords of such jurisdiction to have priority over the liens in favor of the Administrative Agent on Inventory; provided, that if the laws of any such jurisdiction are changed after the Effective Date so as to provide for the liens in favor of the Administrative Agent on Inventory to have priority over the liens in favor of the landlords of such jurisdiction, then such jurisdiction shall no longer be a “Landlord Lien State” as such term is used herein.

“Latest Maturity Date” means, at any time, the latest Maturity Date applicable to any Revolving Loan hereunder at such time, in each case as extended in accordance with this Agreement from time to time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(k).

“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Leased Distribution Center” means any distribution center or similar facility leased or subleased by any Borrower (as lessee or sublessee, as applicable), including without limitation, the distribution centers leased by the Borrowers located in South Brunswick, New Jersey, Jamesburg, New Jersey, Brooklyn Park, Minnesota and Carlstadt, New Jersey.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a lender hereunder pursuant to Section 2.09 or an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption or otherwise.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.  For the avoidance of doubt, the term “Lenders” excludes the Departing Lender.

“Letter of Credit” means any letter of credit (including any Existing Letter of Credit), Steamship Guarantee or Airway Release issued pursuant to this Agreement.

~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Administrative Agent in its reasonable discretion), in each case (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, (x) if the LIBO Screen Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be~~

~~conclusive and binding absent manifest error); provided further, that, if any Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.  Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.~~

~~“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means the sum, as of any date of determination, of (x) the aggregate amount of Unrestricted Cash as of such date and (y) the then applicable amount of Availability (which shall be calculated (x) without including any Unrestricted Cash included in the calculation of the Borrowing Base under clause (e) of the definition thereof as of such date and (y) using the Borrowing Base as calculated pursuant to the most recent Borrowing Base Certificate delivered to the Administrative Agent under this this Agreement prior to such date of determination and the Aggregate Revolver Exposure as of such date of determination).  Holdings agrees to deliver to the Administrative Agent a calculation of Liquidity on each relevant date of determination as provided in the definition of Maturity Date, to the extent requested by the Administrative Agent, certified by a Financial Officer based on information internally available to Holdings.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, any Loan Guaranty, the Collateral Documents and the Intercreditor Agreements.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party in its capacity as a guarantor hereunder (or any other Loan Document).

“Loan Guaranty” means Article X of this Agreement and each separate Guarantee (including, without limitation, the Canada Sub Guarantee), in form and substance reasonably satisfactory to the Administrative Agent, delivered by any Loan Guarantor.

“Loan Parties” means, collectively, (a) Holdings, (b) the Borrowers, (c) other than to the extent provided in Section 5.11(f), Canada Sub, (d) each other Loan Guarantor and (e) with respect to each of the foregoing, their successors and permitted assigns to the extent not constituting Excluded Subsidiaries.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.

“Margin Stock” has the meaning assigned to such term in Regulation U issued by the Board.

“Market Capitalization” means, as of any date of determination, an amount equal to (i) the total number of issued and outstanding shares of common stock of Holdings (or any successor of Holdings) or any direct or indirect parent of Holdings on such date of determination multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock for the 30 consecutive trading days immediately preceding such date of determination.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of Holdings and its Restricted Subsidiaries (other than Excluded Subsidiaries), taken as a whole, (b) the ability of any Loan Party to perform any of its payment obligations under the Loan Documents to which it is a party, (c) the validity or enforceability of this Agreement or any of the other Loan Documents or (d) the rights of or benefits available to the Administrative Agent, any Issuing Bank or the Lenders under any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and its Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Loan Party or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material License Agreement” means (a) the Calvin Klein License Agreements (taken as a whole, it being understood that no single Calvin Klein License Agreement on its own shall constitute a Material License Agreement unless such single Calvin Klein License Agreement meets the criteria set forth in clause (b) of this definition), and (b) (i) any product and brand licensing agreement, (ii) any group of product and brand licensing agreements with respect to a single product or brand or any group of related products or brands (other than the Calvin Klein License Agreements) or (iii) any group of product and brand licensing agreements that share a common parent or other common ownership, in each case, to which any Loan Party is a party or by which any Loan Party is bound and from which the Loan Parties derive revenues in any fiscal year in excess of 5% of the Loan Parties’ aggregate revenues from wholesale sales.

“Material Real Property” means any fee-owned real property that is not Excluded Real Property.

“Material Subsidiary” means any Subsidiary that is not an Immaterial Domestic Subsidiary or an Immaterial Foreign Subsidiary.

“Maturity Date” means the earliest to occur of (a) August 7, 2025, as such date may be extended (in the case of each Lender consenting thereto) from time to time pursuant to Section 2.24, (b) any date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof, (c) the date that is ninety-one (91) days prior to the date the First Loan Portion is due under the Seller Note, (d) the date that is ninety-one (91) days prior to the date the Second Loan Portion is due under the Seller Note, (e) the date that is ninety-one (91) days prior to the date any other scheduled payment of principal in excess of $25,000,000 is due under the Seller Note (each, an “Other Seller Note Payment”) (if any) or (f) the date that is ninety-one (91) days prior to the earliest maturity date of the 2025 Senior Notes, unless, in the case of each of clauses (c), (d), (e) and (f), either (i) on or prior to such applicable 91st day, the First Loan Portion, the Second Loan Portion, such applicable Other Seller Note Payment or the 2025 Senior Notes, as applicable, has been paid in full, reduced to an outstanding principal amount of no more than $25,000,000 or Refinanced or otherwise modified such that the applicable payment date in respect of the First Loan Portion, Second Loan Portion or such Other Seller Note Payment, as applicable, or the applicable maturity date in respect of the 2025 Senior Notes, as applicable, is a date at least 91 days after the Latest Maturity Date or (ii) Liquidity on such applicable 91st day equals or exceeds $100,000,000 (assuming the inclusion of the full amount of a Maturity Reserve in respect of such payment); provided that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maturity Reserve” means a Reserve with respect to, if not Refinanced to a payment date or maturity date, as applicable, or otherwise modified or amended such that the payment thereof is required no earlier than at least 91 days after the Latest Maturity Date, the amount of the First Loan Portion, the Second Loan

Portion, any Other Seller Note Payment or the amount of principal due in respect of 2025 Senior Notes on the maturity date thereof, as applicable, that remains outstanding as of the date that is 91 days prior to the date the First Loan Portion, the Second Loan Portion, such Other Seller Note Payment or the maturity date of 2025 Senior Notes, as applicable, is required to be paid; provided that the amount of such Reserve shall be no more than the aggregate outstanding principal amount of the First Loan Portion less $25,000,000, the Second Loan Portion less $25,000,000, such Other Seller Note Payment less $25,000,000 or the 2025 Senior Notes less $25,000,000, as applicable, as of each of the relevant dates set forth above in the definition of “Maturity Date.”  The Maturity Reserve with respect to the First Loan Portion, the Second Loan Portion, any Other Seller Note Payment or the 2025 Senior Notes, as applicable, shall become effective no earlier than on the 91st day prior to the date of the applicable payment in respect of the First Loan Portion, the Second Loan Portion, such Other Seller Note Payment or the 2025 Senior Notes, as applicable.  The Maturity Reserve shall be reduced by the amount of any subsequent payment of principal in respect of the First Loan Portion, the Second Loan Portion, any applicable Other Seller Note Payment or the 2025 Senior Notes, as applicable, that occurs after the date of the imposition of any such Reserve and the Maturity Reserve with respect to the payment of the First Loan Portion, the Second Loan Portion, such Other Seller Note Payment or the 2025 Senior Notes, as applicable, shall be immediately eliminated if subsequent to the date of imposition of such Reserve, any such applicable payment is Refinanced or otherwise modified or amended such that the payment thereof is required no earlier than at least 91 days after the Latest Maturity Date.

“Maximum Borrowing Amount” means, at any time, an amount equal to the lesser of (i) the Aggregate Commitment at such time and (ii) the Borrowing Base at such time.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.24(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust, deed of hypothec or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.

“Mortgaged Properties” means the Material Real Properties that are identified as such on Schedule 5.10 and each additional Material Real Property encumbered by a Mortgage pursuant to Section 5.10(c).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Not Otherwise Applied” shall mean, with reference to any amount of proceeds of any transaction or event, that such amount (a) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was contingent on receipt of such amount or utilization of such amount for a specified purpose and (b) in the case of net cash proceeds from Equity Interests, was not otherwise used for or in connection with the incurrence of Indebtedness pursuant to Section 6.01(u).

“Notes Agent” means, initially, U.S. Bank National Association  in its capacity as trustee under the Notes Agreement (or any successor agent or trustee thereunder or under any replacement thereof) and any other indenture trustee, collateral agent or other representative appointed as such under any Notes Documents.

“Notes Agreement” means that certain senior secured notes indenture dated as of the Effective Date, by and among Holdings, as issuer and the Notes Agent.

“Notes Documents” means, collectively, the Notes Agreement and all other agreements, instruments, documents and certificates executed and/or delivered in connection therewith.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents, including, without limitation, interest and fees that accrue after the commencement of any Bankruptcy Event with respect to any Loan Party or any Restricted Subsidiary of any Loan Party.  Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Certificate or Articles of Incorporation, or equivalent formation documents, and Bylaws, Operating Agreement, or equivalent governing documents, and, in the case of any partnership, includes any partnership agreement, and any amendments to any of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Seller Note Payment Period” means the period commencing on the date that is ninety-one (91) days prior to the date of any Other Seller Note Payment and ending on the date such Other Seller Note Payment is due under the Seller Note.

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Overadvance” has the meaning assigned to such term in Section 2.05(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~E~~eurodollar ~~borrowings~~transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related LC Disbursement, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parent” means, with respect to any Lender, the Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Payment Conditions” means, with respect to any proposed designated action on any date,  conditions that are satisfied if (a) both immediately before and immediately giving effect to the proposed designated action on such date, no Event of Default shall have occurred and be continuing and (b) either  (i) after giving effect to such proposed designated action as if it occurred on the first day of the applicable Pro Forma Period, Availability (calculated on a pro forma basis) shall be greater than the greater of 20% of the Maximum Borrowing Amount and $100,000,000 at all times during such Pro Forma Period or (ii) both (x) after giving effect to such proposed designated action as if it occurred on the first day of such Pro Forma Period, Availability (calculated on a pro forma basis) shall be greater than the greater of 15% of the Maximum Borrowing Amount and $75,000,000 at all times during such Pro Forma Period and (y) the Fixed Charge Coverage Ratio, computed on a pro forma basis for the period of four consecutive fiscal quarters ending on the most recent fiscal quarter of Holdings for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b)(i), shall be greater than 1.10 to 1.00.

“Payment or Bankruptcy Event of Default” means any Event of Default under clause (a), (b), (h), (i) or (j) of Article VII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any U.S. Pension Plan, Canadian Pension Plan or Foreign Pension Plan.

“Permitted Acquisition” means any Acquisition, if:

(a) such Acquisition is not a hostile acquisition or contested by the Person to be acquired;

(b) immediately prior to the consummation of such purchase or Acquisition and immediately after giving effect to such consummation of such Acquisition, no Event of Default shall exist;

(c) to the extent required by Section 5.11, (i) the property, assets and businesses acquired in such Acquisition shall become Collateral in accordance with the terms of Section 5.11 and (ii) any such newly created or acquired Restricted Subsidiary that is required to become a Loan Guarantor pursuant to Section 5.10 shall become a Loan Guarantor in accordance with the terms of Section 5.11; provided that, if any Lien on any Collateral (including the creation or perfection of any Lien) is not or cannot reasonably be created and/or perfected on the closing date of such Acquisition after the Company’s use of commercially reasonable efforts to do so, or without undue burden or expense, then the creation and/or perfection of any such Lien on such Collateral shall not constitute a requirement to close such Permitted Acquisition, but instead shall be created and/or perfected within ninety (90) days after the closing date of such Permitted Acquisition (or before such later date as the Administrative Agent may reasonably agree), pursuant to reasonably satisfactory arrangements to be mutually agreed upon;

(d) after giving effect to such Acquisition, Holdings and its Restricted Subsidiaries will be in compliance with Section 5.03;

(e) the Company shall have delivered to the Administrative Agent final executed material documentation relating to such Acquisition reasonably promptly after request therefor by the Administrative Agent; and

(f) both immediately before and immediately after giving pro forma effect to such Acquisition, the Payment Conditions shall be satisfied with respect to such Acquisition.

Notwithstanding the foregoing, a Permitted Acquisition may include the direct or indirect acquisition of Non-Compliant Subsidiaries or Assets if and only to the extent that, at the time any such Permitted Acquisition is made, the aggregate amount of Acquisition Consideration relating to all such Permitted Acquisitions made or provided by any Loan Party to purchase or acquire any Non-Compliant Subsidiary or Assets and that is allocable to the purchase or acquisition of such Non-Compliant Subsidiaries or Assets (determined in accordance with GAAP and excluding amounts referred to in the proviso to this sentence), does not exceed (together with amounts invested in Non-Compliance Subsidiaries or Assets pursuant to Section 6.04(d) and (e)) the greater of (i) $100,000,000 and (ii) 5.00% of Consolidated Total Assets determined on a pro forma basis for the most recently ended Test Period. For purposes of this definition, “Non-Compliant Subsidiary or Asset” means (A) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition that will not become a Loan Party or (B) any assets acquired pursuant to a Permitted Acquisition that will not be owned by a Loan Party after giving effect to such Permitted Acquisition.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet overdue by more than 30 days or are being contested in compliance with Section 5.04 and for which, in any case, appropriate reserves have been established and maintained in accordance with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04 and for which, in any case, appropriate reserves have been established and maintained in accordance with GAAP;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) Liens incurred or deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;

(f) easements, zoning restrictions, rights-of-way, charges, encumbrances, defects in title, prior rights of other Persons, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(g) leases or subleases granted to other Persons and not interfering in any material respect, individually or taken as a whole, with the business of the lessor or sublessor;

(h) Liens arising from precautionary Uniform Commercial Code or PPSA filings or similar filings relating to operating leases;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) licenses of Intellectual Property in the ordinary course of business;

(k) Liens in favor of banks or other financial institutions in the ordinary course of business consisting of rights of setoff or securing fees or other charges not constituting indebtedness;

(l) Liens on insurance proceeds securing the payment of financed insurance premiums;

(m) any interest or title of a lessor or sublessor under any lease of real property or personal property;

(n) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements;

(o) rights of consignors of goods in goods consigned, whether or not perfected by the filing of a financing statement or other registration, recording or filing;

(p) Liens (i) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of banking institutions encumbering deposits (including the right of set-off);

(q) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially detract from the value of the affected property or interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(r) Liens encumbering reasonable customary initial deposits and margin deposits and Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(s) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(t) Liens solely on any cash earnest money deposits made by Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement;

(u) Liens given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of that Person in the ordinary course of its business;

(v) operating leases of vehicles or equipment which are entered into in the ordinary course of the business and

(w) customary restrictions in any license agreement with the Borrower as a licensee, including without limitation, with respect to the sale of Inventory (provided that the Borrower shall give the Administrative Agent prompt notice of the execution of any such license agreement).

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (a) except to the extent otherwise permitted under this Agreement, the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable and customary amounts paid and fees and expenses reasonably incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder (and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Indebtedness, such interest, such premiums, such fees and expenses and such other reasonable amounts), (b) (i) other than with respect to Permitted Refinancing Indebtedness of Indebtedness permitted under Section 6.01(e), Section 6.01(n) or Section 6.01(o), such Permitted Refinancing Indebtedness has a final maturity that is equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the earlier of (x) the final maturity of the Refinanced Indebtedness and (y) the Latest Maturity Date and (ii) other than with respect to revolving Indebtedness, such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness (without giving effect to any amortization or prepayments in respect of such Refinanced Indebtedness), (c) if the Refinanced Indebtedness is unsecured, such Permitted Refinancing Indebtedness is unsecured, (d) if the Refinanced Indebtedness is subordinated to the Obligations, the Permitted Refinancing Indebtedness shall be subordinated to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Indebtedness, (e) if the Refinanced Indebtedness was secured by Liens on the Collateral, such Permitted Refinancing Indebtedness is not secured by assets other than the Collateral, (f) if the Refinanced Indebtedness is subject to an intercreditor agreement to which the Administrative Agent is a party, then if such Permitted Refinancing Indebtedness is secured, the holders of such Permitted Refinancing Indebtedness or their authorized representative on their behalf, shall become party to such or a similar Intercreditor Agreement providing for the same (or lesser) lien priority, (g) the terms and conditions of such Permitted Refinancing Indebtedness (other than with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are, in the reasonable and good faith determination of the Borrower Representative, no more restrictive (when taken as a whole) to Holdings and its Subsidiaries than the terms and conditions applicable to the Refinanced Indebtedness (when taken as a whole) (except for covenants or other provisions applicable only to periods after the Maturity Date at the time of incurrence of such Permitted Refinancing Indebtedness) (provided that an Officer’s Certificate of the Borrower Representative delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (g), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower Representative of an objection during such five (5) Business Day period (including a reasonable description of the basis upon which it objects)) and (h) no Person that was not an obligor with respect to the Refinanced Indebtedness shall be an obligor under the Permitted Refinancing Indebtedness such that the primary obligors and guarantors in respect of such Permitted Refinancing Indebtedness remain the same (or constitute a subset thereof), except that any additional obligor may be added to the extent such additional obligor is or becomes a Loan Party.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security, in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction for the purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Prior Claims” means all Liens created by applicable law (in contrast with Liens voluntarily granted) (or interests similar thereto under applicable law) including for amounts owing for employee source deductions, vacation pay, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, worker’s compensation, pension fund obligations and overdue rents.

“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.

“Processor Control Agreement” means, with respect to any credit card processor providing credit card processing services for or on behalf of any Borrower or Canada Sub, an agreement in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion, executed and delivered by such Borrower or Canada Sub, as applicable, such credit card processor and the Administrative Agent, pursuant to which such credit card processor shall agree, among other things, to follow instructions originated by the Administrative Agent regarding amounts payable by such credit card processor to such Borrower or Canada Sub, as applicable, pursuant to the applicable credit card processing agreement without the further consent of such Borrower or Canada Sub, as applicable, under circumstances specified therein.

“Pro Forma Period” means the period commencing sixty (60) days prior to the date of any proposed designated action and ending on the date of such proposed designated action.

“Projections” has the meaning assigned to such term in Section 5.01(d).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.23.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests of any Person other than Disqualified Capital Stock.

“Qualified Indebtedness” means Indebtedness that (i) is not subject to any Guarantee by any Person other than a Loan Party and shall be guaranteed on a pari passu basis with the Obligations, (ii) if secured, the obligations in respect thereof shall not be secured by a Lien on any asset of Holdings or any Restricted Subsidiary other than any asset constituting Collateral, (iii) if secured, the security agreements relating to such Indebtedness shall be no more restrictive, taken as a whole, than the Collateral Documents, (iv) if secured, such Indebtedness shall be subject to a Customary Intercreditor Agreement, (v) is subject to covenants, defaults and similar provisions that are not more restrictive, taken as a whole, than market terms of agreements governing comparable Indebtedness of similar companies at the time such Indebtedness is incurred and do not violate any provisions of this Agreement (provided that, a certificate of a Financial Officer of the Borrower Representative delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such covenants, defaults and similar provisions satisfy the requirement set out in this clause (v), shall be conclusive evidence that such covenants, defaults and similar provisions satisfy such requirement unless the Administrative Agent provides notice to the Borrower Representative of its objection during such five (5) Business Day period (including a reasonable description of the basis upon which it objects), (vi) such Indebtedness does not mature on or prior to the date occurring 91 days after the Latest Maturity Date and (vii) such Indebtedness does not have scheduled amortization payments in excess of 2.5% per year.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).

“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (ii) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting or (iii) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” or a “Refinancing” or “Refinanced” shall each have the meaning provided in the definition of “Permitted Refinancing Indebtedness.”

“Register” has the meaning assigned to such term in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Borrowers or Canada Sub (if it is a Loan Party at such time) from information furnished by or on behalf of the Borrowers or Canada Sub (if it is a Loan Party at such time) after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement (including as requested by the Borrower Representative pursuant to Section 5.10(d)), which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposure and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Commitments.

“Requirement of Law” means any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means the Royalty Reserve, Maturity Reserves and any and all other reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, Canadian Priority Payable Reserves, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for Accounts that have been sold, transferred or assigned to the Factor, or with respect to which the Factor has been assigned the right of collection, in each case, pursuant to the Factoring Agreements, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party. The amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change, except Maturity Reserves shall only be permitted to be imposed in the amounts set forth in, and remain in effect only as described in, the definition of Maturity Reserve.  Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of Eligible Accounts, Eligible Credit Card Account Receivables, Eligible Inventory or any other Reserve then established.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any of the following officers:  the Chief Executive Officer, the Chief Operating Officer, any Financial Officer, Chief Accounting Officer, any Executive Vice President, any Senior Vice President, the Controller, the Treasurer, any Vice President, the Secretary, any Director, the Assistant Secretary or such other Person as is authorized in writing by the Borrower to act on behalf of such Person and is reasonably acceptable to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings, or any option, warrant or other right to acquire any such Equity Interests in Holdings or any Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Retail Inventory” means Inventory to be sold by the Borrowers through the Borrowers’ retail distribution channels.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding, plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances at such time.

“Revolving Exposure Limitations” has the meaning set forth in Section 2.01.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“RFR” when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“S&P” means S&P Global Ratings, a Standard and Poor's Financial Services LLC business or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba (only with respect to Loan Parties organized under the laws of the United States of America or any state thereof), Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) a Canadian Blocked Person, (d) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a), (b) or (c) or (e) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the federal government of Canada.

“Seasonal Supplemental Period” means, with respect to each fiscal year, a period commencing on the first day of August of such calendar year and ending the last day of November of such calendar year; provided that, the definition of “Seasonal Supplemental Period” may be adjusted by the Administrative Agent from time to time in its Permitted Discretion.

“SEC” means the Securities and Exchange Commission of the U.S.

“Second Loan Portion” has the meaning assigned to such term in the Seller Note.

“Second Loan Portion Period” the period commencing on the date that is ninety-one (91) days prior to the date the Second Loan Portion is due under the Seller Note and ending on the date the Second Loan Portion is due under the Seller Note.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligation of such Loan Guarantor for purposes of determining the obligations of any Loan Party.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and assigns of each of the foregoing.

“Securities Account Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement or any Canadian Security Agreement, as applicable.

“Security Agreement” means any Canadian Security Agreement or the U.S. Security Agreement, as the case may be.

“Seller” means LVMH Moet Hennessy Louis Vuitton, Inc., a Delaware corporation.

“Seller Note” means the $125,000,000 seller note issued by one or more Borrowers to the Seller on December 1, 2016.

“Seller Note Intercreditor Agreement” means the Seller Note Subordination Agreement, dated as of December 1, 2016, by and among LVMH Moet Hennessy Louis Vuitton Inc., a Delaware corporation, as Creditor, the Administrative Agent and the Notes Agent, as supplemented by that certain joinder dated as of the Effective Date executed by the Notes Agent.

“Settlement” has the meaning assigned to such term in Section 2.05(d).

“Settlement Date” has the meaning assigned to such term in Section 2.05(d).

~~“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.~~

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“~~SOFR-Based Rate” means SOFR, Compounded~~SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR ~~or Term SOFR~~”.

“Sold Entity or Business” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Solvent” shall mean, at the time of determination:

(a)each of the Fair Value and the Present Fair Saleable Value of the assets of a Person and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; and

(b)such Person and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and

(c)such Person and its Subsidiaries taken as a whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

Defined terms used in the foregoing definition shall have the meanings set forth in the Solvency Certificate delivered on the Effective Date pursuant to Section 4.01.

“Special Flood Hazard Area” has the meaning assigned to such term in Section 5.08.

“Specified Equity Contribution” has the meaning assigned to such term in Section 6.12.

“Specified Transaction” means, with respect to any period, (a) the Transactions, and any Acquisition, Investment, sale, transfer or other disposition of assets or property other than in the ordinary course (as determined in good faith by Holdings), (b) any merger or consolidation, or any similar transaction other than in the ordinary course (as determined in good faith by Holdings), (c) any incurrence, issuance or repayment of Indebtedness, (d) any Restricted Payment or (e) any other event including any Disposition, in each case with respect to which the terms of the Loan Documents permitting such transaction require “pro forma compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “pro forma basis” or to be given “pro forma effect.”

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding standby Letters of Credit plus (b) the aggregate Dollar Amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The Standby LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Standby LC Exposure at such time.

“Statements” has the meaning assigned to such term in Section 2.18(g).

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for~~

~~eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentage shall include those imposed pursuant to such Regulation D of the Board.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Steamship Guarantees” means steamship guarantees (including any Existing Steamship Guarantees) agreed to be issued or caused to be issued by an Issuing Bank, in accordance with the terms of the Continuing Agreement for Commercial and Standby Letters of Credit or any other applicable letter of credit agreement between such Issuing Bank and any Borrower.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Holdings or a Loan Party, as applicable.

“Supermajority Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Commitments representing at least 66 2/3% of the sum of the Aggregate Revolving Exposure and unused Commitments at such time.

“Supported QFC” has the meaning assigned to it in Section 9.23.

“Suppressed Availability” means, at any time, the excess, if any, of (a) the Borrowing Base at such time over (b) the Aggregate Commitment.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that the following shall not be deemed a “Swap Agreement”: (i) any phantom stock or similar plan (including, any stock option plan) in connection with services provided by current or former directors, officers, employees or consultants of Holdings or its Restricted Subsidiaries, (ii) any option or warrant agreement for the purchase of Equity Interests of Holdings, (iii) the purchase of Equity Interests or Indebtedness (including securities convertible into Equity Interests) of Holdings pursuant to delayed delivery contracts, and (iv) any of the foregoing to the extent that it constitutes a derivative embedded in a convertible security issued by Holdings.

“Swap Agreement Obligations” means any and all obligations of any Loan Party or any of its Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a

Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swap Obligation” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.  Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by JPMCB in its capacity as Administrative Agent or Issuing Bank shall be deemed given by JPMCB in its capacity as Swingline Lender.

“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Notes Obligations” means the Indebtedness and other obligations of Holdings and its Subsidiaries under the Notes Documents.

“Term Benchmark”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR~~” means the forward-looking~~ Determination Day” has the meaning assigned to it under the definition of ~~t~~Term ~~rate based on~~ SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR.  If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government

Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, for any date of determination under this Agreement, a single period consisting of the most recent four consecutive fiscal quarters of Holdings for which financial statements have been required to be delivered pursuant to Section 5.01(a) or Section 5.01(b)(i), as applicable (whether or not such quarters are all within the same fiscal year), or, prior to the date on which financial statements have been delivered or have been required to be delivered pursuant to Section 5.01(a) or Section 5.01(b)(i), the period of four consecutive fiscal quarters of Holdings ended April 30, 2020.

“Total Indebtedness” means, as of any date of determination, the outstanding principal amount of funded Indebtedness for borrowed money, purchase money Indebtedness and the principal portion of financing leases, determined on a consolidated basis, of Holdings and its Restricted Subsidiaries less all Unrestricted Cash of Holdings and its Restricted Subsidiaries; provided that, when calculating Total Indebtedness, the amount of (i) borrowings under this Agreement included in any such calculation shall be deemed to be the average daily amount of borrowings over the immediately preceding four quarter period and (ii) Unrestricted Cash included in any such calculation shall be deemed to be the average daily amount held by Holdings and its Restricted Subsidiaries over the immediately preceding four fiscal quarter period.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness as of the last day of the most recently ended Test Period to (b) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such Test Period.

“Total Secured Indebtedness” means, as of any date of determination, any Total Indebtedness that is secured by Liens on any assets or property of Holdings or any of its Restricted Subsidiaries.

“tranche”  has the meaning assigned to such term in Section 2.24(a).

“Transaction Expenses” means, the fees and expenses incurred in connection with the Transactions and the transactions contemplated thereby, including any original issue discount or upfront fees.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the granting of Liens by the Loan Parties under the Loan Documents, (b) the execution, delivery and performance by the Loan Parties of the Notes Documents to which they are a party, the incurrence of Indebtedness thereunder, the sale and issuance of the notes thereunder, the use of the proceeds thereof and the granting of Liens by the Loan Parties under the Notes Documents, (c) the repayment of all Indebtedness incurred pursuant to the 2016 Term Loan Agreement and the termination of liens securing such Indebtedness, (d) the payment of Transaction Expenses and (e) the consummation of the other transactions contemplated by this Agreement and the other Loan Documents.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate, the Adjusted Daily Simple SOFR Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or

any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment; ~~provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 0.00%, the Unadjusted Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement~~.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Cash” means unrestricted cash and Cash Equivalents owned by Holdings or any Subsidiary and not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor (other than Liens created under the Loan Documents, Liens permitted under Section 6.02(a)(ii) and, to the extent junior to the Liens securing the ABL Priority Collateral, Liens permitted under Section 6.02(k) and Liens constituting Permitted Encumbrances). For purposes of determining the value of any cash or Cash Equivalents denominated in a Foreign Currency at any time, such value shall be calculated on the basis of the Exchange Rate for such currency at such time.

“Unrestricted Cash Cap” has the meaning assigned to such term in the definition of “Borrowing Base”.

“Unrestricted Subsidiary” means any Subsidiary of Holdings that has been designated as an Unrestricted Subsidiary in accordance with Section 5.12.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Security Agreement” means that certain Second Amended and Restated Pledge and Security Agreement, dated as of the Effective Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement (other than any Canadian Security Agreement and the Canadian Pledge Agreement) entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.23.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D).

“Voting Stock” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Wholesale Inventory” means Inventory to be sold by the Borrowers or Canada Sub through the Borrowers’ or Canada Sub’s wholesale distribution channels.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurodollar~~Term Benchark Loan”) or by Class and Type (e.g., a “~~Eurodollar~~Term Benchmark Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “~~Eurodollar~~Term Benchmark Borrowing”) or by Class and Type (e.g., a “~~Eurodollar~~Term Benchmark Revolving Borrowing”).

Section 1.03Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (q) “personal property” shall be deemed to include “movable property”, (r) “real property” shall be deemed to include “immovable property”, (s) “tangible property” shall be deemed to include “corporeal property”, (t) “intangible property” shall be deemed to include “incorporeal property”, (u) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (v) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (w) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (x) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (y) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (z) an “agent” shall be deemed to include a “mandatary”.

Section 1.04Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the Effective Date there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof  (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary at “fair value”, as defined therein,  (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP on January 1, 2018 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations.  Notwithstanding anything to the contrary in this Section or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the asset sale, transfer, disposition or lease thereof has been entered into as discontinued operations, no pro forma effect shall be given to the classification thereof as discontinued operations (and the Consolidated EBITDA or any component thereof attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such asset sale, transfer, disposition or lease shall have been consummated.

Section 1.05Certain Calculations.

(a)Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of Consolidated Total Assets or Consolidated EBITDA), including the Consolidated Fixed Charge Coverage Ratio and the Consolidated Secured Leverage Ratio shall be calculated in the manner prescribed by this Section 1.05.  In addition, whenever a financial ratio or test is to be calculated on a pro forma basis or requires pro forma compliance, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements under Section 5.01(a) or (b)(i), as applicable, have been delivered.

(b)For purposes of calculating any financial ratio or test (including Consolidated Total Assets and Consolidated EBITDA), Specified Transactions that have been made by Holdings or any of its Restricted Subsidiaries during the applicable Test Period or subsequent to such Test Period and on or prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Assets or Unrestricted Cash, on the last day of the applicable Test Period); provided that, notwithstanding the foregoing, when calculating the Financial Covenant for purposes of determining compliance with Section 6.12, any adjustment contemplated by the foregoing with respect to events that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.  If since the beginning of any Test Period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Holdings or any of its Restricted Subsidiaries since the beginning of such period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then such financial ratio or test (including Consolidated Total Assets and Consolidated EBITDA) shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction had occurred at the beginning of the applicable Test Period.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer (and may include, for the avoidance of doubt, cost-savings, operating expense reductions or other cost synergies that are reasonably projected in good faith by the Borrower Representative to be achieved in connection Specified Transactions within twelve (12) months following the consummation of such transaction and which the Borrower Representative determines in good faith are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrower Representative as set forth in a certificate signed by a Financial Officer (calculated on a pro forma basis as though such cost-savings, operating expense reductions or other cost synergies had been realized on the first day of such period, net of the amount of actual benefits realized during such period from such transaction); provided that, amounts added back pursuant to this clause (c) other than costs incurred in connection with achieving such cost-savings, operating expense reductions or other cost synergies, (and any similar provision as set forth in clause (a)(xiii),the definition of “Consolidated EBITDA”) shall be limited to 20% of Consolidated EBITDA in the aggregate for any Test Period (calculated without giving effect to any such add-backs));

(d)In the event that Holdings or any of its Restricted Subsidiaries incurs (including by assumption or guarantee) or Refinances (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or Refinanced under any revolving credit facility or line of credit unless such Indebtedness has been permanently repaid and not replaced), in each case included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such Incurrence or refinancing of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Consolidated Fixed Charge Coverage Ratio, in which case such incurrence or Refinancing of Indebtedness will be given effect, as if the same had occurred on the first day of the applicable Test Period); provided that the foregoing shall not apply to any calculation of the Financial Covenant for purposes of determining compliance with Section 6.12.

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if such Indebtedness had been incurred on the first day of the applicable Test Period as if the rate in effect on the date of the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any Swap Agreement Obligations applicable to such Indebtedness), including for purposes of calculating the Financial Covenant for purposes of determining compliance with Section 6.12; provided that the forgoing shall not apply to any calculation of the interest expense arising in respect of the Loans or other Obligations hereunder.  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.   For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate.

(f)For purposes of any determination under Article V, VI or VII or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred or proposed to be incurred in currencies other than Dollars shall be translated into Dollars at the exchange rate then in effect on the date of such determination (as determined in good faith by the Borrower Representative); provided, however, that (x) for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or payment under Section 6.07(b) in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Restricted Payment or payment under Section 6.07(b) is made, and (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of the Indebtedness that is incurred to refinance such Indebtedness does not exceed the principal amount (or accreted amount) of such Indebtedness being refinanced, except by an amount equal to the accrued interest, dividends and premium (including tender premiums), if any, thereon plus defeasance costs, underwriting discounts and other amounts paid and fees and expenses (including OID, closing payments, upfront fees and similar fees) incurred in connection with such refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder.

Section 1.06Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day (unless the next succeeding Business Day would be in the next calendar month, in which case such payment is due on the immediately preceding Business Day).

Section 1.07Negative Covenant Compliance.  For purposes of determining whether Holdings and its Restricted Subsidiaries comply with any exception to Article VI (other than the Financial Covenant) where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit Holdings and its Restricted Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder.  For avoidance of doubt, with respect to determining whether Holdings and its Restricted Subsidiaries comply with any negative covenant in Article VI (other than the Financial Covenant), to the extent that any obligation or transaction could be attributable to more than one exception to any such negative covenant, Holdings may elect at the time of the making thereof to categorize all or any portion of such obligation or transaction to any one or more exceptions to such negative covenant that permit such obligation or transaction.

Section 1.08Amendment and Restatement of the Existing ABL Credit Agreement.  The parties to this Agreement agree that, on the Effective Date, the terms and provisions of the Existing ABL Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All “Loans” (the “Existing Loans”) made and obligations incurred under the Existing ABL Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Secured Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing ABL Credit Agreement) to the “Administrative Agent,” the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) Letters of Credit which remain outstanding on the Effective Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) the liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Secured Obligations (and all filings with any Governmental Authority in connection therewith) are in all respects continuing and in full force and effect with respect to all Secured Obligations, (e) the Administrative Agent shall, in consultation with the Borrower Representative, make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the

Existing ABL Credit Agreement as are necessary in the judgment of the Administrative Agent in order that each such Lender’s outstanding Revolving Loans hereunder reflect such Lender’s ratable share of the outstanding Revolving Loans on the Effective Date, (f) the Loan Parties hereby agree to compensate each Lender (including any Departing Lender) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Loans (as defined in the Existing ABL Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.16 of the Existing ABL Credit Agreement, (g) each of the Loan Parties reaffirms the terms and conditions of the “Loan Documents” (as referred to and defined in the Existing ABL Credit Agreement) executed by it, as modified and/or restated by the “Loan Documents” (as referred to and defined herein), and acknowledges and agrees that each “Loan Document” (as referred to and defined in the Existing ABL Credit Agreement) executed by it, as modified and/or restated by the “Loan Documents” (as referred to and defined herein), remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Furthermore, the parties to this Agreement agree that, on and after the Effective Date, all references in the “Loan Documents” (as defined in the Existing Credit Agreement as in effect immediately prior to the Effective Date) to the “ABL/Term Loan Intercreditor Agreement” shall be deemed to reference to the ABL/Fixed Asset Intercreditor Agreement and (h) the Existing Loans of each Departing Lender shall be repaid in full (accompanied by any accrued and unpaid interest and fees thereon), each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated and the Departing Lenders shall not be a Lender hereunder (provided, however, that the Departing Lenders shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).

Section 1.09Interest Rates; ~~LIBOR~~Benchmark Notification~~s~~.  The interest rate on ~~Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans.  In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate~~a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform.  Upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-In Election~~, Section 2.14(~~c~~b) provides a mechanism for determining an alternative rate of interest.  The ~~Administrative Agent will promptly notify the Borrower Representative, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based.  However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered rate or other rates in the definition of “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)),~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO~~existing interest ~~R~~rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability.  The Administrative Agent and its affiliates and/or other related  entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.10Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

Section 2.01Commitments.  Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in Dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in:

(a) such Lender’s Revolving Exposure exceeding such Lender’s Commitment; or

(b) the Aggregate Revolving Exposure exceeding the lesser of (i) the Aggregate Commitment and (ii) the Borrowing Base;

subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Sections 2.04 and 2.05.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.  The limitations on Borrowings referred to in clauses (a) and (b) above are referred to collectively as the “Revolving Exposure Limitations”.

Section 2.02Loans and Borrowings.

(a)Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.  Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.

(b)Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or ~~Eurodollar~~Term Benchmark Loans as the Borrower Representative may request in accordance herewith.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any ~~Eurodollar~~Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any ~~Eurodollar~~Term Benchmark Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000.  ABR Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) ~~Eurodollar~~Term Benchmark Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance shall exist, by telephone), not later than (a) in the case of a ~~Eurodollar~~Term Benchmark Borrowing, 10:00 a.m., Chicago time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable and each such telephonic Borrowing Request, if permitted, shall be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, facsimile or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative.  Each such written (or if permitted, telephonic) Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the name of the applicable Borrower(s);

(ii)the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii)the date of such Borrowing, which shall be a Business Day;

(iv)whether such Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing; and

(v)in the case of a ~~Eurodollar~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term

Benchmark Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04Protective Advances.

(a)Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans in Dollars to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, (x) the aggregate amount of Protective Advances plus the aggregate amount of Overadvances outstanding at any time shall not at any time exceed $65,000,000; (y) no Protective Advance shall cause any Lender’s Revolving Exposure to exceed such Lender’s Commitment, and (z) the Aggregate Revolving Exposure, after giving effect to the Protective Advances being made, shall not exceed the Aggregate Commitments.  Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied.  The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder.  All Protective Advances shall be ABR Borrowings.  The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion.  The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders.  Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.  At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance.  At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

(b)Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage.  From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

Section 2.05Swingline Loans and Overadvances.

(a)The Administrative Agent, the Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested, same day funds in Dollars to the Borrowers, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d).  Each Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account.  In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account(s), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that Business Day; provided that, if on any Business Day there is insufficient borrowing capacity to permit the Swingline Lender to make available to the Borrowers a Swingline Loan in the amount necessary to pay all items to be so drawn on any such Controlled Disbursement Account on such Business Day, then the Borrowers shall be deemed to have requested an ABR Borrowing pursuant to Section 2.03 in the amount of such deficiency to be made on such Business Day. The aggregate amount of Swingline Loans outstanding at any time shall not exceed $65,000,000.  The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan results in the failure to satisfy the Revolving Exposure Limitations (before or after giving effect to such Swingline Loan).  All Swingline Loans shall be ABR Borrowings.

(b)Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to the Borrowers, ratably on behalf of the Lenders in accordance with their respective Applicable Percentages, in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”); provided that, no Overadvance shall result in a Default due to Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance.  In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied.  All Overadvances shall constitute ABR Borrowings.  The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount which, when added to the aggregate amount of Protective Advances then outstanding, shall not exceed $65,000,000 at any time, no Overadvance may remain outstanding for more than sixty (60) days and no Overadvance shall cause any Lender’s Revolving Exposure to exceed its Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances.  Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(c)Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Commitment.  The Swingline Lender or the Administrative Agent may, at any time, require the Lenders to fund their participations.  From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

(d)The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Lenders on any date that the Administrative Agent elects (but at least on a weekly basis), by notifying the Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago time on the date of such requested Settlement (the “Settlement Date”).  Each Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative

Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date.  Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.03 have then been satisfied.  Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively.  If any such amount is not transferred to the Administrative Agent by any Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such  Lender on demand such amount, together with interest thereon, as specified in Section 2.07.

(e)Provisions Related to Extended Commitments.  If the maturity date shall have occurred in respect of any tranche of Commitments at a time when another tranche or tranches of Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.06(m)), there shall exist sufficient unutilized Extended Commitments so that the respective outstanding Swingline Loans could be incurred pursuant the Extended Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.  If the maturity date shall have occurred in respect of any tranche of Commitments at a time when another tranche or tranches of Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Overadvances shall be repaid in full on such date (and there shall be no adjustment to the participations in such Overadvances as a result of the occurrence of such maturity date),

Section 2.06Letters of Credit.

(a)General.  Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit denominated in Agreed LC Currencies for its own account or for the account of another Borrower as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that, notwithstanding anything herein to the contrary, Barclays Bank PLC, in its capacity as an Issuing Lender, shall not be required to issue any commercial Letters of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Each Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, such Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (such Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) if the use thereof would violate Section 5.08, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.  The letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents.  It is hereby understood and agreed that no Issuing Bank shall be obligated to issue any Airway Release or Steamship Guaranty unless otherwise separately agreed to in a letter of credit agreement between such Issuing Bank and any Borrower.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall deliver by hand or facsimile (or transmit through Electronic Systems, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (prior to 9:00 am, Chicago time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed LC Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (but subject to Section 2.06(l) and 2.11(b)) (i) the aggregate LC Exposure shall not exceed $100,000,000, (ii) the aggregate Standby LC Exposure shall not exceed $25,000,000 and (iii) the Borrowers shall be in compliance with the Revolving Exposure Limitations.  Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit.  Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith.  Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).

(c)Expiration Date.  Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension); provided that a Letter of Credit may provide that its expiration date shall be automatically extended (but not beyond the date specified in clause (ii) below) to a date not more than one year after the then outstanding expiration date unless, at least a specified number of days prior to such then existing expiration date, the Issuing Bank shall have given the beneficiary thereof notice, in a form that may be specified in such Letter of Credit, that such expiration date shall not be so extended, and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that, (x) any Letter of Credit with a one-year tenor may contain customary automatic renewal provisions agreed upon by the Borrower Representative and the relevant Issuing Bank that provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referenced in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal and (y) notwithstanding the foregoing, upon the Borrower Representative’s request and subject to the approval, in its discretion, of the Administrative Agent and the applicable Issuing Bank that has issued such Letter of Credit, any such Letter of Credit may have a later expiry date (but in any event not later than one (1) year after the Maturity Date) if cash collateralized or covered by standby letter(s) of credit in compliance with Section 2.06(j) below.

(d)Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (i) if such notice has been received by the Borrower Representative prior to 11:00 a.m., Chicago time, on any Business Day, not later than 11:00 a.m., Chicago time, on the first Business Day after the date on which the Borrower Representative shall have received notice of such LC Disbursement or, (ii) if such notice has been received by the Borrower Representative after 11:00 a.m., Chicago time, on any Business Day, not later than 11:00 a.m., Chicago time, on the second Business Day after the date on which the Borrower Representative shall have received notice of such LC Disbursement; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an amount equal to the Dollar Amount of such LC Disbursement and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and the Dollar Amount of such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay in Dollars to the Administrative Agent the Dollar Amount of its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f)Obligations Absolute.  The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by the applicable Issuing Bank’s (x) willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and other documents, and at a time and place, strictly complying with the terms and conditions of the Letter of Credit or (y) failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The applicable Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by fax or through Electronic Systems) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers or the Loan Guarantors of their obligations to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed LC Currency plus the then effective Applicable Rate with respect to ~~Eurodollar~~Term Benchmark Revolving Loans) and such interest shall be payable on the date when such reimbursement is due; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)Replacement of the Issuing Bank.  (i) The Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.

(j)Cash Collateralization.  Subject to the terms of the ABL/Fixed Asset Intercreditor Agreement, if any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required  Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Borrowers are not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII.  For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable

Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrower Representative. The Borrowers also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b).  In addition, if the Borrowers are required to provide cash collateral in connection with an extension of a Letter of Credit pursuant to Section 2.04(c), then, on or prior to the effective date of any such extension, the Borrowers shall deposit in the LC Collateral Account an amount in cash equal to 105% of the LC Exposure in respect of the Letter of Credit subject to such extension plus accrued and unpaid interest thereon.  Any such deposit of cash collateral pursuant to this Section 2.06(k) shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account.  Subject to the terms of the ABL/Fixed Asset Intercreditor Agreement, moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations.  Subject to the terms of the ABL/Fixed Asset Intercreditor Agreement, if the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.

(k)Issuing Bank Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l)LC Exposure Determination.  For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.  The Administrative Agent will determine the Dollar Amount of (i) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit and (ii) all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i) and (ii) is herein described as a “Computation Date”.

(m)Provisions Related to Extended Commitments.  If the maturity date in respect of any tranche of Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Loans and payments in respect thereof pursuant to Section 2.06(d)) under (and ratably participated in by Lenders pursuant to) the Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall cash collateralize any such Letter of Credit in accordance with Section 2.06(j).  If, for any reason, such cash collateral is not provided or the reallocation does not occur, the Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit.  Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders in any Letter of Credit issued before such maturity date.  Commencing with the maturity date of any tranche of Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

Section 2.07Funding of Borrowings.

(a)Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05.  The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account; provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the Administrative Agent.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08Interest Elections.

(a)Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~Term Benchmark Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term Benchmark Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.

(b)To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by a Responsible Officer of the Borrower Representative or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance shall exist, by telephone) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable and each such telephonic Interest Election Request, if permitted, shall be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, Electronic System or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.

(c)Each written (or if permitted, telephonic) Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:

(d)the name of the applicable Borrower, the Borrowing to which such Interest Election Request applies and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(e)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(f)whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing; and

(g)if the resulting Borrowing is a ~~Eurodollar~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~Eurodollar~~Term Benchmark Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(h)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(i)If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~Term Benchmark Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a ~~Eurodollar~~Term Benchmark Borrowing and (ii) unless repaid, (A) each ~~Eurodollar~~Term Benchmark Borrowing and (B) each RFR Revolving Borrowing shall be converted to an ABR Borrowing (in the case of a Term Benchmark Borrowing) at the end of the Interest Period applicable thereto or (in the case of an RFR Borrowing) on the next Interest Payment Date in respect thereof.

Section 2.09Termination and Reduction of Commitments; Increase in Commitments.

(a)Unless previously terminated, all Commitments shall terminate on the Maturity Date.

(b)The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back-up standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank) in an amount in Dollars equal to the Dollar Amount of 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees and (iv) the payment in full of all reimbursable expenses and other Obligations (other than Unliquidated Obligations that have not yet arisen), together with accrued and unpaid interest thereon.

(c)The Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and (ii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Borrowers shall not be in compliance with the Revolving Exposure Limitations.

(d)The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that, a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities or any other event specified in such notice, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e)The Borrowers shall have the right to request an increase of the Aggregate Commitments by an aggregate amount of up to $100,000,000 by obtaining additional Commitments either from one or more of the Lenders or other lending institutions; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) the Administrative Agent and each Issuing Bank shall have consented (such consent not to be unreasonably withheld) to such Lender, to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments to such Lender, (iii) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder and (iv) the conditions and procedures described in Section 2.09(f) have been satisfied.  Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

(f)Any amendment hereto providing for the increase of the Commitment of a Lender or addition of a Lender shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers, the Loan Parties party hereto and the Lender(s) being added or increasing their Commitment.  As conditions precedent to such an increase, the Loan Parties shall deliver to the Administrative Agent (i) a certificate of each Loan Party (in sufficient copies for each Lender, if requested by the Administrative Agent) signed by an authorized officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, (y) certifying that any security and guarantee confirmations as may have been reasonably requested by the Administrative Agent have been delivered and (z) certifying that, before and after giving effect to such increase, (A) the representations and warranties of the Loan Parties contained in Article III and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date or, in each case, to the extent qualified by a materiality standard, in which case they are true and correct in all respects and (B) no Default shall have occurred and be continuing and (ii) to the extent requested by the Administrative Agent, such opinions of counsel, certificates and other customary closing deliverables consistent with those delivered on the Effective Date, all of which shall be reasonably satisfactory in form and substance to the Administrative Agent.  The terms applicable to such additional or increased Commitments (except with respect to any customary commitment, arrangement, upfront or similar fees) shall be substantially the same as for the existing Commitments (it being understood that the Applicable Margin applicable to the then existing Lenders in respect of their Commitments may be increased without the consent of any Lender in connection with the incurrence of any such additional Commitments or increases in Commitments).

(g)Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.  On the Business Day following any such increase, all outstanding ABR Loans shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages.  ~~Eurodollar~~Term Benchmark Loans shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase.

Section 2.10Repayment of Loans; Evidence of Debt.

(a)The Borrowers hereby unconditionally promise jointly and severally to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent and (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date and demand by the Administrative Agent.

(b)At all times that a Cash Dominion Period is in effect, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) (without a corresponding reduction in Commitments) and, if requested by the Administrative Agent in its Permitted Discretion, to cash collateralize outstanding LC Exposure.

(c)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f)Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

Section 2.11Prepayment of Loans.

(a)The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.

(b)In the event and on such occasion that (i) other than as a result of fluctuations in currency exchange rates, the Borrowers are not at any time in compliance with the Revolving Exposure Limitations (calculated with respect to Foreign Currency LC Exposure, as of the most recent Computation Date) or (ii) solely as a result of fluctuations in currency exchange rates, the Borrowers exceed any Revolving Exposure Limitation by 105% of the applicable threshold (calculated with respect to Foreign Currency LC Exposure, as of the most recent Computation Date), in either case, the Borrowers shall immediately prepay the Revolving Loans, LC Exposure and/or Swingline Loans (or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j)) in an aggregate amount necessary such that, on a pro forma basis following such prepayments or cash collateralization, the Borrowers shall be in compliance with the Revolving Exposure Limitations (it being understood that, in order to comply with this Section 2.11(b), the Borrowers shall prepay all such Revolving Loans and Swingline Loans prior to any cash collateralization of LC Exposure hereunder).  Notwithstanding the foregoing, it is hereby understood and agreed that for purposes of determining compliance with this Section 2.11(b), any Letters of Credit that have been cash collateralized in accordance with Section 2.06(j) hereof and for which the Administrative Agent holds such cash collateral shall not be included in the calculation of Revolving Exposure.

(c)The Borrower Representative shall notify the Administrative  Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by fax) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than 10:00 a.m., Chicago time, (A) in the case of prepayment of (x) a ~~Eurodollar~~Term Benchmark Revolving Borrowing, ~~three~~not later than 11:00 a.m. three Business Days before the date of prepayment or (y) an RFR Revolving Borrowing (solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14(f)), not later than five Business Days before the date of prepayment, or (B) in the case of prepayment of an ABR Revolving Borrowing, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments to the extent required by Section 2.16.

Section 2.12Fees.

(a)The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Commitments terminate.  Accrued commitment fees shall be payable in arrears on the first day of each February, May, August and November and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in standby Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to ~~Eurodollar~~Term Benchmark Revolving Loans on the average daily Dollar Amount of such Lender’s Standby LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any Standby LC Exposure, (ii) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in commercial Letters of Credit, which shall accrue at a rate equal to (A) 50% multiplied by (B) the same Applicable Rate used to determine the interest rate applicable to ~~Eurodollar~~Term Benchmark Revolving Loans on the average daily Dollar Amount of such Lender’s Commercial LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any Commercial LC Exposure, (iii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, and (iv) to the Issuing Bank, the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any

Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

Section 2.13Interest.

(a)The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)The Loans comprising each ~~Eurodollar~~Term Benchmark Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.  Each RFR Loan (solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.14(f)) shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.

(c)Each Protective Advance and each Overadvance shall bear interest at the Alternate Base Rate plus the Applicable Rate for Revolving Loans plus 2%.

(d)Notwithstanding the foregoing, during the occurrence and continuance of a Payment or Bankruptcy Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all overdue principal shall bear interest at 2% plus the rate otherwise applicable to such principal as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount overdue hereunder, such overdue amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

(e)Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted ~~LIBO~~Term SOFR Rate or ~~LIBO~~Daily Simple SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.  All interest hereunder on any Loan shall be computed on a daily basis upon the outstanding principal amount of such Loan as of the applicable date of determination.

(g)For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(h)Notwithstanding the foregoing, all “Eurodollar Borrowings” (as defined in this Agreement immediately prior to giving effect to Amendment No. 1 to this Agreement on the Amendment No. 1 Effective Date) outstanding as of the Amendment No. 1 Effective Date shall remain Eurodollar Borrowings outstanding under this Agreement (upon giving effect to Amendment No. 1 to this Agreement on the Amendment No. 1 Effective Date) until the end of the current Interest Period applicable thereto and, upon the expiration of such current Interest Period, shall be converted to Term Benchmark Loans with an Interest Period of one (1) month (the “SOFR Conversion”).  Subject to the SOFR Conversion, all other terms and conditions set forth in this Agreement with respect to Term Benchmark Loans shall apply to such “Eurodollar Borrowings” referred to in the first sentence of this clause (g), mutatis mutandis.

Section 2.14Alternate Rate of Interest.

~~(a)If prior to the commencement of any Interest Period for a Eurodollar Borrowing:~~

(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable~~ (including~~, without limitation, by means of an Interpolated Rate or~~  because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period~~; provided that no Benchmark Transition Event shall have occurred at such time~~ or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or

(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable,~~ for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower ~~R~~representative and the Lenders ~~through~~by Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until

(x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (~~A~~1) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a ~~Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing~~Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted.  Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) any Term Benchmark Loan shall on the last day of the ~~then current~~ Interest Period applicable ~~thereto, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as~~to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above, on such day, or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR ~~Borrowing~~Loan.

~~(b)If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and such Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the applicable Borrower will upon demand from such Lender (with a copy to the Administrative Agent), either prepay or convert all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans.  Upon any such prepayment or conversion, the Borrower will also pay accrued interest on the amount so prepaid or converted.~~

(~~c~~b)Notwithstanding anything to the contrary herein or in any other Loan Document~~, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower Representative may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m.~~ (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes for this Section 2.14(b)), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the ~~Administrative Agent has posted such~~date notice of such Benchmark Replacement is pro~~pos~~vided to the Lenders without any amendment to ~~all Lenders and the Borrower Representative,~~, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~proposed amendment~~Benchmark Replacement from Lenders comprising the Required Lenders~~; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein.  Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement pursuant to this Section 2.14(c) will occur prior to the applicable Benchmark Transition Start Date.~~.

(~~d~~c)~~In connection with the implementation of a Benchmark Replacement~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent ~~(~~, in consultation with the Borrower ~~Representative)~~, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(~~e~~d)The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and~~, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole ~~reasonable good faith~~ discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a

Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)Upon the Borrower~~’s~~ Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a ~~LIBOR~~Term Benchmark Borrowing or RFR Borrowing) of, conversion to or continuation of ~~LIBOR~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted (1) any such request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to ~~ABR Loans~~(A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (2) any such request for an RFR Borrowing into a request for an ABR Borrowing.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the ABR based upon ~~LIBO Rate~~the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.  Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event, on such day or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

Section 2.15Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate)~~ or the Issuing Bank;

(ii)impose on any Lender or the Issuing Bank or the ~~London~~applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)Notwithstanding the foregoing, increased costs due to a Change in Law resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may only be requested by a Lender imposing such increased costs on borrowers similarly situated to the applicable Borrower under syndicated credit facilities comparable to those provided hereunder.

Section 2.16Break Funding Payments.

~~.  In~~(a)With respect to Term Benchmark Loans, in the event of (a) the payment of any principal of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event.  ~~In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have~~

~~accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.~~  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b)With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17Taxes.

(a)Withholding of Taxes; Gross-Up.  Each payment by or on behalf of any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law.  If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b)Payment of Other Taxes by the Borrowers.  The Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law (or at the option of the Administrative Agent timely reimburse it for the payment thereof).

(c)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification by the Borrowers.  The Loan Parties shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.17(d) shall be paid within 10 days after the Recipient delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.17(e) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes or expenses so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Status of Lenders.  (i)  Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender, if requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (E) and (G) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Upon the reasonable request of the Borrower Representative or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f).  If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower Representative and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, if any Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies reasonably requested by the Borrower Representative and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent or if the form delivered expires or becomes obsolete or inaccurate in any respect), duly completed and executed copies of whichever of the following is applicable:

(A)in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any  Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” Article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” Article of such tax treaty;

(C)in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E, as applicable and (2) a tax certificate substantially in the form of Exhibit F-1 to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”);

(E)in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself, (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender, and (3) a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a tax certificate substantially in the form of Exhibit F-4 on behalf of such partners; or

(F)any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower Representative or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(G)If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.17(f)(ii)(G), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17 or Section 10.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section or Section 10.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been required to be paid.  This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h)Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Certain FATCA Matters.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(j)Defined Terms.  For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Section 2.18Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a)The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account when a Cash Dominion Period is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied, subject to the terms of the ABL/Fixed Asset Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements ratably in accordance with the then outstanding amounts thereof), seventh, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any aggregate LC Exposure, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any ~~Eurodollar~~Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent.  The Borrowers hereby irrevocably authorize (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion.

(g)The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”).  The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience.  Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations.  If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

Section 2.19Mitigation Obligations; Replacement of Lenders.

(a)If any Lender requests compensation under Section 2.15, or if the Borrowers or Loan Guarantors are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or Section 10.09, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15, 2.17 or 10.09, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 2.15, or if the Borrowers or Loan Guarantors are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or Section 10.09, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15, 2.17 or 10.09) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17 or Section 10.09, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.20Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c)if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Commitment and (y) the Revolving Exposure Limitations are satisfied;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that each of the Administrative Agent, the Borrowers, the Issuing Bank and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender.  The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds.  The provisions of this Section 2.21 shall survive the termination of this Agreement.

Section 2.22Banking Services and Swap Agreements.  Each Lender (other than JPMCB and its Affiliates, each of which shall be deemed to have provided such notice) or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent).  In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish to the Administrative Agent (i) on or prior to the fifteenth (15th) day of each month, (ii) from time to time after a significant change therein and (iii) upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations.  The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

Section 2.23Designation of Borrowing Subsidiaries.  The Borrower Representative may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, designate any Domestic Restricted Subsidiary or any Approved Foreign Subsidiary as a Borrowing Subsidiary pursuant to this Section 2.23 by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Borrower Representative and the satisfaction of the other conditions precedent set forth in Section 4.03.  Upon such delivery and satisfaction (the date of such delivery and satisfaction, the “Borrowing Subsidiary Effective Date”), such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. The Borrower Representative may, at any time and from time to time, terminate the status of any Borrowing Subsidiary as such by delivery to the Administrative Agent of a termination notice to that effect executed by such Borrowing Subsidiary and the Borrower Representative, whereupon such Borrowing Subsidiary shall cease to be a Borrower.  Notwithstanding the foregoing, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of, or interest on, any Loan to such Borrowing Subsidiary or Letter of Credit (unless the same is cash collateralized by such Borrowing Subsidiary in an amount not to exceed 105% of the corresponding LC Exposure and on terms reasonably satisfactory to the Administrative Agent) shall be outstanding hereunder; provided that, such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary to make further Borrowings under this Agreement.  As soon as practicable upon receipt of a Borrowing Subsidiary

Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.  For purposes of clarity, no Foreign Subsidiary may become a Borrowing Subsidiary unless such Foreign Subsidiary constitutes an Approved Foreign Subsidiary.  It is hereby further understood and agreed that the addition of an Approved Foreign Subsidiary as a Borrowing Subsidiary may require (including to the extent required by the Lenders as a condition to their approval of an Approved Foreign Subsidiary) an amendment or an amendment and restatement of this Agreement in accordance with Section 9.02(b) in order to, inter alia, add a borrowing base (with component elements to be agreed) and related loan administration provisions, pricing, interest rates, loan types, modify eligibility criteria (and categories of eligible assets), determine advance rates, establish or modify reserves, add customary local law and jurisdiction specific provisions, including without limitation (if applicable), those addressing the taking and perfection of security interests or Liens and related cash management systems, relating to guarantee limitations and amendments to tax provisions and/or address credit and/or insolvency related risks under the laws of the jurisdiction of organization of such Approved Foreign Subsidiary and any modifications or supplements to other Loan Documents that are consequential on, incidental to, or required under or in connection with the approval of the Approved Foreign Subsidiary.

Section 2.24Extensions of Commitments.

(a)Notwithstanding anything to the contrary in this Agreement, including Section 2.18(d), pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower Representative to all Lenders of Loans with a like Maturity Date or of the same tranche on a pro rata basis (based on the aggregate Commitments with a like Maturity Date or of the same tranche) and on the same terms to each such Lender, the Borrower Representative is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s applicable Commitment and otherwise modify the terms of such Commitment pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Commitment (and related outstandings)) (each, an “Extension”, and each group of Commitments so extended, as well as the original Commitments not so extended, being a “tranche”; any Extended Commitments shall constitute a separate tranche of Commitments from the tranche of Commitments from which they were converted)), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower Representative and set forth in the relevant Extension Offer), the Commitment of any Lender that agrees to an extension with respect to such Commitment extended pursuant to an Extension (an “Extended Commitment”), and the related outstandings, shall be a Commitment (or related outstandings, as the case may be) (A) with the same terms as the original Commitments (and related outstandings), (B) with different terms that apply only after the original Commitments being extended expire or (C) with such other terms as shall be reasonably satisfactory to the Administrative Agent; provided that (x) subject to the provisions of Section 2.05(e) and Section 2.06(m) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Commitments in accordance with their Applicable Percentage of the Commitments (and except as provided in Section 2.05(e) and Section 2.06(m), without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Commitments (and related outstandings) and (B) repayments required upon the maturity date of the non-extending Commitments) and (y) at no time shall there be Commitments hereunder (including Extended Commitments and any original Commitments) which have more than three different maturity dates, (iii) if the aggregate amount of Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments offered to be extended by the Borrower Representative pursuant to such Extension Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (iv) all documentation in respect of such Extension shall be consistent with the foregoing and (v) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower Representative. For the avoidance of doubt, no Lender shall be obligated to accept the terms contained in any Extension Offer and any Lender failing to respond to an Extension Offer within the time period required by such Extension Offer shall be deemed to have declined such Extension Offer.

(b)With respect to all Extensions consummated by the Borrower Representative pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower Representative may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower Representative’s discretion and may be waived by the Borrower Representative) of Commitments of any or all applicable tranches be tendered.  The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.11 and Section 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Commitments (or a portion thereof) and (B) the consent of each Issuing Bank, which consent shall not be unreasonably withheld or delayed.  All Extended Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents.  The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower Representative and/or any of the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative and such other Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section.  Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)In connection with any Extension, the Borrower Representative shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

Section 2.25Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

ARTICLE III

Representations and Warranties.

Each Loan Party represents and warrants to the Lenders that:

Section 3.01Organization; Powers.  Each Loan Party and each of its Restricted Subsidiaries is duly organized, validly existing and, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02Authorization; Enforceability.  The execution, delivery and performance by any Loan Party of the Loan Documents to which it is party or compliance with the terms and provisions thereof are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders.  The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03Governmental Approvals; No Conflicts.  The execution, delivery and performance by any Loan Party of the Loan Documents to which it is party and the compliance with the terms and provisions thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for (i) filings necessary to perfect Liens created pursuant to the Loan Documents and (ii) filings with the Securities and Exchange Commission by Holdings pursuant to its periodic reporting obligations under the Exchange Act, (b) will not violate any Requirement of Law applicable to any Loan Party or any of the Restricted Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Restricted Subsidiaries or the assets of any Loan Party or any of the Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of the Restricted Subsidiaries, (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of the Restricted Subsidiaries, except Liens created pursuant to or permitted under the Loan Documents and (e) will not violate any provision of the Organizational Documents of such Loan Party; except in each case referred to in clauses (a), (b) or (c) to the extent that such missing consent or approval, violation or Lien could not reasonably be expected to have a Material Adverse Effect.

Section 3.04Financial Condition; No Material Adverse Change.

(a)Holdings has heretofore furnished to the Lenders (i) audited consolidated financial statements of Holdings and its consolidated subsidiaries consisting of audited consolidated balance sheets as of January 31, 2018, January 31, 2019 and January 31, 2020 and audited consolidated income statements and statements of stockholders’ equity and cash flows for each of the fiscal years of Holdings ended January 31, 2018, January 31, 2019 and January 31, 2020 and (ii) unaudited interim consolidated financial statements of Holdings and its consolidated subsidiaries consisting of (A) an unaudited interim consolidated balance sheet of Holdings and its consolidated subsidiaries as of the last day of the fiscal quarter of Holdings and its consolidated subsidiaries ended April 30, 2020 and (B) an unaudited interim consolidated income statement, statement of cash flows and statement of stockholder’s equity of Holdings and its consolidated subsidiaries for the most recent three month fiscal period of Holdings and its consolidated subsidiaries ended April 30, 2020.  Such financial statements present fairly, in all material respects, the financial position and results of Holdings and its consolidated subsidiaries, as of such dates and periods in accordance with GAAP, subject to normal year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and, in the case of the statements referred to in clause (ii) and, the absence of footnotes.

(b)Since January 31, 2020, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.05Properties.

(a)As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned in fee by each Loan Party and (b) each of the Loan Parties and each of the Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than those permitted by Section 6.02.

(b)Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other Intellectual Property necessary to its business as currently conducted. A correct and complete list of registered Intellectual Property owned by any Loan Party or its Restricted Subsidiaries, as of the Effective Date, is set forth on Schedule 3.05. Except as could not reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any of its Restricted Subsidiaries is knowingly infringing, misappropriating, diluting or otherwise violating in any material respect upon the Intellectual Property rights of any other Person.

Section 3.06Litigation and Environmental Matters.

(a)Other than the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its Restricted Subsidiaries (i) not fully covered by insurance (except for customary deductibles) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) as to which there is a reasonable possibility of an adverse determination and that involve this Agreement or the Transactions.

(b)Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party or any of its Restricted Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) to their knowledge, no Loan Party nor any of its Restricted Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

Section 3.07Compliance with Laws and Agreements.  Each Loan Party and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

Section 3.08Investment Company Status; Margin Regulations.

(a)No Loan Party nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(b)None of Holdings or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.

Section 3.09Taxes.  Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves.

Section 3.10Pension Plans.

(a)ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each U.S. Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such U.S. Pension Plan, and the present value of all accumulated benefit obligations of all underfunded U.S. Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the assets of all such underfunded U.S. Pension Plans.

(b)Canadian Pension Plans. To the extent applicable, each of Canada Sub and the other Loan Parties is in compliance with the requirements of the Pension Benefits Standards Act (British Columbia), Pension Benefits Act (Ontario) and other federal or provincial laws with respect to each Canadian Pension Plan, except where the failure to so comply would not reasonably be expected to have a

Material Adverse Effect. For greater certainty, all breaches of fiduciary duty owed to the members of any Canadian Pension Plan or Canadian Union Plan by Canada Sub or any other Loan Party are deemed to have a Material Adverse Effect for the purposes of this Section. No fact or situation that may reasonably be expected to result in a Material Adverse Effect or would entitle the Governmental Authority to order the wind up of a Canadian Pension Plan exists in connection with any Canadian Pension Plan. None of Canada Sub nor the other Loan Parties has any material withdrawal liability in connection with a Canadian Pension Plan. No Canadian Pension Event or Foreign Pension Event which has resulted or could reasonably be expected to result in any Loan Party incurring any liability in excess of $1,000,000 has occurred.  Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all contributions required to be made by a Loan Party under the Canadian Union Plans have been made and the sole obligation of a Loan Party under any Canadian Union Plan is to make contributions to the Canadian Union Plan, in the amounts and in the manner set forth in the applicable collective agreement.  As of the date hereof, each Canadian Pension Plan has no solvency deficiency and is funded as required under the most recent actuarial valuation filed with the applicable Governmental Authority pursuant to generally accepted actuarial practices and principles.  Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Pension Plan have been made in accordance with all applicable laws and the terms of each Canadian Pension Plan.

(c)Foreign Pension Plans.  Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (i) all employer and employee contributions (including insurance premiums) required from any Loan Party or any of its Affiliates by applicable law or by the terms of any Foreign Pension Plan (including any policy held thereunder) have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the present value of the aggregate accumulated benefit obligations of all Foreign Pension Plans (based on those assumptions used to fund such Foreign Pension Plans) with respect to all current and former participants did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans; (iii) each Foreign Pension Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each such Foreign Pension Plan is in compliance (A) with all material provisions of applicable law and all material applicable regulations and regulatory requirements (whether discretionary or otherwise) and published interpretations thereunder with respect to such Foreign Pension Plan and (B) with the terms of such Foreign Pension Plan.

Section 3.11Disclosure.  (i) All written information (other than projections, forward-looking information and information of a general economic or industry specific nature) that has been made available to the Lenders or any of their respective affiliates by Holdings or its representatives on behalf of Holdings in connection with the Transactions, is, when taken as a whole, together with all information concerning Holdings and its affiliates that is publicly available (including all filings made with the SEC), complete and correct in all material respects and does not and, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were or are made (giving effect to all supplements and updates provided thereto), (ii) the projections and other forward-looking information that have been made available to the Lenders or any of their respective affiliates by Holdings or representative of Holdings on behalf of Holdings in connection with the Transactions have been prepared in good faith and that the information in such projections with respect to Holdings are based upon assumptions that are believed by the preparer thereof to be reasonable at the time made and at the time such projections are made available to the Lenders or any of their respective affiliates; it being understood that such projections and forward-looking statements are as to future events and are not to be viewed as facts, such projections and forward-looking statements are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such information may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized and (iii) as of the Effective Date, to the best knowledge of any Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.12Patriot Act.  Neither Holdings nor any of its Restricted Subsidiaries is in violation of the USA PATRIOT Act in any material respect.

Section 3.13Solvency.  As of the Effective Date, after giving effect to the Transactions to be consummated on the Effective Date, Holdings, together with its Subsidiaries on a consolidated basis, is Solvent.

Section 3.14Insurance.  Schedule 3.14 sets forth a description of all material insurance policies maintained by or on behalf of the Loan Parties as of the Effective Date.  As of the Effective Date, all premiums in respect of such insurance have been paid.  Holdings believes that the insurance maintained by or on behalf of Holdings and its Restricted Subsidiaries is adequate.

Section 3.15Capitalization and Subsidiaries.  Schedule 3.15 sets forth, as of the Effective Date, complete and accurate descriptions of the equity capital structure of Holdings and each of its Subsidiaries showing, for each such Person, accurate ownership percentages of the equity holders of record and accompanied by a statement of authorized and issued capital stock, if any, for each such Person.

Section 3.16Security Interest in Collateral.  The provisions of each Security Agreement are effective to create (on and after the Effective Date) in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) in all right, title and interest of the Loan Parties in the Collateral (as defined in each Security Agreement), and upon (i) the filing of financing statements in appropriate form listing each applicable Loan Party, as a debtor, and the Administrative Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization of such Loan Party, (ii) sufficient identification of commercial tort claims (as applicable), (iii) the recordation of any Intellectual Property Collateral Documents in the United States Patent and Trademark Office or the United States Copyright Office or the Canadian Intellectual Property Office and (iv) the delivery to the Administrative Agent (or its bailee) of any stock certificates representing pledged Equity Interests (together with a properly completed and signed stock power or endorsement) described in each Security Agreement, the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected security interest in all right, title and interest of the Loan Parties in all of the Collateral (as defined in each Security Agreement), subject to no other Liens other than Liens permitted under the Loan Documents, in each case, to the extent perfection can be accomplished under applicable law through these actions.

Section 3.17Employment Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of Holdings, threatened.  To the knowledge of the Loan Parties and except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the hours worked by and payments made to employees of the Loan Parties and their Restricted Subsidiaries have not been in violation (in any material respect) of the Fair Labor Standards Act or any other applicable Federal, state, local, provincial, territorial or foreign law dealing with such matters. Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any

Restricted Subsidiary, on account of wages, vacation pay and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Restricted Subsidiary.

Section 3.18Anti-Corruption Laws and Sanctions .  Holdings has implemented and maintains in effect policies and procedures designed to ensure compliance by Holdings, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Holdings, its Restricted Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) Holdings, any Restricted Subsidiary or, to the knowledge of Holdings or such Restricted Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of Holdings or any Restricted Subsidiary, any agent of Holdings or such Restricted Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.   No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE IV

Conditions.

Section 4.01Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)Credit Agreement and Loan Documents.  The Administrative Agent (or its counsel) shall have received from each Loan Party that is a party hereto a counterpart of this Agreement, the ABL/Fixed Asset Intercreditor Agreement, the Seller Note Intercreditor Agreement and each Security Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

(b)[reserved].

(c)Secretary or Officer’s Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary (or, in the case of Canada Sub or any other Loan Party that does not have a Secretary or Assistant Secretary, any other Responsible Officer of Canada Sub or such other Loan Party, as applicable), which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other Responsible Officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization (or similar governing document) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (or, in the case of Canada Sub, a Responsible Officer of Canada Sub) and a true and correct copy of its by-laws or operating, management or partnership agreement (or similar governing document), and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(d)Legal Opinions.  The Administrative Agent shall have received a written opinion of (i) Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, and (ii) Miller Thomson LLP, special Canadian counsel to Canada Sub, in each case, addressed to the Administrative Agent, the Issuing Banks and the Lenders on the Effective Date in form and substance reasonably satisfactory to the Administrative Agent.

(e)Borrowing Base Certificate; Closing Certificate; Funding Accounts.  The Administrative Agent shall have received (i) a Borrowing Base Certificate which calculates the Borrowing Base as of June 30, 2020, (ii) a certificate, signed by a Responsible Officer of Holdings, on the Effective Date, stating that the conditions set forth in Section 4.02(a) and (b) have been satisfied and (iii) a notice from the Borrower Representative setting forth the deposit account(s) of the Borrower Representative (the “Funding Accounts”) to which the Lenders are authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(f)Fees.  Holdings shall have paid, or will substantially simultaneously with the initial borrowing of Loans hereunder pay, all fees and reasonable expenses (including, without limitation, legal fees and expenses) of the Administrative Agent and the Lenders as and to the extent (a) required to be paid by Holdings and (b) invoiced to Holdings at least two (2) business days prior to the Effective Date.

(g)Refinancings.  The Administrative Agent shall have received copies of customary payoff documentation providing evidence reasonably satisfactory to the Administrative Agent that concurrently with the consummation of the other Transactions to occur on the Effective Date, the 2016 Term Loan Agreement shall have been terminated (along with all of the agreements, documents and instruments delivered in connection therewith) and all principal, interest, fees and other expenses then due and owing thereunder has been repaid and any and all liens thereunder have been terminated.

(h)Solvency Certificate.  The Administrative Agent shall have received a solvency certificate from a Financial Officer, dated as of the Effective Date and after giving effect to the Transactions, substantially in the form of Exhibit G.

(i)Pledged Stock; Stock Powers.  Subject to the terms of the ABL/Fixed Asset Intercreditor Agreement, the Administrative Agent shall have received, or be in possession of, the certificates representing the Equity Interests pledged pursuant to each Security Agreement and the Canadian Pledge Agreement and required to be delivered on or prior to the Effective Date pursuant thereto, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(j)Filings, Registrations and Recordings.  To the extent not previously delivered, Uniform Commercial Code financing statements, PPSA financing statements, RDPRM (Quebec) recordings or other notices in respect thereof required by the Collateral Documents or under law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, shall be in proper form for filing, registration or recordation.

(k)Insurance.  To the extent the same has not been previously delivered to the Administrative Agent, the Administrative Agent shall have received evidence of insurance coverage in in compliance with the terms of Section 5.09 of this Agreement and Section 4.12 of each Security Agreement.

(l)PATRIOT Act.  (i) The Administrative Agent shall have received, at least three business days prior to the Effective Date, all documentation and other information about the Loan Parties that the Administrative Agent or any of the Lenders have reasonably determined is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Canadian Anti-Money Laundering and Anti-Terrorism Legislation, and that was reasonably requested from Holdings in writing at least 10 business days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrowers at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(m)Borrowing Request.  To the extent a Borrowing is made on the Effective Date, the Administrative Agent shall have received a properly completed Borrowing Request with respect to such Borrowing.

The Administrative Agent shall notify the Borrower Representative and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (each, a “Credit Event”) (other than any such amendments (“Immaterial Amendments”) that are purely administrative in nature and, for the avoidance of doubt do not involve amendments to the amount or tenor of such Letter of Credit), is subject to the satisfaction of the following conditions:

(a)The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)Each Borrowing and each issuance of any Letter of Credit shall be made in compliance with the Revolving Exposure Limitations.

(d)At the time of and immediately after giving effect to any Credit Event that occurs during a First Loan Portion Period, Second Loan Portion Period, Other Seller Note Payment Period or 2025 Senior Notes Period, as applicable, Liquidity shall equal or exceed $100,000,000 (assuming the inclusion of the full amount of a Maturity Reserve in respect of such payment).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section.

Section 4.03Designation of a Borrowing Subsidiary. The designation of a Borrowing Subsidiary pursuant to Section 2.23 after the Effective Date is, except to the extent waived in writing by the Administrative Agent in its reasonable discretion (provided that, the Administrative Agent may not waive the condition precedent set forth in Section 4.03(i)), subject to the condition precedent that the Borrower Representative or such proposed Borrowing Subsidiary shall have furnished or caused to be furnished to the Administrative Agent:

(a)(i) a certificate of such Subsidiary, executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Borrowing Subsidiary Agreement, this Agreement and the other Loan Documents to which it is becoming a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other Responsible Officers of such Subsidiary authorized to sign the Borrowing Subsidiary Agreement, this Agreement and the other Loan Documents to which it is becoming a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization (or similar governing document) of such Subsidiary certified by the relevant authority of the jurisdiction of organization of such Subsidiary and a true and correct copy of its by-laws or operating, management or partnership agreement (or similar governing document), and (ii) a good standing certificate for such Subsidiary from its jurisdiction of organization;

(b)Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are substantially consistent with the legal opinions delivered on the Effective Date pursuant to Section 4.01(d) or as otherwise reasonably acceptable to the Administrative Agent and addressed to the Administrative Agent, the Issuing Bank and the Lenders as of the date thereof;

(c)Any promissory notes requested by any Lender, and any other instruments and documents substantially consistent with the documents delivered on the Effective Date pursuant to Section 4.01 and reasonably requested by the Administrative Agent;

(d)A certificate, signed by the chief financial officer of such Subsidiary and dated the applicable Borrowing Subsidiary Effective Date, (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct in all material respects as of such date (or, with respect to any representation or warranty which by its terms is made as of a specified date, true and correct in all material respects only as of such specified date, and, with respect to any representation or warranty which is subject to any materiality qualifier, true and correct in all respects) and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent (including solvency);

(e)A notice from the Borrower Representative setting forth the Funding Accounts of such Subsidiary to which the Lenders are authorized to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement;

(f)Copies of such Collateral Documents (and notices of security relating to such documents) as the Administrative Agent may reasonably request, duly executed by such Subsidiary, and other evidence reasonably satisfactory to the Administrative Agent that all filings and other actions have been taken for the Administrative Agent to have a perfected security interest in the Collateral of such Subsidiary to the extent such perfection is required by the Loan Documents;

(g)To the extent requested by the Administrative Agent, a true and complete wholesale customer list of such Subsidiary as of the applicable Borrowing Subsidiary Effective Date, which list shall state each customer’s name, mailing address and phone number and shall be certified as true by a Financial Officer of the Borrower Representative;

(h)A Borrowing Base Certificate as of a date reasonably near but on or prior to the Borrowing Subsidiary Effective Date;

(i)All documentation and other information regarding such Subsidiary that the Administrative Agent or any of the Lenders have reasonably determined is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and Canadian Anti-Money Laundering and Anti-Terrorism Legislation;

(j)To the extent reasonably requested by the Administrative Agent, reasonably satisfactory appraisals of Inventory and field exams from appraisers reasonably satisfactory to the Administrative Agent;

(k)Payment of all fees required to be paid and all expenses for which invoices have been presented (including, without limitation, the reasonable fees and expenses of legal counsel payable pursuant to this Agreement), in each case, in connection with the designation of such Subsidiary as a Borrowing Subsidiary;

(l)If any proposed Borrowing Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Subsidiary; and

(m)Such other documents and the Loan Parties shall have taken such other actions, including entering into any amendments to this Agreement or any other Loan Document, in each case, in relation to the designation of a Borrowing Subsidiary that is or will be an Approved Foreign Subsidiary, to the extent required by any Lender as a condition to its approval of such Approved Foreign Subsidiary.

ARTICLE V

Affirmative Covenants.

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fee payable here have been paid in full and all Letters of Credit have expired or terminated or been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent, in each case without any pending draw, and all LC Disbursements have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 5.01Financial Statements; Borrowing Base and Other Information.  The Borrower Representative will furnish to the Administrative Agent for reasonably prompt further distribution to the Lenders:

(a)(i) within 90 days after the end of each fiscal year of Holdings (or such later date as may be permitted by the SEC for the filing of its Annual Report on Form 10-K with the SEC), (A) the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of Holdings and its consolidated subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without any qualification as to the scope of such audit or any qualification as to going concern and without any similar qualification, explanation or exception) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (B) the unaudited consolidating balance sheets of Holdings and its Restricted Subsidiaries and related consolidating statements of operations and cash flows as of the end of and for such year, together with a reconciliation report setting forth in detail the differences between such consolidating financial statements and the audited consolidated financial statements of Holdings and its consolidated subsidiaries described in clause (A) above (which unaudited consolidating financial statements and reconciliation report shall be in a format reasonably satisfactory to the Administrative Agent), all certified by one of the Financial Officers of Holdings as presenting fairly in all material respects the financial condition and results of operations of Holdings and its Restricted Subsidiaries on a consolidating basis and (ii) when available, any management letters prepared by Holdings’ independent public accountants referred to in clause (i)(A) above;

(b)(i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (or such later date as may be permitted by the SEC for the filing of its Quarterly Report on Form 10-Q with the SEC), the consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows of Holdings and its consolidated subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year and (ii) during any Cash Dominion Period, within 30 days after the end of each fiscal month, the consolidated and consolidating balance sheet and related statements of operations and cash flows of Holdings and its Subsidiaries as of the end of and for such fiscal month, setting forth, in each case, in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of Holdings as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)concurrently with any delivery of financial statements under clause (a) or (b) above (or, with respect to clause (c)(vi) below, under clause (a) or (b)(i) above), a certificate of a Financial Officer of Holdings in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (b)(i) and (b)(ii) above, as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio (x) demonstrating compliance with Section 6.12 if a FCCR Test Period is in effect or (y) for informational purposes only if a FCCR Test Period is not then in effect, (iv) indicating updates to Collateral disclosures to the extent required by any Security Agreement, (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (vi) setting forth reasonably detailed calculations of the Total Leverage Ratio for the Test Period ended on the last day of the period applicable to the financial statements delivered concurrently with such certificate;

(d)concurrently with the delivery of the financial statements required by Section 5.01(a), a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement and a projected Borrowing Base calculation) of Holdings and its Restricted Subsidiaries for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(e)if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above) prepared on the basis of consolidating the accounts of Holdings and its Restricted Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with Holdings or accounted for on the basis of the equity method but rather account for an investment and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail;

(f)as soon as available but in any event within 20 days of the end of each calendar month (or (i) by Wednesday of each week, with respect to the most recently ended calendar week during any Cash

Dominion Period or (ii) more frequently as the Borrower Representative may elect), as of the period then ended, (i) a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request and (ii) a Factored Account Certificate; provided that, if the Borrower Representative elects to deliver a Borrowing Base Certificate on a more frequent basis, such frequency must be maintained until the date that is sixty (60) days after the date of such election;

(g)as soon as available but in any event within 20 days of the end of each calendar month (or, by Wednesday of each week, with respect to the most recently ended calendar week during any Cash Dominion Period), as of the period then ended, all delivered electronically in a text formatted file reasonably acceptable to the Administrative Agent;

(i)a detailed aging of the Borrowers’ and Canada Sub’s Accounts, including all invoices aged by invoice date and due date (with an explanation of the terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(ii)a detailed aging of the Borrowers’ and Canada Sub’s Credit Card Account Receivables, including all Credit Card Account Receivables aged by related credit card issuer and processor, prepared in a manner reasonably acceptable to the Administrative Agent;

(iii)a schedule detailing the Borrowers’ and Canada Sub’s Inventory, in form satisfactory to the Administrative Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate and (2) including a report of any variances or other results of Inventory counts performed by the Borrowers or Canada Sub since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrowers or Canada Sub and complaints and claims made against the Borrowers or Canada Sub);

(iv)a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts, Eligible Credit Card Account Receivables and Eligible Inventory, such worksheets detailing the Accounts, Credit Card Account Receivables and Inventory excluded from Eligible Accounts, Eligible Credit Card Account Receivables and Eligible Inventory and the reason for such exclusion;

(v)a reconciliation of the Borrowers’ and Canada Sub’s Accounts, Credit Card Account Receivables and Inventory between (A) the amounts shown in the Borrowers’ and Canada Sub’s general ledgers and financial statements and the reports delivered pursuant to clauses (i) and (ii) above and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i) and (ii) above and the Borrowing Base Certificate delivered pursuant to clause (f) above as of such date; and

(vi)a reconciliation of the loan balance per the Borrowers’ and Canada Sub’s general ledgers to the loan balance under this Agreement;

(h)as soon as available but in any event within 20 days of the end of each calendar month (or, by Wednesday or each week, with respect to the most recently ended calendar week during any Cash Dominion Period) and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Borrowers’ and Canada Sub’s accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;

(i)as soon as available but in any event on or prior to (i) April 20 of each year an updated wholesale customer list for each Borrower and its Subsidiaries (including Canada Sub) as of March 31 of such year and (ii) October 20 of each year an updated wholesale customer list for each Borrower and its Subsidiaries (including Canada Sub) as of September 30 of such year, and at such other times as may be requested by the Administrative Agent, which wholesale customer list shall, in each case, state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Administrative Agent and certified as true and correct by a Financial Officer of the Borrower Representative;

(j)promptly upon the Administrative Agent’s request:

(i)copies of invoices in connection with the invoices issued by the Borrowers and Canada Sub in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii)copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and

(iii)a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(k)at such times as may be requested by the Administrative Agent in its Permitted Discretion, as of the period then ended, the Borrowers’ and Canada Sub’s sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;

(l)at such times as may be requested by the Administrative Agent in its Permitted Discretion, copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service or such other applicable Governmental Authority;

(m)within ten days after the end of each calendar month, a detailed listing of all intercompany loans made by the Loan Parties during such calendar month;

(n)promptly after the same become publicly available, copies of any annual, quarterly and other regular, material periodic and special reports (including on Form 10-K, 10-Q or 8-K) and registration statements which Holdings or any Restricted Subsidiary files with the SEC or any analogous Governmental Authority in any relevant jurisdiction (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8 and other than any filing filed confidentiality with the SEC or any analogous Governmental Authority in any relevant jurisdiction); provided, that the electronic filing of any such reports, statements or materials by Holdings on the Securities and Exchange Commission’s EDGAR system (or any successor system) shall be deemed to constitute delivery of copies of such reports, statements or materials to the Administrative Agent and each Lender;

(o)on or prior to April 15 of each year, a true, correct and complete list of all Material License Agreements of the Loan Parties as of the last day of the fiscal year then most recently ended, which list shall include, with respect to each Material License Agreement, the scheduled expiration date for such Material License Agreement; and

(p)(i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent (or any Lender acting through the Administrative Agent) may reasonably request, and (ii) following any reasonable request therefor from the Administrative Agent or any Lender, to provide such information and documentation that is required by United States regulatory authorities for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Holdings hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Holdings hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities; provided, however, that each Public Lender shall identify at least one employee who may receive material non-public information with respect to the Loan Parties or their securities. Holdings hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Holdings shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 5.02Notices of Material Events.  The Loan Parties will furnish to the Administrative Agent for reasonably prompt further distribution to the Lenders prompt (but in any event within any time period that may be specified below) written notice of the following:

(a)the occurrence of any Default or Event of Default;

(b)the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

(c)any Lien (other than Permitted Encumbrances and Liens permitted under Section 6.02(a)) made or asserted against any of the Collateral in excess of $10,000,000;

(d)any loss, damage, or destruction to the Collateral in the amount of $25,000,000 or more per occurrence or related occurrences, whether or not covered by insurance;

(e)within two (2) Business Days of receipt thereof, any and all default notices received under or with respect to any Distribution Center or any other leased location or public warehouse where Collateral with a cost in excess of $5,000,000 is located;

(f)all material amendments to any lease with respect to any Distribution Center or any product and brand licensing agreement, together with a copy of each such amendment;

(g)the occurrence of any ERISA Event, Canadian Pension Event or any Foreign Pension Event that, individually or together with any other ERISA Events, Canadian Pension Event or Foreign Parent Events that have occurred, could be reasonably likely to have a Material Adverse Effect;

(h)any pending or threatened Environmental Liability against Holdings or any of its Restricted Subsidiaries or any real estate owned, leased or operated by Holdings or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

(i)within two (2) Business Days after receipt thereof, any notice received with respect to any alleged default by any Borrower or Canada Sub (if it is a Loan Party at such time) under, breach by any Borrower or Canada Sub (if it is a Loan Party at such time) of, or failure of any Borrower or Canada Sub (if it is a Loan Party at such time) to comply with the terms of, a Material License Agreement;

(j)within two (2) Business Days after the occurrence thereof, the sale transfer or assignment of any Account to the Factor under any Factoring Agreement;

(k)all material modifications, amendments, supplements or side letters relating to any  Factoring Agreement (it being understood that any modification, amendment, supplement or side letter changing any fees, interest or commissions charged by Factor under the Factoring Agreements or extends the term of the Factoring Agreements shall not be a material modification, amendment, supplement or side letter on the basis of such change); and

(l)any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of Holdings or other applicable Loan Party setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.  Holdings or any Restricted Subsidiary will not be required to disclose any information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any third party customary confidentiality agreement (other than any such agreement entered into in contemplation of this Agreement) with an unaffiliated third party and, in any event, in all cases does not relate to information regarding the financial affairs of Holdings, its Restricted Subsidiaries or compliance with the Loan Documents or (iii) that would result in a waiver of attorney-client or similar privilege or constitutes attorney work product.

Section 5.03Existence; Conduct of Business.  Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (other than with respect to any Borrower), each Loan Party will, and will cause each Restricted Subsidiary to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, Intellectual Property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.04Payment of Tax Obligations. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay or discharge all material Taxes, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) Holdings or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

Section 5.05Maintenance of Properties.  (a) In the case of material tangible properties used in the business of the Loan Parties and their Restricted Subsidiaries, maintain or cause to be maintained such tangible properties in good repair, working order and condition, ordinary wear and tear excepted, and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof and (b) in the case of intangible material properties that are used or useful in the business of the Loan Parties and their Restricted Subsidiaries, maintain such intangible properties as valid and enforceable, in each case except as would not reasonably be expected to result in a Material Adverse Effect.

Section 5.06Books and Records; Inspection Rights.  Without limiting Section 5.10 hereof, each Loan Party will, and will cause each Restricted Subsidiary to, (i) keep proper books of record and account in which entries are made in relation to its business and activities that are sufficient to prepare financial statements in accordance with GAAP and (b) permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, including examining and making extracts from each Loan Party’s books and records and conducting environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (it being understood and agreed that any Lender (including employees of any Lender) may accompany the Administrative Agent at any such visit or inspection) but no more than once per calendar year if no Event of Default is continuing.  The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.  Notwithstanding anything to the contrary in this Section 5.06, neither Holdings nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law third party customary confidentiality agreement (other than any such agreement entered into in contemplation of this Agreement) with an unaffiliated third party and, in any event, in all cases does not relate to information regarding the financial affairs of Holdings and its Restricted Subsidiaries or compliance with the Loan Documents or (iii) would result in a waiver of attorney-client or similar privilege.

Section 5.07Compliance with Laws.  Each Loan Party will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08Use of Proceeds.  The proceeds of the Loans will be used only to finance the working capital needs and general corporate purposes of Holdings in the ordinary course of business.  No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X, (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (iii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iv) for any purpose that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09Insurance.  Each Loan Party will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable carriers (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents.  The Borrower Representative will furnish to the Administrative Agent, upon the reasonable written request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), Holdings shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 5.10Appraisals and Field Examinations.

(a)On no more than one occasion during any calendar year, as directed by the Administrative Agent, the Loan Parties will provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis reasonably satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided that (i) subject to clauses (ii) and (iii) of this proviso, if Availability is less than the greater of $75,000,000 and 15% of the Maximum Borrowing Amount for five (5) consecutive business days at any time during such calendar year, up to two (2) such appraisals during such calendar year may be conducted, (ii) the number and frequency of such appraisals shall be in the Administrative Agent’s Permitted Discretion if any Event of Default shall have occurred and be continuing and (iii) subject to clause (ii) of this proviso, no appraisals shall conducted if, during the preceding twelve-month period, the Borrowing Base (calculated without the inclusion of any Inventory) exceeds the Aggregate Revolving Exposure at all times.  For purposes of this Section 5.10(a), it is understood and agreed that a single Inventory appraisal may consist of examinations conducted at multiple relevant sites, both domestic and international, and involve one or more relevant Loan Parties and their assets.  All such Collateral appraisals, and any appraisals requested pursuant to Section 5.10(d), shall be at the sole expense of the Loan Parties.

(b)At the request of the Administrative Agent, the Loan Parties will permit, upon reasonable notice, the Administrative Agent to conduct field examinations during normal business hours to ensure the adequacy of Collateral included in the Borrowing Base and related reporting and control systems.  No more than one such field examination in any calendar year may be performed by the Administrative Agent and shall be at the sole expense of the Loan Parties; provided that (i) subject to clauses (ii) and (iii)

of this proviso, if Availability is less than the greater of $75,000,000 and 15% of the Maximum Borrowing Amount for five (5) consecutive business days at any time during such calendar year, up to two (2) such field examinations in such calendar year may be conducted (ii) the number and frequency of such field examinations shall be in the Administrative Agent’s Permitted Discretion if any Event of Default shall have occurred and be continuing and (iii) subject to clause (ii) of this proviso, no field examination shall be conducted if, during the preceding twelve-month period, there is no Revolving Exposure (other than LC Exposure) and the LC Exposure does not exceed $45,000,000 during such twelve-month period.  For purposes of this Section 5.10(b), it is understood and agreed that a single field examination may be conducted at multiple relevant sites, both domestic and international, and involve one or more relevant Loan Parties and their assets.

(c)Notwithstanding the foregoing, the initial appraisal and field examination conducted by the Administrative Agent in respect of assets of a Subsidiary proposed to be added as a Borrowing Subsidiary, in either case, shall not reduce the number of appraisals or field examinations the Administrative Agent may otherwise conduct pursuant to Section 5.10(a) or 5.10(b).

(d)Notwithstanding the foregoing, on no more than one occasion during the calendar year immediately following the Effective Date, the Borrower Representative may request that the Administrative Agent engage an appraiser that is reasonably satisfactory to the Administrative Agent to conduct appraisals or updates thereof of the Inventory of the Loan Parties, which appraisal or updates shall be prepared on a basis reasonably satisfactory to the Administrative Agent and include, without limitation, information required by applicable law and regulations.

Section 5.11Additional Collateral; Further Assurances; Canada Sub.(a)

(a)Subject to applicable law, Holdings and each Restricted Subsidiary that is a Loan Party will cause each of its Domestic Subsidiaries (other than any Excluded Subsidiary) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party by executing a Joinder Agreement within thirty (30) days or such longer period as agreed to in writing by the Administrative Agent. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in any property of such Loan Party which constitutes Collateral.

(b)In addition, Holdings shall within thirty (30) days or such longer period as agreed to in writing by the Administrative Agent, cause each Loan Party that is the direct parent of a Material Subsidiary, to execute and deliver a supplement to the applicable Security Agreement to pledge the Equity Interests of such Material Subsidiary held by such Loan Party (other than Excluded Collateral), as applicable, and, if applicable, deliver any original certificates evidencing such Equity Interests, together with an appropriate undated stock powers for each certificate duly executed in blank by such direct parent or such Material Subsidiary, as applicable.

(c)Each Loan Party will, and will cause each Restricted Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties. Without limiting the foregoing, within ninety (90) days (or on such later date as the Administrative Agent may agree in its reasonable discretion) after the acquisition of any Mortgaged Property), the Administrative Agent shall have received:

(i) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof;

(ii) with respect to the Mortgage encumbering each such Mortgaged Property, opinions of counsel regarding the enforceability, due authorization, execution and delivery of the Mortgages and such other matters customarily covered in real estate counsel opinions as the Administrative Agent may reasonably request, in form and substance reasonably acceptable to the Administrative Agent;

(iii) the Flood Documentation for each Mortgaged Property;

(iv) a policy or policies or marked up unconditional binder of title insurance with respect to each Mortgaged Property in an amount not less than the fair market value of such Mortgaged Property paid for by Holdings, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except those permitted pursuant to Section 6.02, together with such customary endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and which are available in the jurisdiction where the applicable Mortgaged Property is located;

(v) a survey of each Mortgaged Property (including all improvements, easements and other customary matters thereon reasonably required by the Administrative Agent) with respect to each Mortgaged Property, for which all necessary fees (where applicable) have been paid with respect to each Mortgaged Property, which is (A) complying in all material respects with the minimum detail requirements of the American Land Title Association and the National Society of Professional Surveyors as such requirements are in effect on the date of preparation of such survey and (B) sufficient for such title insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property or otherwise reasonably acceptable to the Administrative Agent; and

(vi) such other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

(d)Subject to clause (e) below, if any assets with a Fair Market Value exceeding $5,000,000 (excluding any ground leasehold or other commercial leasehold real property interests or improvements thereto or any interest therein) are acquired by Holdings or any Restricted Subsidiary that is a Loan Party after the Effective Date (other than assets constituting Collateral under the applicable Security Agreement that become subject to the Lien in favor of the Administrative Agent upon acquisition thereof), the Borrower Representative will (i) notify the Administrative Agent thereof and cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each Restricted Subsidiary that is a Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.  Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by any Loan Party after the Effective Date until the date that occurs fourteen (14) days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically on an Electronic System) the Flood Documentation.  Additionally, any Lender may, in its sole discretion, elect to disclaim its interest in any Mortgage pursuant to a disclaimer in form and substance satisfactory to such Lender, the Borrower Representative and the Administrative Agent.

(e)Notwithstanding anything herein to the contrary (A) no perfection actions shall be required with respect to (i) commercial tort claims not exceeding $5,000,000, (ii) motor vehicles and other assets subject to certificates of title, (iii) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection is accomplished by the filing of a UCC or PPSA financing statement or equivalent, (iv) promissory notes to the extent evidencing debt for borrowed money in a principal amount (individually) of less than $5,000,000 shall not be required to be delivered and (v) share certificates of Immaterial Domestic Subsidiaries, Immaterial Foreign Subsidiaries and non-subsidiaries shall not be required to be delivered and (B) other than in respect of any Foreign Subsidiaries that are Loan Parties, no actions in any non-U.S. or non-Canadian jurisdiction or required by the laws of any non-U.S. or non-Canadian jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the U.S. or Canada or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. or non-Canadian jurisdiction, other than in respect of any Foreign Subsidiaries that are Loan Parties).

(f)Notwithstanding anything in this Agreement or any Loan Document to the contrary, upon the request of the Borrower Representative, so long as no Event of Default shall have occurred and be continuing as of the date of such request, the Administrative Agent shall release Canada Sub from its obligations as a “Loan Party” hereunder (including, without limitation, its obligation as a Loan Guarantor under the Loan Documents) and shall terminate all Liens granted in favor of the Administrative Agent on the assets of Canada Sub, in each case, to enable Canada Sub to obtain stand-alone financing or to the extent the Borrower Representative determines that Canada Sub’s obligations as a Loan Party result in adverse tax consequences to Holdings and its Subsidiaries; provided that, (X) for the avoidance of doubt, prior to such request, Canada Sub shall be a Loan Party and not considered a CFC and the pledge of its assets shall not be subject to any exclusions for taxes or costs under Code Section 956 and (Y) effective on the date that Canada Sub is no longer a “Loan Party” hereunder (i) all Accounts and Inventory of Canada Sub shall cease to be eligible for inclusion in the Borrowing Base, (ii) Canada Sub shall become an “Excluded Subsidiary” hereunder, and (iii) notwithstanding any provision to the contrary set forth in this Agreement, no Loan Party shall make any additional Investment in or any additional capital contributions, loans or advances to Canada Sub, or sell, transfer or assign any property or assets to Canada Sub, or otherwise enter into any transaction with Canada Sub, other than in accordance with the terms of Sections 6.04 and 6.05 relating to investments in, and sales, transfers and dispositions of assets to, Subsidiaries that are not Loan Parties.

Section 5.12Unrestricted Subsidiaries; Designation and Redesignation.

(a)The Borrower Representative may designate any Restricted Subsidiary as an Unrestricted Subsidiary and any Unrestricted Subsidiary as a Restricted Subsidiary upon delivery to the Administrative Agent of written notice from the Borrower Representative; provided that, (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Total Leverage Ratio shall not, on a pro forma basis, exceed 3.50:1.00, (iii) upon any such designation that results (on a pro forma basis) in a reduction of the Borrowing Base (since the delivery of the most recent Borrowing Base Certificate to the Administrative Agent) by greater than an amount equal to the lesser of 5% of the Borrowing Base (based on the most recent Borrowing Base Certificate delivered to the Administrative Agent) and $25,000,000, the Borrower

Representative shall be required to deliver an updated Borrowing Base Certificate, (iv) the Payment Conditions must be satisfied in respect of such designation and (v) neither any Borrower nor, at any time at which it is a Loan Party, Canada Sub may be designated as an Unrestricted Subsidiary.

(b)The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment under Section 6.04 by Holdings therein at the date of designation in an amount equal to the Fair Market Value thereof.

(c)The Borrower Representative may designate any Unrestricted Subsidiary as a Restricted Subsidiary upon delivery of written notice to the Administrative Agent; provided that, such designation shall constitute  the incurrence at the time of designation of any Indebtedness and Liens of such Restricted Subsidiary existing at such time.

(d)Any designation of a Restricted Subsidiary of Holdings as an Unrestricted Subsidiary and any designation of an Unrestricted Subsidiary as a Restricted Subsidiary will be evidenced to the Administrative Agent by delivery to the Administrative Agent a certificate signed by a Responsible Officer certifying that such designation complied with the preceding conditions in Section 5.12(a) or Section 5.12(b), as applicable.

Section 5.13Depository Banks.  The Borrowers and their Subsidiaries will maintain the Administrative Agent as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

ARTICLE VI

Negative Covenants.

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have expired or terminated or been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent, in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 6.01Indebtedness.  No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a)(i) the Secured Obligations and (ii) Indebtedness under the Notes Agreement and any other Qualified Indebtedness, and any Permitted Refinancing Indebtedness in respect of any of the foregoing, in an aggregate principal amount at any one time outstanding not to exceed the sum of $400,000,000 plus the Incremental Notes Amount;

(b)Indebtedness (including Guarantees and (to the extent constituting Indebtedness) Equity Interests that have the right to convert into Indebtedness) existing on the Effective Date and set forth in Schedule 6.01 and any Permitted Refinancing Indebtedness in respect of any such Indebtedness;

(c)Indebtedness of Holdings to any Subsidiary and of any Subsidiary to Holdings or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Borrower to Holdings or any other Subsidiary that is not a Loan Party and Indebtedness of any Subsidiary that is a Loan Party to any Subsidiary that is not a Loan Party (other than Indebtedness of any Loan Party to any Foreign Subsidiary arising in the ordinary course of business in connection with vendor payments made by such Foreign Subsidiary on behalf of any Loan Party) shall be subordinated to the Secured Obligations on terms consistent with the Intercompany Note;

(d)Guarantees by Holdings of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of Holdings or any other Restricted Subsidiary; provided that (i) the Indebtedness so Guaranteed is otherwise permitted by this Section 6.01, (ii) Guarantees by any Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees of any subordinated Indebtedness that is permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Restricted Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e)(i) Indebtedness of Holdings or any Restricted Subsidiary incurred to finance the acquisition, development, construction, repair, restoration, replacement, maintenance, upgrade, expansion or improvement of fixed or capital assets or otherwise incurred in respect of Capital Expenditures (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (x) such Indebtedness is incurred prior to or within 270 days after such completion of such construction or improvement and (y) the aggregate principal amount of Indebtedness permitted by this Section 6.01(e)(i) (when aggregated with the aggregate principal amount of Permitted Refinancing Indebtedness pursuant to Section 6.01(e)(ii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by the definition of “Permitted Refinancing Indebtedness,” exceed the greater of (A) $100,000,000 and (B) 4.00% of Consolidated Total Assets of Holdings (measured as of the date such Indebtedness is incurred based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i)) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(f)Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under Section 6.01(i);

(g)Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h)Indebtedness of Holdings or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i)Indebtedness under the Seller Note and Guarantees thereof;

(j)Indebtedness in respect of Swap Agreements or with respect to Banking Services;

(k)Indebtedness of Holdings or any Restricted Subsidiary as an account party in respect of letters of credit, bank guarantees and bankers’ acceptances in an aggregate undrawn or available amount not exceeding $10,000,000 at any time outstanding; provided that such limit shall not apply to the extent the letters of credit, bank guarantees and bankers’ acceptances have been cash collateralized;

(l)other Indebtedness in an aggregate principal amount not exceeding at any time the greater of (A) $70,000,000 and (B) 2.50% of Consolidated Total Assets of Holdings (measured as of the date such Indebtedness is incurred based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i));

(m)(i) Indebtedness of Subsidiaries which are not Loan Parties in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $70,000,000 and (B) 2.50% of Consolidated Total Assets of Holdings (measured as of the date such Indebtedness is incurred based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i)) and (ii) any Permitted Refinancing Indebtedness in respect of such Indebtedness (it being understood that such Permitted Refinancing Indebtedness shall be taken into account in future determinations of Indebtedness incurred under this Section 6.01(m) for purposes of the cap set forth herein);

(n)Indebtedness (i) assumed in connection with a Permitted Acquisition or Investment permitted by Section 6.04 and any Permitted Refinancing Indebtedness incurred, issued or otherwise obtained to Refinance (in whole or in part) such Indebtedness and (ii) incurred in connection with a Permitted Acquisition or Investment permitted under Section 6.04 and any Permitted Refinancing Indebtedness incurred, issued or otherwise obtained to Refinance (in whole or in part) such Indebtedness; provided that:

(1)(A) immediately after giving effect to Indebtedness assumed or incurred under clause (n)(i) or clause (n)(ii) above, no Event of Default exists or is continuing;

(2)(B) immediately after giving effect to the incurrence of such Indebtedness and the making of such Permitted Acquisition or Investment, on a pro forma basis, the Total Leverage Ratio shall be either (x) no greater than 3.50:1.00 or (y) no greater than the Total Leverage Ratio immediately prior to such Acquisition or Investment;

(3)(C) with respect to Indebtedness incurred under clause (n)(ii) above, such Indebtedness shall be unsecured; and

(4)(D) the amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties incurred under clause (n)(i) or clause (n)(ii) above, shall not exceed the greater of (A) $70,000,000 and (B) 2.50% of Consolidated Total Assets of the Borrower (measured as of the date such Indebtedness is incurred based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i));

(o)(i) other Indebtedness, so long as (v) immediately after giving effect to the incurrence of such Indebtedness, on a pro forma basis, the Total Leverage Ratio shall be no greater than 3.25 to 1.00, (w) if such Indebtedness is secured by a Lien on any of the ABL Priority Collateral, such Lien shall be junior or subordinated to the Liens securing the Secured Obligations subject to a Customary Intercreditor Agreement, (x) such Indebtedness shall mature no earlier than 91 days after the Latest Maturity Date and (y) the amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties incurred under this Section 6.01(o)(i) (when aggregated with the principal amount of Permitted Refinancing Indebtedness incurred pursuant to Section 6.01(o)(ii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by the definition of “Permitted Refinancing Indebtedness,” exceed the greater of (A) $70,000,000  and (B) 2.50% of Consolidated Total Assets of Holdings (measured as of the date such Indebtedness is incurred based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i)) and (ii) any Permitted Refinancing Indebtedness incurred to Refinancing such Indebtedness;

(p)(x) Indebtedness in respect of obligations of Holdings or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (y) Indebtedness in respect of intercompany obligations of Holdings or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(q)Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with the disposition of any business, assets or capital stock permitted hereunder;

(r)Indebtedness of Holdings or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case, arising in the ordinary course of business or consistent with past practice and not in connection with the borrowing of money;

(s)(i) Indebtedness representing deferred compensation to employees, consultants or independent contractors of, Holdings and its Restricted Subsidiaries incurred in the ordinary course of business and (ii) Indebtedness consisting of obligations of Holdings or its Restricted Subsidiaries under deferred compensation to employees, consultants or independent contractors of Holdings or its Restricted Subsidiaries or other similar arrangements incurred by such Persons in connection with Permitted Acquisitions or any other Investment permitted by this Agreement;

(t)Indebtedness consisting of promissory notes issued by Holdings or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Equity Interests of Holdings, in each case to the extent permitted by Section 6.07 (including all applicable limitations);

(u)(i) additional unsecured Indebtedness in an amount not to exceed 100% of the cash contributions or issuances made after the Effective Date, directly or indirectly, to Holdings with respect to Qualified Equity Interests that are Not Otherwise Applied, so long as such Indebtedness shall mature no earlier than 91 days after the Latest Maturity Date and (ii) Permitted Refinancing Indebtedness thereof;

(v)(i) Indebtedness of Holdings or any of its Restricted Subsidiaries in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of Permitted Acquisitions or any other Investments permitted by Section 6.04 (before any liability associated therewith becomes fixed) and (ii) Indebtedness incurred by Holdings or any of its Restricted Subsidiaries arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the Disposition of any business, assets or Subsidiary;

(w)unsecured Indebtedness of Holdings that is equity-linked and not guaranteed by any Subsidiary of Holdings in an amount not to exceed $150,000,000 at any time outstanding; and

(x)all customary premiums (if any), interest (including post-petition and capitalized interest), fees, expenses, charges and additional or contingent interest on obligations described in each of Section 6.01(a) through Section 6.01(w) above.

(b)For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in this Section 6.01, the Borrower Representative shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify all or a portion of such item of Indebtedness in a manner that complies with this Section 6.01 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that, all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception set forth in Section 6.01(a)(i) and Indebtedness under the Notes Documents will be deemed to have been incurred in reliance only on the exception set forth in Section 6.01(a)(ii).  The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.

Section 6.02Liens.  No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) (i) Liens created under the Loan Documents and (ii) Liens on Collateral of the Loan Parties (other than Foreign Subsidiaries) (x) securing Indebtedness under the Notes Agreement incurred pursuant to Section 6.01(a)(ii) (which Liens shall be subject to the ABL/Fixed Asset Intercreditor Agreement and, to the extent on ABL Priority Collateral, shall be junior to the Liens securing the Secured Obligations), (y) securing any other Indebtedness incurred pursuant to Section 6.01(a)(ii) (which Liens shall be subject to a Customary Intercreditor Agreement and, to the extent on ABL Priority Collateral, shall be junior to the Liens securing the Secured Obligations) and (z) securing the obligations under the Seller Note incurred pursuant to Section 6.01(i) (which Liens shall be subject to the Seller Note Intercreditor Agreement and junior to the Liens securing the Secured Obligations);

(b)Permitted Encumbrances;

(c)any Lien on any property or asset of Holdings or any Restricted Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Lien does not extend to any other property or asset of Holdings or any Restricted Subsidiary, other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted by Section 6.01 and (B) the proceeds and products thereof and (ii) such Lien shall secure only those obligations that such Liens secured on the Effective Date and any Permitted Refinancing Indebtedness incurred to refinance such Indebtedness permitted by Section 6.01;

(d)Liens on fixed or capital assets acquired, leased, repaired, replaced, restored, constructed, expanded or improved by Holdings or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such Liens attach concurrently with or within 270 days after the acquisition, lease, repair, replacement, restoration, construction, expansion or improvement (as applicable) of the property subject to such Liens or the making of the applicable Capital Expenditures, (iii) other than the property financed by such Indebtedness, such Liens do not at any time encumber any property, except for replacements thereof and accessions and additions to such property and ancillary rights thereto and the proceeds and the products thereof and customary security deposits, related contract rights and payment intangibles and other assets related thereto and (iv) with respect to Capital Lease Obligations, such Liens do not at any time extend to, or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits, related contract rights and payment intangibles), other than the assets subject to such Capital Lease Obligations and ancillary rights thereto; provided that, individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(e)any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Effective Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Restricted Subsidiary (other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) the proceeds and products thereof) and (C) after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted under this Agreement that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition)) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary if it is required to become a Loan Party pursuant to Section 5.10(a), as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof if the obligor is a Loan Party;

(f)Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g)Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(h)Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of Holdings or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary;

(i)Liens on cash collateral securing Indebtedness permitted under Section 6.01(k);

(j)Liens on assets of any Restricted Subsidiaries that are not Loan Parties securing Indebtedness of such Restricted Subsidiaries and any Permitted Refinancing Indebtedness in respect thereof; and

(k)additional Liens; provided that, at the time of the incurrence thereof and after giving pro forma effect thereto, the aggregate outstanding amount of Indebtedness and other obligations secured by Liens permitted pursuant to this Section 6.02(k) does not exceed the greater of (A) $70,000,000 and (B) 2.50% of Consolidated Total Assets of Holdings (measured as of the date such Lien is incurred based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i)); provided, further, that for purposes of this Section 6.02(k) the amount secured by any Lien shall be deemed to be the lesser of (i) the aggregate unpaid amount of any obligation to which such Lien relates and (ii) the Fair Market Value of the property of Holdings or any Restricted Subsidiary that is encumbered thereby, in each case, as determined by the Borrower Representative in good faith; provided, further, that any consensual Liens on the ABL Priority Collateral (other than cash or Cash Equivalents) incurred in reliance on this Section 6.02(k) shall rank junior to the Liens securing the Secured Obligations subject a Customary Intercreditor Agreement.

Section 6.03Fundamental Changes.

(a)No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into, consolidate or amalgamate with it, or liquidate or dissolve, except in each case, that:

(i)(x) any Subsidiary of Holdings or (y) any other Person may be merged, consolidated or amalgamated with or into Holdings; provided that (A) Holdings shall be the continuing or surviving Person and, for the avoidance of doubt, if a Borrower is merged, consolidated or amalgamated into Holdings such Borrower shall cease to be a Borrower hereunder and another Borrower shall succeed to, and assume all obligations of, such Borrower hereunder pursuant to an assignment and assumption agreement reasonably satisfactory to the Borrower Representative and the Administrative Agent and, if reasonably requested by the Administrative Agent, the Administrative Agent shall have received an opinion of counsel to such assuming Borrower regarding such assumption, in form and substance substantially consistent (as applicable) with the opinion delivered to the Administrative Agent pursuant to Section 4.01,  and (B) if such merger, consolidation or amalgamation involves Holdings and a Person that, prior to the consummation of such merger, consolidation or amalgamation is not a Restricted Subsidiary of Holdings, (1) no Event of Default shall have occurred and be continuing on the date of such merger or amalgamation or shall result from the consummation of such merger, consolidation or amalgamation and (2) such merger, consolidation or amalgamation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or shall otherwise permitted under Section 6.04;

(ii)any Subsidiary of Holdings or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into any one or more Restricted Subsidiaries of Holdings; provided that, each of the following conditions shall be satisfied with respect to any such merger, amalgamation or consolidation:

(A)in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (1) a Restricted Subsidiary shall be the continuing or surviving Person or (2) Holdings shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary immediately after giving effect to any such merger, amalgamation or consolidation;

(B)in the case of any merger, amalgamation or consolidation involving one or more Loan Parties, either (x) a Loan Party shall be the continuing or surviving Person or the Person formed by or surviving such merger, amalgamation or consolidation shall take all steps necessary to become a Loan Party immediately after giving effect to any such merger, amalgamation or consolidation or (y) if such Loan Party is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be an “Investment” by a Loan Party into the continuing or surviving Person and subject to the limitations set forth in Section 6.04;

(C)if such merger, amalgamation or consolidation involves a Restricted Subsidiary and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Restricted Subsidiary of Holdings (1) no Event of Default shall have occurred and be continuing on the date of such merger, amalgamation or consolidation or shall result from the consummation of such merger, amalgamation or consolidation and (2) such merger, amalgamation or consolidation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 6.04;

(D)if such merger, amalgamation or consolidation involves a Borrower, (x) a Borrower shall be the continuing or surviving Person or (y) if a Borrower shall not be the continuing or surviving Person, then, (I) (1) the Borrower Representative shall have provided notice to the Administrative Agent no less than ten (10) Business Days in advance thereof, (2) if such merger, amalgamation or consolidation would result (calculated on a pro forma basis) in a reduction of the Borrowing Base (based on the most recent Borrowing Base Certificate delivered to the Administrative Agent), the Borrower Representative shall be required to deliver an updated

Borrowing Base Certificate to the Administrative Agent concurrently with such merger, amalgamation or consolidation, (3) the Borrowers shall have complied with their obligations under Section 2.11(b), to the extent applicable, concurrently with such merger, amalgamation or consolidation, (4) another Borrower shall succeed to, and assume all obligations of, such Borrower hereunder pursuant to documentation reasonably satisfactory to the Borrower Representative and the Administrative Agent and (5) if reasonably requested by the Administrative Agent, the Administrative Agent shall have received opinions of counsel to the Borrowers regarding such assumption, in form and substance reasonably satisfactory to the Administrative Agent and its counsel and (II) for the avoidance of doubt, such continuing or surviving Person shall not be a Borrower hereunder unless and until such continuing or surviving Person is a Domestic Restricted Subsidiary or Approved Foreign Subsidiary and the Borrower Representative complies with Section 2.23 with respect to such continuing or surviving Person; and

(E)if such merger, amalgamation or consolidation involves the Canada Sub, (x) the Canada Sub shall be the continuing or surviving Person or (y) if the Canada Sub shall not be the continuing or surviving Person, then, (I) if such merger, amalgamation or consolidation would result (calculated on a pro forma basis) in a reduction of the Borrowing Base (based on the most recent Borrowing Base Certificate delivered to the Administrative Agent), the Borrower Representative shall be required to deliver an updated Borrowing Base Certificate to the Administrative Agent concurrently with such merger, amalgamation or consolidation and (II) the Borrowers shall have complied with their obligations under Section 2.11(b), to the extent applicable, concurrently with such merger, amalgamation or consolidation;

(iii)any Restricted Subsidiary (other than a Loan Party) may merge, amalgamate or consolidate with or into any other Restricted Subsidiary (other than a Loan Party);

(iv)[reserved];

(v)[reserved];

(vi)any Restricted Subsidiary may liquidate or dissolve if (A) the Borrower Representative determines in good faith that such liquidation or dissolution is in the best interests of Holdings and the Borrowers and is not materially disadvantageous to the Lenders and (B) to the extent such Restricted Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Section 6.04 or 6.05, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, Holdings or another Loan Party after giving effect to such liquidation or dissolution; provided that if a Borrower liquidates or dissolves, and such liquidation or dissolution would result (calculated on a pro forma basis) in a reduction of the Borrowing Base (based on the most recent Borrowing Base Certificate delivered to the Administrative Agent), the Borrower Representative shall be required to deliver an updated Borrowing Base Certificate to the Administrative Agent concurrently with such liquidation or dissolution and the Borrowers shall have complied with their obligations under Section 2.11(b), to the extent applicable, concurrently with liquidation or dissolution; and

(vii)Holdings and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or amalgamation, the purpose of which is to effect a disposition permitted pursuant to Section 6.05; provided that, for the avoidance of doubt, Holdings shall not be a party to such merger, dissolution, liquidation or amalgamation described in this clause (vii).

(b)Holdings and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by Holdings and its Restricted Subsidiaries, taken as a whole, on the Effective Date and other similar, incidental, ancillary, supportive, complementary, synergetic or related businesses or reasonable extensions thereof (and non-core incidental businesses acquired in connection with any Acquisition or Investment or other immaterial businesses).

Section 6.04Investments, Loans, Advances, Guarantees and Acquisitions.  No Loan Party will, nor will it permit any Restricted Subsidiary to purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a Loan Party and a wholly owned Restricted Subsidiary prior to such merger or amalgamation) any evidence of Indebtedness or Equity Interest of, make or permit to exist any loans or advances to, Guarantee any obligations of any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, amalgamation or otherwise) (each of the foregoing, an “Investment”), except:

(a)Investments in assets constituting, or at the time of making such Investments were, cash or Cash Equivalents;

(b)Investments in existence or contractually committed to be made on the Effective Date and described in Schedule 6.04 and any modification, replacement, renewal, extension or reinvestment thereof, so long as the aggregate amount of all Investments pursuant to this Section 6.04(b) is not increased at any time above the amount of such Investments or binding agreements existing or contemplated on the Effective Date, except pursuant to the terms of such Investment or binding agreements existing or contemplated as of the Effective Date (including as a result of the accrual or accretion of original issue discount or the issuance of payment-in-kind obligations) or as otherwise permitted by this Section 6.04 or Section 6.07;

(c)Permitted Acquisitions;

(d)Investments in Holdings or any Subsidiary; provided that (x) any loans and advances or evidences of Indebtedness made or held by a Loan Party shall be evidenced by the Intercompany Note pledged pursuant to the applicable Security Agreement and (y) the amount of Investments made or held by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding Investments in a Restricted Subsidiary that is a Non-Compliant Subsidiary or Asset not owned by a Loan Party pursuant to the definition of Permitted Acquisition and Guarantees permitted under the proviso to Section 6.04(e)) (valued at the time of the making thereof) and outstanding shall not exceed the greater of (A) $140,000,000 and (B) 5.00% of Consolidated Total Assets of Holdings (measured as of the date each such Investment is made based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i));

(e)Guarantees of or constituting Indebtedness permitted by Section 6.01; provided that, the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding Investments in a Restricted Subsidiary that is a Non-Compliant Subsidiary or Asset not owned by a Loan Party pursuant to the definition of Permitted Acquisition and intercompany loans permitted under clause (y) to the proviso to Section 6.04(d)) (valued at the time of the making thereof) and outstanding shall not exceed the greater of (A) $140,000,000 and (B) 5.00% of Consolidated Total Assets of Holdings (measured as of the date each such Investment is made based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i));

(f)(i) loans or advances made by any Loan Party or any Restricted Subsidiary to its employees in the ordinary course of business for travel and entertainment expenses, relocation costs and similar purposes and (ii) additional loans and advances to employees, officers and directors in an amount not to exceed at any time the greater of (A) $7,500,000 and (B) 0.25% of Consolidated Total Assets of Holdings (measured as of the date each such Investment is made based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i));

(g)notes payable, or stock or other securities issued by account debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts in the ordinary course of business, consistent with past practices;

(h)Investments in the form of Swap Agreements entered into in the ordinary course of business and not for speculative purposes to protect against changes in interest rates, commodity prices, foreign exchange rates or in connection with an issuance of convertible notes;

(i)Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of Holdings or consolidates or merges or amalgamates with Holdings or any of the Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such merger or amalgamation;

(j)Investments received in connection with the Dispositions of assets permitted by Section 6.05;

(k)investments constituting deposits described in clauses (c), (d), (n), (r), (s) and (t) of the definition of the term “Permitted Encumbrances”;

(l)[Reserved];

(m)[Reserved];

(n)Investments consisting of loans to employees, officers, directors or consultants for the purpose of purchasing Equity Interests in the Borrower so long as the proceeds of such loans are used to pay the purchase price of such Equity Interests and are reinvested in Holdings;

(o)other Investments; provided that the aggregate amount of all such Investments that are so made pursuant to this clause (o) (valued at the time of the making thereof) and outstanding at the time shall not at any time exceed the greater of (A) $70,000,000 and (B) 2.50% of Consolidated Total Assets of Holdings (measured as of the date such Investment is made based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i));

(p)(i) Guarantees incurred by the Borrower or any other Restricted Subsidiary in respect of obligations of the Borrower or any other Restricted Subsidiary that are not prohibited to be incurred under this Agreement, and (ii) Guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, license that do not constitute indebtedness;

(q)any other Investments (other than Acquisitions); provided that, both immediately before and immediately after giving pro forma effect to any such Investment pursuant to this clause (q), the Payment Conditions shall be satisfied with respect to such Investment;

(r)Guarantees by Holdings or any Restricted Subsidiary of leases or of other obligations incurred in the ordinary course of business that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s)the forgiveness or conversion to equity of any Indebtedness owed by Holdings or any Restricted Subsidiary and permitted by Section 6.01;

(t)Subsidiaries of Holdings may be established or created (but any Investment in such Subsidiary must be made in accordance with the other provisions of Section 6.04) if Holdings and such Subsidiary comply with the applicable requirements of Section 5.10, if applicable; provided that, in each case, to the extent such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an Acquisition or Investment otherwise permitted under this Section 6.04, and such new Subsidiary at no time holds any assets or liabilities prior to the closing of such transactions, such new Subsidiary shall not be required to take the actions set forth in Section 5.10, as applicable, until the respective acquisition or Investment is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);

(u)Investments received substantially contemporaneously in exchange for Qualified Equity Interests of Holdings; provided that no Change of Control would result therefrom; and

(v)Investments in joint ventures and Unrestricted Subsidiaries outstanding at any time in an amount not to exceed the greater of (A) $70,000,000 and (B) 2.50% of Consolidated Total Assets of Holdings (measured as of the date such Investment is made based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i)).

Notwithstanding the foregoing, any Acquisition made in reliance on any provision of this Section 6.04 must satisfy the requirements set forth in clauses (a) through (e) of the definition of “Permitted Acquisition”.

Section 6.05Dispositions.  No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of (collectively, a “Disposition”) any asset, including any Equity Interest or any Intellectual Property owned by it, nor will any Loan Party permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than to another Borrower or another Restricted Subsidiary in compliance with Section 6.04), except:

(a)Dispositions of (i) Inventory in the ordinary course of business, (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business and (iii) the lapse, abandonment, cancellation or non-exclusive license of any Intellectual Property in the ordinary course of business and the dispositions and/or terminations of leases, subleases, licenses and sublicenses in the ordinary course of business and which do not materially interfere with the business of Holdings or any of its Restricted Subsidiaries;

(b)Dispositions of assets to Holdings or any Restricted Subsidiary; provided that any such Dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.04;

(c)Dispositions of Accounts in connection with the compromise, settlement or collection thereof;

(d)Dispositions of Cash Equivalents and other investments permitted by clauses (i) and (k) of Section 6.04;

(e)sale and leaseback transactions permitted by Section 6.06;

(f)Dispositions resulting from any Event of Loss;

(g)Dispositions (including any assignment for purposes of collection only) and other dispositions of Accounts of Restricted Subsidiaries that are not Loan Parties pursuant to factoring agreements entered into in the ordinary course of business or consistent with past practice;

(h)Dispositions by any Loan Party of Equity Interests in any Excluded Subsidiary or by any Excluded Subsidiary of any assets of such Excluded Subsidiary;

(i)the granting of Liens permitted under Section 6.02, the making of Investments permitted by Section 6.04 or the making of Restricted Payments permitted by Section 6.07;

(j)Dispositions of Equity Interests in any Unrestricted Subsidiary;

(k)in addition to any other Disposition permitted by this Section 6.05, Holdings or any of its Restricted Subsidiaries may consummate any Disposition for Fair Market Value; provided that (i) with respect to any Disposition any single transaction or series of related transactions that involves assets having a Fair Market Value of more than $10,000,000, at least 75% of the aggregate consideration received by Holdings or any Restricted Subsidiary from such Dispositions consummated pursuant to this clause (k), per each such Disposition, shall be in the form of cash or Cash Equivalents and (ii) if the Dispositions since the delivery of the most recent Borrowing Base Certificate results (on a pro forma basis) in a reduction of the Borrowing Base (based on the most recent Borrowing Base Certificate delivered to the Administrative Agent), the Borrower Representative shall be required to deliver an updated Borrowing Base Certificate to the Administrative Agent and the Borrowers shall comply with their obligations under Section 2.11(b), to the extent applicable, concurrently with such Disposition.  For purposes of this clause (k), each of the following shall be deemed to be cash: (i) any liabilities, as shown on Holdings’ most recent consolidated balance sheet, of Holdings or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Loans) that are (A) assumed by the transferee of any such assets or (B) retired or otherwise terminated in connection with such Disposition, (ii) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion; and (iii) any Designated Noncash Consideration received by Holdings or any Restricted Subsidiary thereof in such Disposition having a Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $30,000,000 and (y) 1.00% of Consolidated Total Assets at the time of receipt of such Designated Noncash Consideration (measured as of the date such Investment is made based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i)), with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value; provided that clause (i) of the foregoing proviso shall not apply to any grant of any license or sublicense of patents, trademarks, know-how or any other intellectual property in the ordinary course of business or consistent with past practice; and

(l)any grant of any license or sublicense of patents, trademarks, know-how or any other intellectual property that (x) is not materially burdensome or disruptive to the business, (y) does not materially impair the value of the Collateral, taken as a whole and (z) does not adversely affect the value of the Eligible Accounts or Eligible Inventory or the rights of any Loan Parties and/or the Administrative Agent to realize thereon, in each case, in any material respect.

Section 6.06Sale and Leaseback Transactions.  No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by any Loan Party that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after such Loan Party acquires or completes the construction of such fixed or capital asset.

Section 6.07Restricted Payments; Certain Payments of Indebtedness.

(a)No Loan Party will, nor will it permit any Restricted Subsidiary to, declare or make any Restricted Payment, except:

(i)Holdings or any Restricted Subsidiary may declare and pay Restricted Payments with respect to its Equity Interests payable solely in additional shares or units of its Equity Interests;

(ii)Subsidiaries may declare and pay Restricted Payments ratably with respect to their Equity Interests and may make Restricted Payments to Holdings or any Restricted Subsidiaries;

(iii)Subsidiaries may declare and pay dividends or make distributions (including pursuant to a tax sharing agreement or similar arrangement) to the extent necessary to permit Holdings or any other Loan Party to pay any federal, state, local or foreign Taxes of a consolidated, combined, unitary or similar Tax group of which Holdings is the common parent to the extent such dividends or distributions do not exceed the amount Holdings and its Subsidiaries would have paid as a stand-alone group; provided that payments with respect to any Taxes attributable to any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to Holdings or its Restricted Subsidiaries for the purposes of paying such Taxes;

(iv)[Reserved];

(v)so long as no Event of Default has occurred and is continuing or would result therefrom, Holdings or any Restricted Subsidiary may make Restricted Payments in aggregate amount not to exceed the greater of (A) $35,000,000 and (B) 1.25% of Consolidated Total Assets of Holdings (measured as of the date such Restricted Payment is made based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i));

(vi) Holdings or any Restricted Subsidiary may make Restricted Payments so long as, both immediately before and after giving effect (including on a pro forma basis) to such Restricted Payments, the Payment Conditions shall be satisfied;

(vii)Holdings or any Restricted Subsidiary may make Restricted Payments to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Holdings held by any future, present or former employee, director, manager or consultant of Holdings, any of its Subsidiaries, or their estates or the beneficiaries of such estates, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided that, the aggregate Restricted Payments made under this clause (vii) do not exceed in any fiscal year $12,500,000 (with unused amounts in any fiscal year being carried over to succeeding fiscal years and net of any proceeds received by Holdings and contributed to Holdings after the Effective Date in connection with resales of any common stock or common stock options purchased pursuant to this clause (vii)) plus all net cash proceeds obtained from any key-man life insurance policies received by Holdings after the Effective Date;

(viii)Holdings may convert Equity Interests of Holdings into other Equity Interests of Holdings and in connection therewith may make distributions to its holders in lieu of issuing any fractional Equity Interests;

(ix)to the extent constituting Restricted Payments, Holdings and its Restricted Subsidiaries may make Investments or consummate transactions permitted by Section 6.01, Section 6.03 or Section 6.04, respectively;

(x)Holdings and its Restricted Subsidiaries may make the payment of any dividend or distribution on account of Equity Interests or the consummation of any redemption within sixty (60) days after the date of declaration of the dividend or distribution on account of Equity Interests or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 6.07;

(xi)Holdings and its Restricted Subsidiaries may repurchase Equity Interests deemed to occur upon the exercise of stock options, warrants, convertible notes or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights or the payment of related withholding taxes; and

(xii)the payment of dividends on Holdings’ common stock (or the payment of dividends to any direct or indirect parent of Holdings to fund the payment by any direct or indirect parent of Holdings of dividends on such entity’s common stock) in an aggregate amount per annum not to exceed 6.0% of Holding’s Market Capitalization.

(b)No Loan Party will, nor will it permit any Restricted Subsidiary to, make any prepayment of or in respect of principal of any Indebtedness for borrowed money, including any sinking fund or similar deposit, on account of the early repurchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness for borrowed money (other than any intercompany Indebtedness owed to or by Holdings or any Restricted Subsidiary) that (i) by its terms is subordinated in right of payment to the Secured Obligations, (ii) is secured by Liens on the Collateral that rank junior in priority to the Liens on the Collateral securing the Obligations (excluding for the avoidance of doubt, the Notes Obligations), or (iii) unsecured Material Indebtedness except:

(i)payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

(ii)Refinancings to the extent permitted by Section 6.01;

(iii)payments of secured Indebtedness that becomes due as a result of an Event of Loss or the sale or transfer of the property or assets securing such Indebtedness

(iv)payments made in connection with the consummation of the Transactions;

(v)so long as no Event of Default has occurred and is continuing or would result therefrom, other payments not exceeding in the aggregate the greater of (A) $35,000,000 and (B) 1.25% of Consolidated Total Assets of Holdings (measured as of the date such payment is made based upon the financial statements most recently delivered pursuant to Section 5.01(a) or Section 5.01(b)(i));

(vi)Holdings or any Restricted Subsidiary may make payments in respect of Indebtedness if the Payment Conditions shall be satisfied with respect to such payments;

(vii)any payment of Indebtedness incurred in reliance on Section 6.01(n) if such Indebtedness is issued into escrow pending completion of any such Permitted Acquisition or Investment, in connection with the termination of escrow and redemption of such Indebtedness pursuant to the terms thereof; and

(viii)payments made by converting or exchanging any such Indebtedness to Equity Interests of Holdings.

Section 6.08Transactions with Affiliates.  No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates involving aggregate consideration in excess of $15,000,000, except (a) transactions that are at prices and on terms and conditions not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Holdings and/or any other Restricted Subsidiary not involving any other Affiliate, (c) any Investment permitted by Section 6.04(d), 6.04(e) or 6.04(f), (d) any Indebtedness permitted under Section 6.01(c) or 6.01(d), (e) any Restricted Payment permitted by Section 6.07, (f) the payment of reasonable fees to directors of Holdings or any Restricted Subsidiary who are not employees of Holdings or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Holdings or its Subsidiaries in the ordinary course of business and (g) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options, stock ownership plans and equity-based compensation plans approved by Holdings’ board of directors; (h) the consummation of the Transactions and the payment of fees and expenses relating thereto and (i) payments with respect to the Seller Note.

Section 6.09Restrictive Agreements.  No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party to create, incur or permit to exist any Lien upon any of its property or assets as Collateral to secure the Secured Obligations or (b) the ability of any Restricted Subsidiary that is not a Loan Party to pay dividends or make other distributions with respect to any Equity Interests or to make or repay loans or advances to Holdings or any other Loan Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to (A) the sale of a Restricted Subsidiary or its assets pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold (or its assets) and such sale is permitted hereunder and (B) the acquisition of Holdings; provided that, the acquisition agreement shall provide that all amounts due and payable under this Agreement shall be paid in full upon the closing of such transaction, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment, subletting or encumbrance thereof, (vi) the foregoing shall not apply to customary provisions in joint venture agreements (and other similar agreements); provided that, such provisions apply only to such joint venture or such other arrangement and to the Equity Interests of such joint venture or such other arrangement; (vii) the foregoing shall not apply to any agreement or other arrangement relating to any Restricted Subsidiary existing prior to the acquisition of that Restricted Subsidiary in a transaction permitted hereunder as long as the applicable restriction applies only to such Subsidiary; and (viii) the foregoing shall not apply to customary net worth provisions or similar financial maintenance provisions contained in any lease entered into by a Restricted Subsidiary.

Section 6.10Amendment of Organizational Documents.  No Loan Party will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under its Organizational Documents, if and to the extent, any such amendment, modification or waiver of any of such the documents or agreements would be materially adverse to the Lenders.

Section 6.11Change in Fiscal Year.  Holdings will not change its fiscal year-end from January 31 or change its method of determining fiscal quarters; provided that, the Loan Parties and their Restricted Subsidiaries may change their fiscal year-end (and make corresponding changes to their method of determining fiscal quarters), subject to such adjustments to this Agreement as the Borrower Representative and the Administrative Agent shall reasonably agree are necessary or appropriate in connection with such change (and the parties hereto hereby authorize the Borrower Representative and the Administrative Agent to make any such amendments to this Agreement as they jointly deem necessary to give effect to the foregoing).

Section 6.12Fixed Charge Coverage Ratio.  During any FCCR Test Period, the Loan Parties will not permit the Fixed Charge Coverage Ratio determined as of the last day of each period of twelve consecutive fiscal months of Holdings ending during such FCCR Test Period, to be less than 1.00 to 1.00.

For purposes of determining compliance with the covenant set forth in this Section 6.12 (the “Financial Covenant”), any cash equity contribution (which equity shall be common equity, Qualified Equity Interests or other equity (other than Disqualified Capital Stock) (such other equity to be on terms reasonably acceptable to the Administrative Agent)) made to Holdings, directly or indirectly, by one or more of its stockholders after the beginning of the relevant fiscal month and on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered for such fiscal month pursuant to Section 5.01(a) or 5.01(b)(i), as applicable, (the “Cure Expiration Date”) will, at the written direction of Holdings, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with the Financial Covenant at the end of such fiscal month and applicable subsequent periods which include such fiscal month (and shall not be included in the calculation of Consolidated EBITDA for any other purpose) (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (A) there shall be no more than two (2) fiscal months in each twelve (12) consecutive fiscal month period in respect of which a Specified Equity Contribution is made, (B) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause Holdings to be in compliance with the Financial Covenant, (C) no more than five (5) Specified Equity Contributions shall be made during the term of this Agreement, (D) all Specified Equity Contributions shall be disregarded in the calculation of Consolidated EBITDA for purposes of determining any financial ratio-based conditions or any baskets with respect to any other covenants contained in this Agreement and (E) there shall be no pro forma or other reduction in Indebtedness with the proceeds of any Specified Equity Contribution for purposes of determining compliance with the Financial Covenant for the fiscal month in respect of which such Specified Equity Contribution is made and all applicable subsequent period which include such fiscal month.  If, after the making of the Specified Equity Contribution and the recalculations of Consolidated EBITDA pursuant to the preceding paragraph, Holdings shall then be in compliance with the Financial Covenant, Holdings shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date.

Neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of the Administrative Agent, any Lender or any Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy pursuant to Article VII, the other Loan Documents or applicable law prior to the Cure Expiration Date solely on the basis of an Event of Default having occurred and continuing under this Section 6.12 (except to the extent that the Borrower Representative has confirmed in writing that it does not intend to provide a Specified Equity Contribution).

Section 6.13Canadian Pension Plans.  None of the Loan Parties shall, without the consent of the Administrative Agent, maintain, administer, contribute or have any liability in respect of any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada) or acquire an interest in any Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of any Canadian Defined Benefit Plan.

ARTICLE VII

Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a)the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)any representation or warranty made or deemed made by or on behalf of any Loan Party or any Restricted Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been materially incorrect when made or deemed made;

(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to Holdings’ or any Borrowers’ existence), 5.08 or in Article VI;

(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) five (5) Business Days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice may be given by the Administrative Agent acting independently, and shall be given by the Administrative Agent acting at the request of the Required Lenders) if such breach relates to terms or provisions of Section 5.01(f) (other than in the case of weekly Borrowing Base Certificate delivery requirements) of this Agreement or Article VII of either Security Agreement, (ii) two (2) Business Days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice may be given by the Administrative Agent acting independently, and shall be given by the Administrative Agent acting at the request of the Required Lenders) if such breach relates to terms or provisions of Section 5.01(f) (solely with respect to weekly Borrowing Base Certificate delivery requirements) of this Agreement, (iii) five (5) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice may be given by the Administrative Agent acting independently, and shall be given by the Administrative Agent acting at the request of the Required Lenders) if such breach relates to terms or provisions of Section 5.02 (other than Section 5.02(a)) of this Agreement, (iv) fifteen (15) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice may be given by the Administrative Agent acting independently, and shall be given by the Administrative Agent acting at the request of the Required Lenders) if such breach relates to terms or provisions of Section 5.10 of this Agreement, (v) thirty (30) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice may be given by the Administrative Agent acting independently, and shall be given by the Administrative Agent acting at the request of the Required Lenders) if such breach relates to terms or provisions of any other Section of this Agreement or any other Loan Document;

(f)any Loan Party or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and any grace period therefor shall have passed;

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that, this clause (g) shall not apply to (i) Indebtedness outstanding under any Swap Agreements that becomes due pursuant to a termination event or equivalent event under the terms of such Swap Agreements, (ii) secured Indebtedness that becomes due, is mandatorily prepayable or subject to any prepayment, repurchase, redemption or defeasance requirement prior to the scheduled maturity thereof as a result of a Disposition or an Event of Loss with respect to the property or assets securing such Indebtedness, (iii) Indebtedness that is convertible into Equity Interests and converts to Equity Interests in accordance with its terms or (iv) any Indebtedness permitted to exist or be incurred under the terms of this Agreement that is required to be repurchased, prepaid, defeased, redeemed or satisfied (or as to which an offer to repurchase, prepay, defease, redeem or satisfy is required to be made) in connection with any asset sale event, casualty or condemnation event, accumulation of excess cash flow or other customary mandatory prepayment provisions relating to individual asset sales in such Indebtedness giving rise to such requirement to offer or prepay, repurchase, defease, redeem or satisfy and which do not, in any event, arise from a change of control and which do not result in any default thereunder;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, arrangement or other relief in respect of any Loan Party or any Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, monitor, sequestrator, conservator or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)any Loan Party or any Material Subsidiary shall (i) voluntarily commence any plan of arrangement, proposal or proceeding, or make an assignment into bankruptcy or file any petition seeking liquidation (other than as permitted under the Loan Documents), reorganization or other relief under any federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, monitor, sequestrator, conservator or similar official for such Loan Party or Material Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against any Loan Party, any Restricted Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Restricted Subsidiary of any Loan Party to enforce any such judgment;

(k)(i) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or (ii) a Canadian Pension Event shall have occurred which, in the Administrative Agent’s determination, constitutes grounds for the termination under any applicable law, of any Canadian Pension Plan or for the appointment by the appropriate Governmental Authority of a trustee for any Canadian Pension Plan, or if any Canadian Pension Plan shall be terminated or any such trustee shall be requested or appointed, or if a Loan Party or any of its Subsidiaries is in default with respect to payments to a Multiemployer Plan or Canadian Pension Plan resulting from their complete or partial withdrawal from such Canadian Pension Plan and in each case, any such event could reasonably be expected to have a Material Adverse Effect or Canada Sub is in default of or with respect to any required contributions to a Canadian Pension Plan or a Canadian Union Plan or any Lien arises (except for contribution amounts not yet due) in connection with any Canadian Pension Plan;

(l)a Foreign Pension Event shall have occurred;

(m)a Change in Control shall occur;

(n)the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken by a Loan Party to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

(o)except as permitted by the terms of the Loan Documents, (i) any Collateral Document shall for any reason fail to create a valid security interest in any portion of the Collateral purported to be covered thereby having a value in excess of $35,000,000 or (ii) other than as a result of the failure of the Administrative Agent to take any action within its control to maintain perfection of the Liens created in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents (excluding any action based on facts or circumstances for which the Administrative Agent has not been notified in accordance with the provisions of the Loan Documents), any Lien on any portion of the Collateral having a value in excess of $35,000,000 shall cease to be a perfected Lien; or

(p)any material provision of any Loan Document (other than a Collateral Document) for any reason ceases to be valid, binding and enforceable against any Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.  Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent.

Section 8.01Authorization and Action.

(a)Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grant to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf.   Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)The Administrative Agent is hereby authorized to enter into any Customary Intercreditor Agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that such Customary Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of such Customary Intercreditor Agreement and (b) hereby authorizes and instructs the Administrative Agent to enter into such Customary Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, each Lender hereby authorizes the Administrative Agent to enter into (i) subject to Section 9.02(c), any amendments to any Customary Intercreditor Agreement and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii), to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by this Agreement.

(c)Each Lender acknowledges and agrees that the Administrative Agent (or one or more of its respective Affiliates) may (but are not obligated to) act as the “Representative” or like term under a Customary Intercreditor Agreement.  Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

(d)Without limiting the powers of the Administrative Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Québec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent and, to the extent necessary, ratifies the appointment and authorization of the Administrative Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Québec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec.  The Attorney shall:  (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and Loan Parties.  Any person who becomes a Secured Party shall, by its execution of an Assignment and Acceptance Agreement, be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity.  The substitution of the Administrative Agent pursuant to the provisions of this Article VIII also constitute the substitution of the Attorney.

(e)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank or any Secured Party or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(g)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(h)None of any Co-Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(i)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

(j)Other than as expressly set forth in this Article, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrowers’ right to consent pursuant to and subject to the conditions set forth in this Article, no Loan Party nor any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

Section 8.02Administrative Agent’s Reliance, Indemnification, Etc.

(a)Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence, bad faith or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower Representative, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral.

(c)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Loan Parties), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or any Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Section 8.03The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans) and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or any other Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, an Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Loan Parties or any Subsidiary of a Loan Party or other Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

Section 8.04Successor Administrative Agent.

(a)The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower Representative, whether or not a successor Administrative Agent has been appointed.  Upon any such resignation, the Required Lenders shall have the right, to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor

Administrative Agent which shall be a bank with an office in New York, New York or an Affiliate of any such bank.  In either case, such appointment shall be subject to the prior written approval of the Borrower Representative (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent.  Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank.  Following the effectiveness of the Administrative Agent's resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Section 8.05Acknowledgements of Lenders and Issuing Bank.

(a)Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, or any other Lender , or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder.

(c)Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to a Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys' fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 8.06Collateral Matters.

(a)Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(b)In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral

Section 8.07Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.  Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 8.08Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of

PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent and each Arranger, Co-Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 8.09Flood Laws. JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws.  However, JPMCB reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

ARTICLE IX

Miscellaneous.

Section 9.01Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic System (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile (or, in the case of clause (iii) below, e-mail), as follows:

(i)if to any Loan Party, to the Borrower Representative at:

c/o G-III Apparel Group, Ltd.

512 Seventh Avenue

New York, New York  10018

Attention: Neal Nackman, Chief Financial Officer

Facsimile No: (212) 719-0921

(ii)if to the Administrative Agent (other than for purposes of a notification of the DQ List), JPMCB in its capacity as an Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:

925 Westchester Avenue, Suite 300

White Plains, New York 10604

Attention: Donna DiForio

G-III Leather Fashions Account Officer

Facsimile No: (914) 949-4871

(iii) if to the Administrative Agent for purposes of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com; and

(iv)if to any other Lender or Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)Notices and other communications to any Loan Party, the Lenders and the Issuing Banks hereunder may be delivered or furnished using Electronic Systems or Approved Electronic Platforms, as applicable, or pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)The Loan Parties agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(e)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and each Loan Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and each Loan Party hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution; provided that, in the event that the Approved Electronic Platform is used to make Communications of Information and Holdings or the Company reasonably believe that any such Approved Electronic Platform is no longer secure, after notification by the Borrower Representative to the Administrative Agent thereof, no further Communication of Information shall be made through such Approved Electronic Platform.

(f)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY

LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(g)Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or such Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(h)Each of the Lenders, each Issuing Bank and each Loan Party agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

Nothing herein shall prejudice the right of the Administrative Agent, any Lender, any Loan Party or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.02Waivers; Amendments.

(a)No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

(b)Except as provided in Section 2.09 with respect to increases in Commitments, Section 2.14(c) and (d),  Section 2.24 with respect to Extended Commitments, Section 6.11 with respect to changes in fiscal year-end or method of determining fiscal quarters or otherwise as expressly stated in this Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided that, no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender);

(ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (it being agreed that the waiver of the default interest margin referred to in Section 2.13(d) shall only require the consent of Required Lenders), or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii));

(iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby;

(iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (including any such Lender that is a Defaulting Lender);

(v) change the definition of “Borrowing Base” (or any defined terms used therein) in a manner that makes more credit available, increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, in each case, without the written consent of the Supermajority Lenders (it being understood that the Administrative Agent may from time to time in its Permitted Discretion (A) increase or decrease any Net Orderly Liquidation Value percentage based upon results of inventory appraisals received by the Administrative Agent and (B) impose, remove, increase or decrease Reserves (other than the Royalty Reserve or the Maturity Reserve, which will be imposed automatically));

(vi) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby;

(vii) release all or substantially all of the Loan Guarantors from their obligations under the Loan Guaranty (except as otherwise permitted herein), without the written consent of each Lender (other than any Defaulting Lender); or

(viii) except as provided in clause (d) of this Section, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender);

provided further that, no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender); provided further that no such agreement shall amend or modify the provisions of Section 2.07 or any letter of credit application and any bilateral agreement between the Borrower Representative and any Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between any Borrower and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such Issuing Bank.  The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c)Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof (provided that, for the avoidance of doubt, no Lender shall be required to participate in any such credit facilities without its prior written consent) and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders. The Administrative Agent may not enter into any amendments, waivers or modifications of any Intercreditor Agreement without the written consent of the Required Lenders.  In addition, notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower Representative and the Administrative Agent may enter into amendments to this Agreement and the other Loan Documents in accordance with Section 2.24, and such amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents (and the Administrative Agent may enter any new or replacement intercreditor agreement or amend, supplement or modify any existing intercreditor agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent to effect the terms of Section 2.24, or to effect the joinder thereto of any successor agent or similar agent under Notes Agreement or any agreement or instrument evidencing any Permitted Additional Equal Priority Obligations secured by Liens described in Section 6.02(a)(ii)), in each case, without any further action or consent of any other party to any Loan Document.

(d)The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent to automatically release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral, and such Liens shall be automatically released (i) at such time as the Commitments shall have terminated, no Letters of Credit shall be outstanding (unless any outstanding Letters of Credit shall have been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank), and all Secured Obligations (other than Banking Services Obligations, Swap Agreement Obligations and Unliquidated Obligations, in each case, not then due and payable) shall have been paid in full in cash (the conditions set forth in this clause (i), collectively, the “Final Release Conditions”), (ii) constituting property being sold or disposed of in compliance with the terms of this Agreement, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII, (v) with respect to any Collateral upon such Collateral becoming Excluded Collateral, (vi) with respect to any Fixed Asset Priority Collateral upon the release of such Collateral provided pursuant to Section 5.1 of the ABL/Fixed Asset Intercreditor Agreement, (vii) any release of ABL Priority Collateral provided pursuant to Section 5.1 of the ABL/Fixed Asset Intercreditor Agreement if the release of such Liens is approved, authorized or ratified in writing by the Required Lenders (or such higher percentage of the Lenders whose consent may be required in accordance with Section 9.02) or (viii) if such Liens were granted by any Loan Party with respect to which 100% of its Equity Interests have been disposed of (other than to a Loan Party) in a transaction permitted pursuant to Section 6.05.  Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders (or such higher percentage of the Lenders whose consent may be required in accordance with Section 9.02); provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $10,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry).  The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent to automatically release all Loan Guarantors from their obligations under the Loan Guaranty (and such Loan Guarantors shall be automatically released) upon satisfaction of the Final Release Conditions.  The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent to automatically release any Loan Guarantor from its obligation under the Loan Guaranty, and such Loan Guarantor shall be automatically released from such obligation, if 100% of the Equity Interests of such Loan Guarantor have been disposed of (other than to a Loan Party) in a transaction permitted pursuant to Section 6.05.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent. No Person shall have any voting rights under any Loan Document solely as a result of the existence of any Swap Agreement Obligations or Banking Services Obligations owed to it.  For the avoidance of doubt, no release of Collateral or Loan Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of any Swap Agreement Obligations or Banking Services Obligations or the discharge of any Swap Agreement Obligations or Banking Services Obligations.  A Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Collateral Documents in Collateral owned by such Loan Party shall be automatically released upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Party ceases to be a Loan Party (including by becoming an Excluded Subsidiary, pursuant to a merger with a Subsidiary that is not a Loan Party or a designation or conversion as an Unrestricted Subsidiary, in each case in a transaction permitted by, and pursuant to, this Agreement); provided that, Loan Parties shall not be automatically released pursuant to the foregoing provisions upon becoming an Immaterial Subsidiary unless the Borrower Representative notifies the Administrative Agent in writing that it wishes to release such Person as a Loan Party.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to and shall take any action requested by the Borrower Representative having the effect of releasing any Collateral (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or (ii) under the circumstances described in this Section 9.02(d).  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release the interest of the Administrative Agent held for the benefit of the Secured Parties in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents pursuant to this Section 9.02.  In connection with any termination, release or subordination pursuant to this Section 9.02, the Administrative Agent, at the request of a Responsible Officer of the

Borrower Representative, shall execute and deliver to the Borrower Representative, and file, register and record, at the Borrower Representative’s expense, all documents and to such further acts as the Borrower Representative shall reasonably request to evidence such termination, release or subordination.

(e)If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers, the Administrative Agent and the Issuing Banks shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(f)Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Administrative Agent may enter into or amend any Customary Intercreditor Agreement (or enter into any replacement thereof) or Collateral Document (or enter into any replacement thereof), including a collateral trust agreement, in connection with the incurrence of any Indebtedness permitted under Section 6.01 to provide that any trustee, administrative agent, collateral agent, security agent or similar agent under any indenture or other agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, acting on behalf of the holders of such Indebtedness, shall become a party thereto and shall have the rights to share in the Collateral on an equal priority basis with, or junior basis to, as applicable, the Secured Obligations; provided that, no such additional or replacement Collateral Document (including any collateral trust agreement) or amendment thereto shall adversely affect the priority of the security interests securing the Secured Obligations or otherwise materially and adversely affect the interests of the Secured Parties.

(g)Notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower Representative only, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any technical, typographical or other manifest error in any Loan Document. Any such amendment modification or supplement shall become effective if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of notice thereof.

Section 9.03Expenses; Indemnity; Damage Waiver.

(a)The Loan Parties shall, jointly and severally, pay (i) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facility provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented or invoiced out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that, for purposes of this clause (iii), the Lenders (but not the Administrative Agent or any Issuing Bank) shall be limited to one counsel together for the Lenders as a group so long as any Lender has not, in good faith (and based on advice of counsel for such Lender) reasonably determined that its interests conflict sufficiently with those of the other Lenders to warrant the employment of separate counsel for such Lender, in which case such Lender shall be paid, or reimbursed for payment of the fees, charges and disbursements of such separate counsel.  Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees costs and expenses incurred in connection with:

(i)insurance reviews and, subject to Section 5.10(a), appraisals;

(ii)subject to Section 5.10(b), field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(iii)background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv)Taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens; and

(v)costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b)The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of or relating to any claim or any litigation or other proceedings that relate to (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party or a Restricted Subsidiary, or any Environmental Liability related in any way to any Loan Party or a Restricted Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties or (ii) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role hereunder or under any other Loan Document and other than any claims arising out of any act or omission of Holdings or any of its affiliates). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Loan Parties’ failure to pay any such amount shall not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or the Issuing Bank in its capacity as such.

(d)To the extent permitted by applicable law, no Loan Party or Indemnitee shall assert, and each hereby waives, any claim against any Loan Party or Indemnitee (i) for any damages arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials obtained through any Platform or other information transmission systems in connection with the Loan Documents or the transactions contemplated thereby unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(e)All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor.

Section 9.04Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)the Borrower Representative, provided that, no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Payment or Bankruptcy Event of Default has occurred and is continuing, any other assignee;

(B)the Administrative Agent;

(C)each Issuing Bank; and

(D)the Swingline Lender.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) the Borrowers, any of their Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and any information and documentation required under Section 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended, successor or final version).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)Disqualified Institutions.

(i)  No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower Representative has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Institutions” referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower Representative of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii)  If any assignment or participation is made to any Disqualified Institution without the Borrower Representative’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower Representative may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)  Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Borrower Representative, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B)(x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)  The Administrative Agent shall have the right, and the Borrower Representative hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower Representative and any updates thereto from time to time (collectively, the “DQ List”) on a Platform, including that portion of such Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v)  The Administrative Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, neither the Administrative Agent nor any Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.

Section 9.05Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06Counterparts; Integration; Effectiveness; Electronic Execution.

(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent  and (ii) increases or reductions of the Issuing Bank Sublimit of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, each of the parties hereto shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any other party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature  shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement,  any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any such Person for any Liabilities arising solely from such Person’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any party hereto to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.07Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time due and owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Loan Guarantor against any of and all the Secured Obligations held by such Lender and then due and owing, irrespective of whether or not such Lender shall have made any demand under the Loan Documents.  The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09Governing Law; Jurisdiction; Consent to Service of Process.

(a)This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER

AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) on a confidential basis to (1) any rating agency in connection with rating Holdings or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower Representative or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers.  For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY, AND ITS AFFILIATES, THE OTHER LOAN PARTIES AND  THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.13Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein.  Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act and the requirements of the Beneficial Ownership Regulation hereby notifies each Loan Party that, pursuant to the requirements of the USA Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations.

Section 9.15Canadian Anti-Money Laundering Legislation.  (a) Each Loan Party acknowledges that, pursuant to the Canadian Anti-Money Laundering & Anti-Terrorism Legislation and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, any Issuing Bank or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of the Loan Parties for the purposes of applicable AML Legislation, then the Administrative Agent:

(i)shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(ii)shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that neither the Administrative Agent nor any other Agent has any obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

Section 9.16[Intentionally Omitted].

Section 9.17Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control.  Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

Section 9.20Intercreditor Agreements.

(a)Each of the Lenders hereby acknowledges that it has received and reviewed the ABL/Fixed Asset Intercreditor Agreement and agrees to be bound by the terms thereof as if such Lender was a signatory thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby (a) acknowledges that JPMCB is acting under the ABL/Fixed Asset Intercreditor Agreement as the “ABL Agent” and JPMCB is or may be a Lender hereunder and/or the Notes Agreement and (b) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Administrative Agent any claims, cause of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs the Administrative Agent to enter into the ABL/Fixed Asset Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of the ABL/Fixed Asset Intercreditor Agreement.

(b)Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by the Administrative Agent hereunder or under any other Loan Document are subject to the provisions of the ABL/Fixed Asset Intercreditor Agreement. In the event of any conflict between the terms of the ABL/Fixed Asset Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the ABL/Fixed Asset Intercreditor Agreement shall govern and control with respect to any right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Administrative Agent (and the Lenders) shall be subject to the terms of the ABL/Fixed Asset Intercreditor Agreement, and until the Discharge of Fixed Asset Obligations (as defined in the ABL/Fixed Asset Intercreditor Agreement), any obligation of any Loan Party hereunder or under any other Loan Document with respect to the delivery or control of any of the Fixed Asset Priority Collateral, the novation of any Lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case, with respect to the Fixed Asset Priority Collateral, shall be deemed to be satisfied if the Loan Party complies with the requirements of the similar provision of the applicable Notes Documents. Until the Discharge of Notes Obligations and subject to the express terms of the Loan Documents, delivery of any Fixed Asset Priority Collateral to the applicable agent pursuant to the applicable Notes Documents and the ABL/Fixed Asset Intercreditor Agreement or other applicable intercreditor agreement shall satisfy any delivery requirement hereunder or under any other Loan Document.

(c)Without limiting the authority granted to the Administrative Agent in Article VIII hereof or any other provision of this Section 9.20, each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs the Administrative Agent to enter into any Intercreditor Agreement on behalf of such Lender, agrees to be bound by the terms thereof as if such Lender was a signatory thereto and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control.

Section 9.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions .  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.22No Fiduciary Duty, etc. (a) Each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Loan Party with respect to the Loan Documents and the transactions contemplated herein and  therein and not as a financial advisor or a fiduciary to, or an agent of, any Loan Party or any other person.  Each Loan Party agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby.  Additionally, each Loan Party acknowledges and agrees that no Credit Party is advising any Loan Party as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction.  Each Loan Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Loan Party with respect thereto.

(b)Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Loan Party and other companies with which any Loan Party may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which a Loan Party may have conflicting interests regarding the transactions described herein and otherwise.  No Credit Party will use confidential information obtained from any Loan Party by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Loan Party in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies.  Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Loan Party, confidential information obtained from other companies

Section 9.23Acknowledgement Regarding Any Supported QFCs To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit

Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X

Loan Guaranty.

Section 10.01Guaranty.  Each Loan Guarantor (other than those that have delivered a separate Guarantee) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (collectively, the “Guaranteed Obligations”); provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor).  Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03No Discharge or Diminishment of Loan Guaranty.

(a)Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(b)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

Section 10.04Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person.  Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.  The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05Rights of Subrogation.  No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.

Section 10.06Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.07Information.  Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, the Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08[Reserved].

Section 10.09Taxes.  Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law.  If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.

Section 10.10Maximum Liability .  Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.  In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

Section 10.11Contribution .

(a)To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen), and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, and this Agreement, the Swap Agreement Obligations and the Banking Services Obligations have terminated, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon satisfaction of the Final Release Conditions.

Section 10.12Liability Cumulative.  The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until satisfaction of the Final Release Conditions.  Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI

The Borrower Representative.

Section 11.01Appointment; Nature of Relationship.  The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents.  The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI.  Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower(s), provided that, in the case of a Revolving Loan, such amount shall not exceed Availability.  The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

Section 11.02Powers.  The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

Section 11.03Employment of Agents.  The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

Section 11.04Notices.  Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Unmatured Default hereunder referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”.  In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders.  Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05Successor Borrower Representative.  Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative.  The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

Section 11.06Execution of Loan Documents; Borrowing Base Certificate.  The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Borrowing Base Certificates and the Compliance Certificates.  Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

Section 11.07Reporting.  Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificate required pursuant to the provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

G-III LEATHER FASHIONS, INC.

By: ________________________

Name: Neal S. Nackman

Title: Vice President – Finance

RIVIERA SUN, INC.

By: ________________________

Name:

Title:

AM RETAIL GROUP, INC.

By: ________________________

Name: Neal S. Nackman

Title: Vice President – Finance

THE DONNA KARAN COMPANY STORE LLC

By: ________________________

Name:

Title:

HOLDINGS:

G-III APPAREL GROUP, LTD.

By: ________________________

Name: Neal S. Nackman

Title: Chief Financial Officer and Treasurer

CANADA SUB:

G-III APPAREL CANADA ULC

By: ________________________

Name: Neal S. Nackman

Title: Vice President – Finance

ADDITIONAL LOAN GUARANTORS:

DONNA KARAN INTERNATIONAL INC.

By: ________________________

Name:

Title:

GABRIELLE STUDIO, INC.

By: ________________________

Name:

Title:

DONNA KARAN STUDIO LLC

By: ________________________

Name:

Title:

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A., individually as a Lender, as Swingline Lender, as an Issuing Bank and as Administrative Agent

By: ________________________

Name:

Title: Duly Authorized Officer

[OTHER LENDERS], individually as a Lender [and as an Issuing Bank]

By: ________________________

Name:

Title:

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Effective Date, it is no longer a party to the Existing Credit Agreement or any of the “Loan Documents” (as defined therein) and is not a party to this Agreement other than for the sole purpose of provisions of Section 1.08 expressly applicable to it.

[__________], as a Departing Lender

By

Name:

Title:

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$85,000,000
Barclays Bank PLC	$70,000,000
Bank of America, N.A.	$70,000,000
Capital One, National Association	$70,000,000
Wells Fargo Bank, N.A.	$70,000,000
HSBC Bank USA, National Association	$50,000,000
U.S. Bank National association	$50,000,000
KeyBank National Association	$50,000,000
TD Bank, N.A.	$50,000,000
Citizens Bank, N.A.	$35,000,000
The CIT Group/Commercial Services, Inc.	$25,000,000
Israel Discount Bank of New York	$25,000,000
Total	$650,000,000

EXHIBIT A

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:______________________________

2.Assignee:______________________________

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.Borrowers: G-III Leather Fashions, Inc. and the other Borrowers from time to time party to the Credit Agreement referred to below

4.Administrative Agent:JPMorgan Chase Bank, N.A., as the administrative agent under the

Credit Agreement

5. Credit Agreement:

The $650,000,000 Second Amended and Restated Credit Agreement dated as of August 7, 2020 among G-III Leather Fashions, Inc., a New York corporation, the other Loan Parties party thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

1 Select as applicable.

6.Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________

Title:

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and]3 Accepted:

JPMORGAN CHASE BANK, N.A., as

Administrative Agent[, an Issuing Bank and as Swingline Lender]4

By_________________________________

Title:

[Consented to:]4

[NAME OF RELEVANT PARTY]

By________________________________

Title:

3 To be added only if the consent of the Administrative Agent, Issuing Bank or Swingline Lender, as applicable, is required by the terms of the Credit Agreement.

4 To be added only if the consent of the Borrower Representative and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1

ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v)  the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (v) if it is a Non U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[FORM OF]
BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

277 Park Avenue, 22nd Floor
New York, New York 10172
Attention: Donna DiForio
Facsimile: (646) 534-2274

Re: G-III Leather Fashions, Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of August 7, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among G-III Leather Fashions, Inc. (the “Borrower Representative”), the other Loan Parties party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower Representative hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith the Borrower Representative specifies the following information with respect to such Borrowing requested hereby:

1.	Name of applicable Borrower(s): __________
2.	Aggregate principal amount of Borrowing:[1] __________
3.	Date of Borrowing (which shall be a Business Day): __________
4.	Type of Borrowing (ABR or ~~Eurodollar~~Term Benchmark): __________
5.	Interest Period and the last day thereof (if a ~~Eurodollar~~Term Benchmark Borrowing):[2] __________

[Signature Page Follows]

1 Not less than applicable amounts specified in Section 2.02(c).

2 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

The undersigned hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and]3 4.02 of the Credit Agreement are satisfied as of the date hereof.

Very truly yours,

G-III LEATHER FASHIONS, INC.,
as the Borrower Representative

By:
Name:
Title:

3 To be included only for Borrowings on the Effective Date.

EXHIBIT C

[FORM OF]

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of August 7, 2020 (as amended, modified, renewed or extended from time to time, the “Agreement”) among  G-III Leather Fashions, Inc. (the “Borrower Representative”), G-III Apparel Group, Ltd. (“Holdings”), the other Loan Parties, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, ON ITS BEHALF AND ON BEHALF OF THE BORROWERS, THAT:

1.I am the duly elected                     of Holdings;

2.  I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its consolidated Subsidiaries during the accounting period covered by the attached financial statements [for quarterly or monthly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3. The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;

4.I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by [Section 4.15] of the Security Agreement;

5. [for quarterly or annual financial statements add: Schedule I attached hereto sets forth calculations of (i) the Fixed Charge Coverage Ratio (x) demonstrating compliance with Section 6.12 of the Credit Agreement if a FCCR Test Period is in effect or (y) for informational purposes only if a FCCR Test Period is not then in effect and (ii) the Total Leverage Ratio, in each case for the Test Period ended on the last day of the period applicable to the financial statements delivered concurrently with this Compliance Certificate, all of which calculations and the data provided in connection therewith are true, complete and correct; and]

6.Schedule II hereto sets forth (i) the computations necessary to determine the Applicable Rate commencing on the Business Day this Compliance Certificate is delivered and (ii) the Category from the definition of Applicable Rate determined by the computations.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this     day of              ,       .

G-III APPAREL GROUP, LTD.

By:

Name:

Title:

SCHEDULE I

Calculations of Fixed Charge Coverage Ratio and Total Leverage Ratio

SCHEDULE II

Applicable Rate Calculation

(i)	Computation: _____________

(ii)	Category from Grid in Definition of Applicable Rate: ________________

EXHIBIT D

[FORM OF]

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of __________, ____, 20__, is entered into between ________________________________, a _________________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Second Amended and Restated Credit Agreement dated as of August 7, 2020 (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”) among G-III Leather Fashions, Inc. (the “Company”), the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent for the Lenders.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 10.10 and 10.13 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4.The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:

Name:

Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative

Agent

By:

Name:

Title:

EXHIBIT E

[FORM OF ABL/ FIXED ASSET INTERCREDITOR AGREEMENT]

[Attached.]

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of August 7, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among G-III Leather Fashions, Inc. (the “Borrower Representative”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] By:
Name: Title:

Date: ________, __, 20[ ]

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of August 7, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among G-III Leather Fashions, Inc. (the “Borrower Representative”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name: Title:

Date: ________, __, 20[ ]

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of August 7, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among G-III Leather Fashions, Inc. (the “Borrower Representative”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name: Title:

Date: ________, __, 20[ ]

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of August 7, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among G-III Leather Fashions, Inc. (the “Borrower Representative”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] By:
Name: Title:

Date: ________, __, 20[ ]

EXHIBIT G

[FORM OF]

SOLVENCY CERTIFICATE

To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

I, the undersigned, the Chief Financial Officer of G-III APPAREL GROUP, LTD., a Delaware corporation (“Holdings”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that:

1.This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 4.01(i) of the Second Amended and Restated Credit Agreement, dated as of August 7, 2020, among G-III Leather Fashions, Inc., the other Loan Parties party thereto, the other Loan Parties, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2.For purposes of this certificate, the terms below shall have the following definitions:

(a)“Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of Holdings and its subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)“Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of Holdings and its subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c)“Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Holdings and its subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the loans under the Credit Agreement and the use of proceeds of such loans on the date hereof), determined in accordance with GAAP consistently applied.

(d)“Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of Holdings and its subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of the Credit Agreement, the making of the loans under the Credit Agreement and the use of proceeds of such loans on the date hereof) (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of Holdings.

(e)	“Can pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

Holdings and its subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of the Credit Agreement, the making of the loans under the Credit Agreement and the use of proceeds of such loans on the date hereof) have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

(f)“Do not have Unreasonably Small Capital”

Holdings and its subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of the Credit Agreement, the making of the loans under the Credit Agreement and the use of proceeds of such loans on the date hereof) have sufficient capital to ensure that it is a going concern.

3.For purposes of this certificate, I, or officers of Holdings under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)	I have reviewed the financial statements referred to in Section 3.04 of the Credit Agreement.
(b)	I have knowledge of and have reviewed to my satisfaction the Credit Agreement.
(c)	As chief financial officer of Holdings, I am familiar with the financial condition of Holdings and its subsidiaries.

4.Based on and subject to the foregoing, I hereby certify on behalf of Holdings that after giving effect to the consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the loans under the Credit Agreement and the use of proceeds of such loans on the date hereof), it is my opinion that (i) each of the Fair Value and the Present Fair Salable Value of the assets of Holdings and its subsidiaries taken as a whole exceed their Stated Liabilities and Identified

Contingent Liabilities; (ii) Holdings and its subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) Holdings and its subsidiaries taken as a whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

IN WITNESS WHEREOF, Holdings has caused this certificate to be executed on its behalf by its Chief Financial Officer this [6]th day of August, 2020

G-III APPAREL GROUP, LTD.

By: ____________________________
Name:
Title: Chief Financial Officer

EXHIBIT H

[FORM OF]

INTERCOMPANY SUBORDINATED NOTE

New York
August 7, 2020

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below that is a Loan Party (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Capitalized terms used in this Intercompany Subordinated Note (this “Note”) but not otherwise defined herein shall have the meanings given to them, as applicable, in (i) that certain Indenture, dated as of August 7, 2020 (as the same may be amended, restated, supplemented, replaced, amended and restated or otherwise modified from time to time in accordance with the Intercreditor Agreement, the “Notes Agreement”), among G-III APPAREL GROUP, LTD., a Delaware corporation (the “Issuer”), BARCLAYS BANK PLC, as the [______] (in such capacity together with its successors in such capacity or a similar capacity under any replacement agreement, the “Notes Agent”) and the other parties thereto from time to time, (ii) that certain Second Amended and Restated Credit Agreement, dated as of August 7, 2020 (as the same may be amended, restated, supplemented, replaced amended and restated or otherwise modified from time to time in accordance with the Intercreditor Agreement, the “ABL Credit Agreement” and, together with the Notes Agreement, the “Credit Agreements”), among G-III LEATHER FASHIONS, INC., a New York corporation, RIVIERA SUN, INC., a Delaware corporation, AM RETAIL GROUP, INC., a Delaware corporation and THE DONNA KARAN COMPANY STORE LLC, a New York limited liability company (collectively, the “ABL Borrowers” and, together with the Issuer, the “Borrowers”), the banks, financial institutions and other investors from time to time parties thereto (the “ABL Lenders” and, together with the Tern Loan Lenders, the “Lenders”), JPMORGAN CHASE BANK, N.A., as the Administrative Agent (in such capacity together with its successors in such capacity or a similar capacity under any replacement agreement, the “ABL Collateral Agent” and, together with the Notes Agent, the “Collateral Agents”) and the other agents and guarantors party thereto from time to time and (iii) that certain Intercreditor Agreement dated as of August 7, 2020 (as the same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”), among the ABL Collateral Agent, the Notes Agent, and acknowledged by the Borrowers and the other Guarantors.

This Note shall be pledged by each Payee that is a Loan Party (a “Loan Party Payee”) (i) to the Notes Agent (or agent or designee thereof), for the benefit of the Secured Parties (as defined in the Notes

Agreement, the “Notes Secured Parties”), pursuant to the Security Agreement (as defined in the Notes Agreement, the “Term Loan/Notes Security Agreement”), as collateral security for such Payee’s Fixed Asset Obligations (as defined in the Intercreditor Agreement) and (ii) to the ABL Collateral Agent (or any agent or designee thereof), for the benefit of the Secured Parties (as defined in the ABL Credit Agreement, the “ABL Secured Parties” and, together with the Notes Secured Parties, the “Secured Parties”), pursuant to the U.S. Security Agreement (as defined in the ABL Credit Agreement, the “ABL Security Agreement”), as collateral security for such Payee’s ABL Obligations (as defined in the Intercreditor Agreement).  Each Payee hereby acknowledges and agrees that (i) after the occurrence of and during the continuation of an Event of Default under and as defined in the Notes Security Agreement, the Notes Agent may exercise all rights of the Loan Party Payees with respect to this Note and (ii) after the occurrence of and during the continuation of an Event of Default under and as defined in the ABL Credit Agreement, but subject to the terms of the Intercreditor Agreement and upon written notice to the Borrower from the ABL Collateral Agent, the ABL Collateral Agent may exercise all rights of the Loan Party Payees with respect to this Note.

Upon the commencement of any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relating to any Payor owing any amounts evidenced by this Note to any Loan Party, or to any property of any such Payor, or upon the commencement of any proceeding for voluntary liquidation, dissolution or other winding up of any such Payor, all amounts evidenced by this Note owing by such Payor to any and all Loan Parties shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Fixed Asset Obligations and the ABL Obligations of such Payor until such time as the [Obligations] (as defined in the Notes Agreement) shall have been paid in full (other than any contingent obligation arising thereunder for which a claim has not been asserted) and the satisfaction of the Final Release Conditions (as defined in the ABL Credit Agreement); the Fixed Asset Obligations and the ABL Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”).

(i)In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor (except as expressly permitted by the Credit Agreements), whether or not involving insolvency or bankruptcy, then, if an Event of Default (as defined in either of the Credit Agreements) has occurred and is continuing, until the [Obligations] (as defined in the Notes Agreement) shall have been paid in full (other than any contingent obligation arising thereunder for which a claim has not been asserted) and the satisfaction of the Final Release Conditions, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii)If any Event of Default (as under and defined in either of the Credit Agreements) occurs and is continuing, after prior written notice from the Collateral Agents to the Borrowers, then (x) no payment or distribution of any kind or character shall be made by or on behalf of the

Payor or any other Person on its behalf with respect to this Note and (y) upon the request of the Collateral Agents, no amounts evidenced by this Note owing by any Payor to any Payee that is a Loan Party shall be forgiven or otherwise reduced in any way, other than as a result of payment in full thereof made in cash;

(iii)If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) above before the [Obligations] (as defined in the Notes Agreement) shall have been paid in full (other than any contingent obligation arising thereunder for which a claim has not been asserted) and the satisfaction of the Final Release Conditions, such payment or distribution shall be held in trust (segregated from other property of such Payee) for the benefit of the Collateral Agents, and shall be paid over or delivered in accordance with, the Intercreditor Agreement; and

(iv)Each Payee agrees to file all claims against each relevant Payor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness, and the Collateral Agents shall be entitled to all of such Payee’s rights thereunder. If for any reason a Payee fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Payee hereby irrevocably appoints each Collateral Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Payee’s name to file such claim or, in such Collateral Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the relevant Collateral Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Collateral Agents the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Payee hereby assigns to the Collateral Agents all of such Payee’s rights to any payments or distributions to which such Payee otherwise would be entitled. If the amount so paid is greater than such Payee’s liability hereunder, the Collateral Agents shall pay the excess amount to the party entitled thereto. In addition, each Payee hereby irrevocably appoints each Collateral Agent as its attorney in fact to exercise all of such Payee’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Payor.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Collateral Agents and the other Secured Parties. The Collateral Agents and the other Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and the respective Collateral Agents may, on behalf of itself, and the Secured Parties, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided that the failure of any Payee to record such information shall not affect any Payor's obligations in respect of intercompany Indebtedness extended by such Payee to such Payor.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

It is understood that this Note shall only evidence Indebtedness.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and their respective successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to any other Subsidiary.

From time to time after the date hereof, additional Subsidiaries of Holdings may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page hereto, which shall automatically be incorporated into this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.

In the event either Collateral Agent enters into any Customary Intercreditor Agreement, the Collateral Agents shall be authorized (without the consent of any Lender) to enter into such amendments to this Note as may be necessary to reflect the provisions of such Customary Intercreditor Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

G-III LEATHER FASHIONS, INC.

By: _____________________________
Name:
Title:

G-III APPAREL GROUP, LTD

By: _____________________________
Name:
Title:

AM RETAIL GROUP, INC.

By: _____________________________
Name:
Title:

RIVIERA SUN, INC.

By: _____________________________
Name:
Title:

G-III APPAREL CANADA ULC

By: _____________________________
Name:
Title:

Donna Karan International Inc.

By: _____________________________
Name:
Title:

Gabrielle Studio, Inc.

By: _____________________________
Name:
Title:

The Donna Karan Company Store LLC

By: _____________________________
Name:
Title:

Donna Karan Studio LLC

By: _____________________________
Name:
Title:

EXHIBIT I

FORM OF BORROWING BASE CERTIFICATE

[Attached.]

EXHIBIT J-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [__________], among G-III Leather Fashions, Inc., a New York corporation (the “Company”), [Name of Borrowing Subsidiary], a [__________] (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of August 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary pursuant to Section 2.23 of the Credit Agreement.  In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement.

The New Borrowing Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including, without limitation, (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement.

[INSERT OTHER PROVISIONS REASONABLY REQUESTED BY THE ADMINISTRATIVE AGENT OR ITS COUNSELS OR REQUIRED BY LENDERS AS A CONDITION TO THEIR APPROVAL OF AN APPROVED FOREIGN SUBSIDIARY].

Upon execution of this Borrowing Subsidiary Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent and the satisfaction of the each of the other conditions precedent set forth in Section 2.23 and 4.03 of the Credit Agreement, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof.

This Borrowing Subsidiary Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Borrowing Subsidiary Agreement to be duly executed by their authorized officers as of the date first appearing above.

G-III Leather Fashions, Inc.

By: _________________________________
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By: _________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: _________________________________
Name:
Title:

EXHIBIT J-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.
as Administrative Agent
for the Lenders referred to below
277 Park Avenue, 22nd Floor
New York, NY 10172
Attention: Donna DiForio

[Date]

Ladies and Gentlemen:

The undersigned, G-III Leather Fashions, Inc. (the “Company”), refers to the Second Amended and Restated Credit Agreement, dated as of August 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the other Loan Parties from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [______________] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement.  [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid, any outstanding Letters of Credit have been cash collateralized or backstopped in an amount and on terms reasonably satisfactory to the Administrative Agent, and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full; provided that, the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

[Signature Page Follows]

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

G-III Leather Fashions, Inc.

By:_________________________________
Name:
Title:

EXHIBIT K

[FORM OF]

FACTORED ACCOUNT CERTIFICATE

Accounts as of ___________, 202_ (“Report Date”)

I.	Approved Receivables
Name of Account Debtor	Accounts as of Prior Certificate Report Date	Increase/ (Decrease)	Accounts as of Report Date

[ABC Corp.]	0	0	0

[DEF Corp.]	0	0	0

[GHI Corp.]	0	0	0

TOTAL:	0	0	0
II.	Notification Receivables

Name of Account Debtor	Accounts as of Prior Certificate Report Date	Increase/ (Decrease)	Accounts as of Report Date	Credit Limit Under Factoring Agreement	Excess over Factoring Credit Limit

[XYZ Corp.]	0	0	0	0	0

TOTAL:	0	0	0	0	0

Pursuant to the Second Amended and Restated Credit Agreement, dated as of August 7, 2020 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among G-III Leather Fashions, Inc. (the “Borrower Representative”), the other Borrowers party thereto, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), the Borrower Representative is executing and delivering this Factored Account Certificate (this “Certificate”) to the Administrative Agent.  The Borrower Representative represents and warrants to Administrative Agent, for the benefit of the Secured Parties, that the information set forth in this Certificate is true, complete and correct as of the Report Date set forth above.

________________________________________
Prepared byAuthorized Signature